                                                                     EXHIBIT 2

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                                  TENNECO INC.

                     (TO BE RENAMED TENNECO AUTOMOTIVE INC.)

                                       AND


                             TENNECO PACKAGING INC.

                                NOVEMBER 3, 1999

                                TABLE OF CONTENTS


ARTICLE I

         DEFINITIONS..............................................................................................1
         SECTION 1.01. GENERAL....................................................................................1
         SECTION 1.02. REFERENCES................................................................................15

ARTICLE II

         PRE-DISTRIBUTION TRANSACTIONS;
         CERTAIN COVENANTS.......................................................................................15
         SECTION 2.01. CORPORATE RESTRUCTURING TRANSACTIONS......................................................15
         SECTION 2.02. PRE-DISTRIBUTION STOCK DIVIDEND TO TENNECO................................................15
         SECTION 2.03. CERTIFICATE OF INCORPORATION AND BYLAWS OF PACKAGING......................................15
         SECTION 2.04. ELECTION OF DIRECTORS OF PACKAGING........................................................15
         SECTION 2.05. TRANSFER AND ASSIGNMENT OF CERTAIN LICENSES AND PERMITS...................................16
         SECTION 2.06. TRANSFER AND ASSIGNMENT OF CERTAIN AGREEMENTS.............................................16
         SECTION 2.07. OTHER TRANSACTIONS........................................................................18
         SECTION 2.08. ELECTION OF OFFICERS......................................................................18
         SECTION 2.09. PACKAGING REGISTRATION STATEMENT..........................................................18
         SECTION 2.10. STATE SECURITIES LAWS.....................................................................18
         SECTION 2.11. LISTING APPLICATION.......................................................................18
         SECTION 2.12. CERTAIN FINANCIAL AND OTHER ARRANGEMENTS..................................................19
         SECTION 2.13. DIRECTOR, OFFICER AND EMPLOYEE RESIGNATIONS...............................................19
         SECTION 2.14. TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS
                  DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE...................................................19
         SECTION 2.15.  ANCILLARY AGREEMENTS.....................................................................20
         SECTION 2.16.  DEBT REALIGNMENT.........................................................................20

ARTICLE III

         THE DISTRIBUTION........................................................................................21
         SECTION 3.01. TENNECO ACTION PRIOR TO THE DISTRIBUTION..................................................21
         SECTION 3.02. THE DISTRIBUTION..........................................................................21

ARTICLE IV

         CONDITIONS TO THE DISTRIBUTION..........................................................................22
         SECTION 4.01. CONDITIONS PRECEDENT TO THE DISTRIBUTION..................................................22
         SECTION 4.02. NO CONSTRAINT.............................................................................23
         SECTION 4.03. DEFERRAL OF DISTRIBUTION DATE.............................................................23
         SECTION 4.04. PUBLIC NOTICE OF DEFERRED DISTRIBUTION DATE...............................................23

ARTICLE V

         COVENANTS...............................................................................................24
         SECTION 5.01. FURTHER ASSURANCES........................................................................24
         SECTION 5.02. TENNECO NAME..............................................................................24
         SECTION 5.03. SUPPLIES AND DOCUMENTS....................................................................24
         SECTION 5.04. ASSUMPTION AND SATISFACTION OF LIABILITIES................................................24
         SECTION 5.05. NO REPRESENTATIONS OR WARRANTIES; CONSENTS................................................25

                                                        (i)

         SECTION 5.06. REMOVAL OF CERTAIN GUARANTEES.............................................................26
         SECTION 5.07. PUBLIC ANNOUNCEMENTS......................................................................26
         SECTION 5.08. INTERCOMPANY AGREEMENTS...................................................................27
         SECTION 5.09. TAX MATTERS...............................................................................27
         SECTION 5.10. 1996 AGREEMENTS...........................................................................28
         SECTION 5.11. TENNECO COMMON STOCK......................................................................28

ARTICLE VI

         ACCESS TO INFORMATION...................................................................................28
         SECTION 6.01. PROVISION, TRANSFER AND DELIVERY OF APPLICABLE CORPORATE
                       RECORDS...................................................................................28
         SECTION 6.02. ACCESS TO INFORMATION.....................................................................29
         SECTION 6.03. REIMBURSEMENTS, OTHER MATTERS.............................................................29
         SECTION 6.04. CONFIDENTIALITY...........................................................................29
         SECTION 6.05. WITNESS SERVICES..........................................................................30
         SECTION 6.06. RETENTION OF RECORDS......................................................................31
         SECTION 6.07. PRIVILEGED MATTERS........................................................................31

ARTICLE VII

         INDEMNIFICATION.........................................................................................32
         SECTION 7.01. INDEMNIFICATION BY TENNECO................................................................32
         SECTION 7.02. INDEMNIFICATION BY PACKAGING..............................................................33
         SECTION 7.03. NO INDEMNIFICATION IN RESPECT OF INDEMNITEE'S INVESTMENT..................................33
         SECTION 7.04. LIMITATIONS ON INDEMNIFICATION OBLIGATIONS................................................33
         SECTION 7.05. PROCEDURES FOR INDEMNIFICATION............................................................34
         SECTION 7.06. INDEMNIFICATION PAYMENTS..................................................................37
         SECTION 7.07. OTHER ADJUSTMENTS.........................................................................37
         SECTION 7.08. OBLIGATIONS ABSOLUTE......................................................................38
         SECTION 7.09. SURVIVAL OF INDEMNITIES...................................................................38
         SECTION 7.10. REMEDIES CUMULATIVE.......................................................................38
         SECTION 7.11. COOPERATION OF THE PARTIES WITH RESPECT TO ACTIONS AND THIRD
                       PARTY CLAIMS..............................................................................38
         SECTION 7.12. CONTRIBUTION..............................................................................39
         SECTION 7.13. PROCEDURES WITH RESPECT TO TRANSACTION LIABILITIES........................................40

ARTICLE VIII

         INDEMNIFICATION OF OFFICERS AND DIRECTORS...............................................................40
         SECTION 8.01. INDEMNIFICATION OF OFFICERS AND DIRECTORS.................................................40

ARTICLE IX

         MISCELLANEOUS...........................................................................................41
         SECTION 9.01. COMPLETE AGREEMENT, CONSTRUCTION..........................................................41
         SECTION 9.02. ANCILLARY AGREEMENTS......................................................................41
         SECTION 9.03. COUNTERPARTS..............................................................................41
         SECTION 9.04. SURVIVAL OF AGREEMENTS....................................................................41
         SECTION 9.05. RESPONSIBILITY FOR EXPENSES...............................................................42
         SECTION 9.06. NOTICES...................................................................................43
         SECTION 9.07. WAIVERS...................................................................................43
         SECTION 9.08. AMENDMENTS................................................................................43
         SECTION 9.09. ASSIGNMENT................................................................................43
         SECTION 9.10. SUCCESSORS AND ASSIGNS....................................................................44

                                                       (ii)

         SECTION 9.11. TERMINATION...............................................................................44
         SECTION 9.12. THIRD PARTY BENEFICIARIES.................................................................44
         SECTION 9.13. ATTORNEY FEES.............................................................................44
         SECTION 9.14. TITLE AND HEADINGS........................................................................44
         SECTION 9.15. EXHIBITS AND SCHEDULES....................................................................44
         SECTION 9.16. SPECIFIC PERFORMANCE......................................................................44
         SECTION 9.17. GOVERNING LAW.............................................................................44
         SECTION 9.18. SEVERABILITY..............................................................................45
         SECTION 9.19. SUBSIDIARIES..............................................................................45



                                                       (iii)

                                LIST OF EXHIBITS


 EXHIBIT        DESCRIPTION

       A        -- AUTOMOTIVE BUSINESS PRO FORMA BALANCE SHEET
       B        -- AUTOMOTIVE SUBSIDIARIES
       C        -- CORPORATE RESTRUCTURING TRANSACTIONS
       D        -- DEBT REALIGNMENT PLAN
       E        -- FORM OF HUMAN RESOURCES AGREEMENT
       F        -- PACKAGING BUSINESS PRO FORMA BALANCE SHEET
       G        -- PACKAGING SUBSIDIARIES
       H        -- FORM OF TAX SHARING AGREEMENT
       I        -- SHARED AGREEMENTS
       J        -- EXCEPTIONS TO RESIGNATIONS OF COMMON DIRECTORS,
                     OFFICERS AND EMPLOYEES
       K        -- FORM OF TRANSITION TRADEMARK LICENSE


                                                       (iv)

                             DISTRIBUTION AGREEMENT

         THIS DISTRIBUTION AGREEMENT is made and entered into as of November 3, 1999 by and between Tenneco Inc., a Delaware corporation to be renamed Tenneco Automotive Inc. ("TENNECO"), and Tenneco Packaging Inc., a Delaware corporation ("PACKAGING").

                                    RECITALS

         WHEREAS, the Board of Directors of Tenneco has deemed it appropriate and advisable to:

                  (a) separate and divide the existing businesses of Tenneco so that (i) Packaging and its subsidiaries shall own, directly or indirectly, the Packaging Business (as defined below), and (ii) Tenneco and its remaining subsidiaries shall own, directly or indirectly, the Automotive Business (as defined below);

                  (b) distribute, following consummation of such separation and division as a dividend to the holders of outstanding shares of common stock, par value $.01 per share, of Tenneco (the "TENNECO COMMON STOCK") all of the outstanding shares of common stock, $.01 par value, of Packaging (the "PACKAGING COMMON STOCK"); and

                  (c) change the name of Tenneco Inc. to Tenneco Automotive Inc. upon consummation of the transaction; and


         WHEREAS, each of Tenneco and Packaging has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation, division and distribution and to set forth other agreements that will govern certain other matters prior to and following such separation, division and distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. GENERAL. Unless otherwise defined herein or unless the context otherwise requires, the following terms will have the meanings set forth or referenced below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration tribunal.

         "AFFILIATE" means, when used with respect to a specified Person, another Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For the purpose of this definition, "control" means (i) the ownership or control of more than 50% of the equity interest in any Person, or (ii) the ability to direct or cause the direction of the management or affairs of a Person, whether through the direct or indirect ownership of voting interests, by contract or otherwise.

         "AGENT" means First Chicago Trust Company of New York, or such other trust company or bank designated by Tenneco and Packaging, who shall act as agent for the holders of Tenneco Common Stock in connection with the Distribution.

         "AGREEMENT" means this Distribution Agreement by and between Tenneco and Packaging, including any amendments hereto and each Schedule and Exhibit attached hereto.

         "ANCILLARY AGREEMENTS" means all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by either of the parties hereto or any other member of its respective Group in connection with the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated hereby or thereby, including, without limitation, the following:

                  (i)   the Conveyancing and Assumption Instruments;

                  (ii)  the Human Resources Agreement;

                  (iii) the Tax Sharing Agreement;

                  (iv)  the Insurance Agreement;

                  (v)   the Transition Services Agreement; and

                  (vi)  the Transition Trademark License.

         "AUTOMOTIVE ASSETS" means, collectively, all of the rights and assets owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date, including:

                  (i)  the capital stock of the Automotive Subsidiaries;

                  (ii) all of the assets included on the Automotive Business Pro Forma Balance Sheet which are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date;

                  (iii) all of the assets and rights expressly allocated to Tenneco or any of the Automotive Subsidiaries under this Agreement or any of the Ancillary Agreements;

                  (iv) any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Automotive Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Tenneco or one of its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the Automotive Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the Automotive Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of assets included on the Automotive Business Pro Forma Balance Sheet; and

                  (v)   Tenneco Trademarks and Trade Names;

provided, however, that notwithstanding the foregoing, the Automotive Assets shall not include the Packaging Assets or the capital stock of Packaging.

         "AUTOMOTIVE BUSINESS" means the businesses (other than the Packaging Business or Prior Packaging Business) that, after giving effect to the Corporate Restructuring Transactions, are or were conducted by:

                  (i) Tenneco, the Automotive Subsidiaries or any of the other members of the Automotive Group;


                  (ii) any other division, Subsidiary or investment of Tenneco, or any Automotive Subsidiary or any of the other members of the Automotive Group managed or operated or in existence as of the date of this Agreement or any prior time, unless such other division, Subsidiary or investment is expressly included in the Packaging Group immediately after giving effect to the Corporate Restructuring Transactions; or

                  (iii) any business entity acquired or established by or for Tenneco or any of the Automotive Subsidiaries between the date of the Automotive Pro Forma Balance Sheet and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of Tenneco on the Automotive Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the Automotive Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Automotive Business Pro Forma Balance Sheet.

         "AUTOMOTIVE BUSINESS PRO FORMA BALANCE SHEET" means the column entitled "Consolidated Tenneco Pro Forma" on the Tenneco Unaudited Pro Forma Consolidated Balance Sheet (prepared in accordance with GAAP) as of June 30, 1999 as contained in Packaging's Registration Statement on Form S-4 (File No. 333-82923) filed on October 5, 1999, attached hereto as Exhibit A, other than any amounts reflected in that column for the line items titled "Short-term debt (including current maturities on long-term debt)" and "Long-term debt." The parties agree that the liabilities of each party and its respective Subsidiaries for indebtedness for borrowed money shall be determined pursuant to the Debt Realignment.

         "AUTOMOTIVE GROUP" means Tenneco, the Automotive Subsidiaries and, after giving effect to the Corporate Restructuring Transactions and the Distribution, the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of Tenneco or any of the Automotive Subsidiaries.

         "AUTOMOTIVE INDEMNITEE" means:

                  (i) Tenneco, the Automotive Subsidiaries and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distribution; and

                  (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

         "AUTOMOTIVE LIABILITIES" means, collectively, all of the following Liabilities other than Transaction Liabilities:

                  (i) all of the Liabilities included on the Automotive Business Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

                  (ii) all of the Liabilities which are incurred or which otherwise accrue or are accrued at any time on, prior to, or after the date of the Automotive Business Pro Forma Balance Sheet and which arise or arose out of, or in connection with, the Automotive Assets, Automotive Business or Prior Automotive Business, determined on a basis consistent with the determination of the Liabilities of Tenneco which are included on the Automotive Business Pro Forma Balance Sheet;

                  (iii) all of the Liabilities of Tenneco, each Automotive Subsidiary and each member of the Automotive Group under, or to be retained or assumed by Tenneco, any Automotive Subsidiary or any other member of the Automotive Group pursuant to, the Corporate Restructuring Transactions, the Debt Realignment, this Agreement (including, without limitation, the liabilities arising from the matters allocated to it in the Litigation Letter) or any of the Ancillary Agreements;

                  (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Automotive Business or any Prior Automotive Business;

                  (v) all Automotive Securities Liabilities and Tenneco Securities Liabilities; and

                  (vi) all other Liabilities of Tenneco, of each Automotive Subsidiary and of each other member of the Automotive Group which do not constitute Packaging Liabilities.

         "AUTOMOTIVE RECORDS" has the meaning ascribed to such term in Section 6.01(b) hereof.


         "AUTOMOTIVE SECURITIES LIABILITIES" means any and all Securities Liabilities of Tenneco or any entity that was or is a Subsidiary of Tenneco on or before the Distribution Date arising out of, or in connection with, or relating to any information, data (financial or otherwise, and including pro forma financial data) or disclosures (or any omissions of information, data or disclosures) provided, made or omitted (or alleged to have been provided, made or omitted) on or prior to the Distribution Date to the extent relating to or concerning the business, operations, financial or other results, prospects, plans, potential risks, financing or management of the Prior Automotive Business, Automotive Business, Automotive Assets or Automotive Group before or after the Distribution irrespective of (A) who authored, prepared or provided such information, data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., in writing, orally, electronically, etc.), such information, data, disclosure, section or discussion was provided.

         "AUTOMOTIVE SUBSIDIARIES" means the Subsidiaries of Tenneco set forth on Exhibit B hereto and all other Subsidiaries of Tenneco other than Packaging and the Packaging Subsidiaries.

         "BOOKS AND RECORDS" means all books, records, manuals, agreements and other materials (in any form or medium), including without limitation, all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, accounts records, sales order files, litigation files, computer files, computer disks and tapes, microfiche, tape recordings and photographs.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law.

         "COMMISSION" means the United States Securities and Exchange
         Commission.

         "CONSENTS" has the meaning ascribed to such term in Section 5.05(d) hereof.

         "CONVEYANCING AND ASSUMPTION INSTRUMENTS" means collectively, the various written agreements, instruments and other documents to be entered into to effect the Corporate Restructuring Transactions or to otherwise effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement, the Ancillary Agreements and the Corporate Restructuring Transactions.

         "CORPORATE RESTRUCTURING TRANSACTIONS" means, collectively, (i) each of the distributions, transfers, conveyances, contributions, assignments and other transactions described and set forth on Exhibit C hereto, and (ii) such other distributions, transfers, conveyances, contributions, assignments and other transactions that may be required to be accomplished, effected or consummated by any of Tenneco, Packaging or any of their respective divisions, investments, Subsidiaries or Affiliates in order to separate and divide, in a series of transactions that, to the extent intended to qualify for tax-free treatment under the Code, shall qualify for tax-free treatment under the Code, the existing businesses of Tenneco so that, except as otherwise expressly set forth on Exhibit C hereto:

                   (i) the Packaging Assets shall be owned, directly and indirectly, by Packaging; and

                  (ii) the businesses and assets of Tenneco that remain after the separations and divisions described in clause (i) above, including, without limitation, the Automotive Assets are, after giving effect to the Distribution, owned, directly and indirectly, by Tenneco.

         "DEBT REALIGNMENT" means the repayment, realignment, refinancing, exchange and/or modification of the consolidated indebtedness of Tenneco, as described in Exhibit D attached hereto.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "DISTRIBUTION" means the distribution on the Distribution Date as a dividend to holders of record of outstanding shares of Tenneco Common Stock as of the Distribution Record Date of all of the outstanding Packaging Common Stock owned by Tenneco on the basis provided in Section 3.02 hereof.

         "DISTRIBUTION DATE" means such date as may hereafter be determined by Tenneco's Board of Directors as the date on which the Distribution shall be effected.

         "DISTRIBUTION RECORD DATE" means the close of business on the date determined by the Board of Directors of Tenneco for the purpose of determining the holders of record of outstanding Tenneco Common Stock entitled to participate in the Distribution.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other Governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.), whether now or hereafter in existence, relating to the environment, natural resources or human health and safety or endangered or threatened species of fish, wildlife and plants or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means United States generally accepted accounting principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

         "GOVERNMENTAL AUTHORITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "GROUP" means (i) with respect to Tenneco, the Automotive Group, and
(ii) with respect to Packaging, the Packaging Group.

         "HUMAN RESOURCES AGREEMENT" means the Human Resources Agreement by and between Tenneco and Packaging, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit E.

         "INDEMNIFIABLE LOSSES" means, with respect to any Person, any and all losses, liabilities, penalties, claims, damages, demands, costs and expenses (including, without limitation, reasonable attorneys' fees, investigation expenses and any and all other out-of-pocket expenses, but excluding any punitive or consequential damages) or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by such Person (a) in investigating, preparing for, defending against or otherwise arising out of or in connection with any Actions, any potential or threatened Actions or any Third Party Claims for which such Person would be entitled to indemnification under
Article VII hereof, (b) as a result of the failure to remove as a guarantor or obligor any Person that is contemplated being removed as a guarantor or obligor pursuant to Section 5.06 hereof, or (c) in respect of any other event, occurrence or matter for which such Person would be entitled to indemnification under Article VII hereof, in each case whether accrued or incurred on, before or after the date of this Agreement.

         "INDEMNIFYING PARTY" has the meaning ascribed to such term in
Section 7.04(a) hereof.


         "INDEMNITEE" has the meaning ascribed to such term in Section 7.04(a) hereof.

         "INSURANCE AGREEMENT" means the Insurance Agreement by and between Tenneco and Packaging, which agreement shall be entered into on or prior to the Distribution Date and which shall provide for the separation and administration of existing insurance programs and the purchase of "run-off" policies for fiduciaries and directors and officers.

         "INSURANCE PROCEEDS" means, with respect to any insured party, those monies, net of any applicable premium adjustment retrospectively-rated premium, deductible, retention or cost of reserve paid or held by or for the benefit of such insured, which are either:

                   (i) received by an insured from an insurance carrier; or

                  (ii) paid by an insurance carrier on behalf of an insured.

         "LAW" means any constitutional provision, statute, law, ordinance, rule, regulation, permit, decree, injunction, order, ruling, determination, finding or writ of any Governmental Authority.

         "LIABILITIES" means any and all debts, liabilities, obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive or statutory), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

         "LITIGATION LETTER" means the letter agreement dated November 3, 1999 between Tenneco and Packaging relating to the notice and defense of existing Third Party Claims.

         "NYSE" means the New York Stock Exchange.

         "PACKAGING ASSETS" means, collectively, all of the following rights and assets that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date:

                   (i) the capital stock of the Packaging Subsidiaries;

                  (ii) all of the assets included on the Packaging Business Pro Forma Balance Sheet that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date;

                  (iii) all of the assets and rights expressly allocated to Packaging or any Packaging Subsidiary under this Agreement or any of the Ancillary Agreements; and

                  (iv) any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Packaging Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the Packaging Business Pro Forma Balance Sheet had it been acquired on or prior to the date thereof, determined on a basis consistent with the determination of the assets included on the Packaging Business Pro Forma Balance Sheet.

         "PACKAGING BUSINESS" means the businesses that, after giving effect to the Corporate Restructuring Transactions, are or were conducted by:

                  (i) Packaging, the Packaging Subsidiaries or any of the other members of the Packaging Group; or

                  (ii) any business entity acquired or established by or for Tenneco, Packaging or any of the Packaging Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset on the Packaging Business Pro Forma Balance Sheet, had it been acquired or established on or prior to the date thereof, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Packaging Business Pro Forma Balance Sheet.


         "PACKAGING BUSINESS PRO FORMA BALANCE SHEET" means the column entitled "Packaging Pro Forma Combined" on the Packaging Unaudited Pro Forma Combined Balance Sheet (prepared in accordance with GAAP) as of June 30, 1999 as contained in Packaging's Registration Statement on Form S-4 (File No. 333-82923) filed on October 5, 1999, and attached hereto as Exhibit F other than any amounts reflected in that column for the line items titled "Short-term debt" and "Long-term debt". The parties agree that the liabilities of each party and its respective Subsidiaries for indebtedness for borrowed money shall be determined pursuant to the Debt Realignment.

         "PACKAGING COMMON STOCK" has the meaning ascribed to such term in the Recitals to this Agreement.

         "PACKAGING" has the meaning ascribed to such term in the Recitals to this Agreement.

         "PACKAGING GROUP" means Packaging, the Packaging Subsidiaries and, after giving effect to the Corporate Restructuring Transactions and the Distribution, the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of any of Packaging or any of the Packaging Subsidiaries.

         "PACKAGING INDEMNITEES" means:

                  (i) Packaging, the Packaging Subsidiaries and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distribution; and

                  (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

         "PACKAGING INFORMATION STATEMENT" means the information statement relating to Packaging and the transactions contemplated hereby that was distributed to holders of Tenneco Common Stock.

         "PACKAGING LIABILITIES" means, collectively, all of the following Liabilities other than Transaction Liabilities:

                  (i) all of the Liabilities included on the Packaging Business Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

                  (ii) all of the Liabilities which are incurred or which otherwise accrue or are accrued at any time on, prior to or after the date of the Packaging Business Pro Forma Balance Sheet, and which arise or arose out of, or in connection with the Packaging Assets, Packaging Business or Prior Packaging Business, determined on a basis consistent with the determination of Liabilities of Packaging on the Packaging Business Pro Forma Balance Sheet;


                  (iii) all of the Liabilities of Packaging, each Packaging Subsidiary or any other member of the Packaging Group under, or to be retained or assumed by Packaging, any Packaging Subsidiary or any of the other members of the Packaging Group pursuant to the Corporate Restructuring Transactions, the Debt Realignment, this Agreement (including, without limitation, the liabilities arising from the matters allocated to it in the Litigation Letter) or any of the Ancillary Agreements;

                  (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Packaging Business or Prior Packaging Business;

                  (v)  the Packaging Securities Liabilities; and

                  (vi) all other Liabilities of Packaging, of each Packaging subsidiary and of each member of the Packaging Group that are not expressly included in clauses (i) through (v) of the definition of Automotive Liabilities.

         "PACKAGING RECORDS" has the meaning ascribed to such term in Section 6.01(a) hereof.

         "PACKAGING REGISTRATION STATEMENT" means the Registration Statement on Form 10 filed with the Commission pursuant to the requirements of Section 12 of the Exchange Act and the rules and regulations thereunder in order to register the Packaging Common Stock under Section 12(b) of the Exchange Act.

         "PACKAGING SECURITIES LIABILITIES" means any and all Securities Liabilities of Tenneco or any entity that was or is a Subsidiary of Tenneco on or prior to the Distribution Date arising out of, or in connection with, or relating to any information, data (financial or otherwise, and including pro forma financial data) or disclosures (or any omissions of information, data or disclosures) provided, made or omitted (or alleged to have been provided, made or omitted) on or prior to the Distribution Date to the extent relating to or concerning the business, operations, financial or other results, prospects, plans, potential risks, financing or management of the Prior Packaging Business, Packaging Business, Packaging Assets or Packaging Group before or after the Distribution irrespective of (A) who authored, prepared or provided such information, data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., in writing, orally, electronically, etc.), such information, data, disclosure, section or discussion was provided.

         "PACKAGING SUBSIDIARIES" means the Subsidiaries listed on Exhibit G hereto.

         "PERSON" means any natural person, corporation, business trust, join venture, association, company, partnership, limited liability company or other entity, or any government, or any agency or political subdivision thereof.


         "PRIOR AUTOMOTIVE BUSINESS" means, collectively, the businesses that were conducted by any division, Subsidiary, other business entity or investment of Tenneco (or one of its former Subsidiaries or former Affiliates) that (i) at any time prior to the Distribution Date, were included in the "automotive parts" segment for purposes of segment reporting in any Annual Report on Form 10-K of Tenneco or the entity that, from December 8, 1987 to December 12, 1996, was known as "Tenneco Inc.", and (ii) were sold, transferred or otherwise discontinued or disposed of prior to the Distribution Date.

         "PRIOR PACKAGING BUSINESS" means, collectively, the businesses that were conducted by any division, Subsidiary, other business entity or investment of Tenneco (or one of its former Subsidiaries or former Affiliates) that (i) at any time prior to the Distribution Date were included in the "packaging," "specialty packaging," or "paperboard packaging" segments for purposes of segment reporting in any Annual Report on Form 10-K of Tenneco or the entity that, from December 8, 1987 to December 12, 1996, was known as "Tenneco Inc.", and (ii) were sold, transferred or otherwise discontinued or disposed of prior to the Distribution Date.

         "PRIOR RULINGS" means, collectively, the private letter ruling issued by the Internal Revenue Service on October 30, 1996 with control number PLR-240198-96, and the three private letter rulings supplementing that ruling, issued by the Internal Revenue Service on December 4, 1996 (control number PLR-252639-96), December 5, 1996 (control number PLR-253203-96) and May 27, 1997
(control number PLR-104206-97).

         "PRIVILEGE" has the meaning ascribed to such term in Section 6.07(a) hereof.

         "PRIVILEGED INFORMATION" has the meaning ascribed to such term in
Section 6.07(a) hereof.


         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES LIABILITIES" means any and all losses, liabilities, penalties, claims, damages, demands, costs or expenses or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of or relating in whole or in part to any Action, any potential or threatened Action or any Third Party Claim (or potential or threatened Third Party Claim) by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, Exchange Act, any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar Law.

         "SUBSIDIARY" means, with respect to any Person:

                  (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

                  (ii) any non-corporate entity in which such Person or such Person and one or more Subsidiaries of such Person either (a) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (b) at the date of determination is a general partner or an entity performing similar functions (e.g., manager of a limited liability company or a trustee of a trust).

         "TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, services, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

         "TAX SHARING AGREEMENT" means the Tax Sharing Agreement by and among Tenneco and Packaging, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit H.

         "TENNECO" means Tenneco Inc., a Delaware corporation.

         "TENNECO COMMON STOCK" has the meaning ascribed to such term in the Recitals to this Agreement.

         "TENNECO CORPORATE RECORDS" has the meaning ascribed to such term in
Section 6.01(a) hereof.

         "TENNECO HOLDERS" means the holders of record of outstanding shares of Tenneco Common Stock as of the Distribution Record Date.

         "TENNECO SECURITIES LIABILITIES" means any and all Securities Liabilities of Tenneco or any of its Subsidiaries including, without limitation, Tenneco Automotive Inc., other than Packaging Securities Liabilities, Automotive Securities Liabilities or Transaction Securities Liabilities arising out of, or in connection with, or relating to any information, data (financial or otherwise, and including pro forma financial data) or disclosures (or any omissions of information, data or disclosures) provided, made or omitted (or alleged to have been provided, made or omitted) on or prior to the Distribution Date.

         "TENNECO TRADEMARKS AND TRADE NAMES" means trademarks, service marks, and trade names containing "TENNECO", "TEN", or "TENN" or variations thereof, along with their respective applications and registrations wherever used or registered.

         "TERMINATION DATE" means the date on which this Agreement is terminated pursuant to and in accordance with the provisions of Section 8.11 of this Agreement.

         "THIRD PARTY CLAIM" has the meaning as defined in Section 7.05(a) hereof.

         "TRADEMARK TRANSITION LICENSE" has the meaning ascribed to such term in
Section 5.02 hereof.

         "TRANSACTION EXPENSES" has the meaning ascribed to such term in
Schedule 1 of Exhibit D hereto.

         "TRANSACTION LIABILITIES" means any and all Transaction Securities Liabilities and any and all Liabilities imposed on Tenneco, Packaging, or any member of their respective Group, jointly or severally, arising as a result of the actions taken in connection with or pursuant to this Agreement, any Ancillary Agreement, the Debt Realignment or any of the Corporate Restructuring Transactions that are based on:

                  (i) any violation or alleged violation of the DGCL or any other corporation or other similar business organization Law, to the extent such violation occurred or is alleged to have occurred on or prior to the Distribution Date; or

                  (ii) any violation or alleged violation by any officer or director of any member of the Packaging Group or the Automotive Group of such officer's or director's fiduciary duty as an officer or director, to the extent such violation occurred or is alleged to have occurred on or prior to the Distribution Date.

         "TRANSACTION SECURITIES LIABILITIES" means any and all Securities Liabilities other than Automotive Securities Liabilities or Packaging Securities Liabilities, imposed on Tenneco, Packaging, or any member of their respective Group, jointly or severally, arising out of, or in connection with, or relating to any information, data (financial or otherwise, and including pro forma financial data) or disclosures (or any omissions of information, data or disclosures) provided, made or omitted (or alleged to have been provided, made or omitted) on or prior to the Distribution Date to the extent such Securities Liabilities are incurred in connection with the actions taken in connection with or pursuant to this Agreement, any Ancillary Agreement, the Debt Realignment or any of the Corporate Restructuring Transactions.

         "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement by and between Tenneco and Packaging, which agreement shall be entered into on or prior to the Distribution Date pursuant to which Packaging shall provide certain administrative services to Tenneco after the Distribution Date.

         "1996 AGREEMENTS" means the following agreements, and any amendments thereto:

                  (i) Distribution Agreement, dated November 1, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport News Shipbuilding Inc., as amended (the "1996 DISTRIBUTION AGREEMENT");

                  (ii) Debt and Cash Allocation Agreement, dated December 11, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport News Shipbuilding Inc. (the "1996 DEBT AND CASH ALLOCATION AGREEMENT");

                  (iii) Benefits Agreement, dated December 11, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport News Shipbuilding Inc.;

                  (iv) Insurance Agreement, dated December 11, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport News Shipbuilding Inc.;

                  (v) Tax Sharing Agreement, dated December 11, 1996, by and among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Newport News Shipbuilding Inc., Tenneco Inc. (formerly New Tenneco Inc.) and El Paso Natural Gas Company;

                  (vi) First Amendment to Tax Sharing Agreement, dated as of December 11, 1996, among El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.), Tenneco Inc. (formerly New Tenneco Inc.) and Newport News Shipbuilding Inc.;

                  (vii) Transition Services Agreement, dated June 19, 1996, by and among Tenneco Business Services Inc., El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.) and El Paso Natural Gas Company;

                  (viii) Trademark Transition License Agreement, dated December 11, 1996, by and between Newport News Shipbuilding Inc. and Tenneco Inc. (formerly New Tenneco Inc.) (the "Newport News License"); and

                  (ix) Trademark Transition License Agreement, dated December 11, 1996, by and between Tenneco Inc. (formerly New Tenneco Inc.) and El Paso Tennessee Pipeline Co. (formerly Tenneco Inc.) (the "El Paso License").

         SECTION 1.02. REFERENCES. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement. References to "including" shall be deemed to mean "including, without limitation."

                                   ARTICLE II

                         PRE-DISTRIBUTION TRANSACTIONS;
                                CERTAIN COVENANTS

         SECTION 2.01. CORPORATE RESTRUCTURING TRANSACTIONS. On or prior to the Distribution Date (but in all events prior to the Distribution) and subject to
Section 2.06 below, each of Tenneco and Packaging shall, and shall cause each of their respective divisions, investments, Subsidiaries and Affiliates to, as applicable, take such action or actions as is necessary to cause, effect and consummate the Corporate Restructuring Transactions. Each of Tenneco and Packaging hereby agrees that any one or more of the Corporate Restructuring Transactions may be modified, supplemented or eliminated on or prior to the Distribution Date; provided such modification, supplement or elimination is determined to be necessary or appropriate (i) to divide the existing businesses of Tenneco so that Tenneco's packaging businesses and administrative services operations shall be owned, directly and indirectly, by Packaging, or so that Tenneco's automotive businesses shall be owned, directly and indirectly by Tenneco after giving effect to the Distribution, in each case so long as the ruling from the Internal Revenue Service as described in Section 4.01(d) will not be adversely affected by such modification, supplement, or elimination.

         SECTION 2.02. PRE-DISTRIBUTION STOCK DIVIDEND TO TENNECO. On or prior to the Distribution Date (but in all events prior to the Distribution), Packaging shall issue to Tenneco, as a stock dividend, the number of shares of Packaging Common Stock as is required to effect the Distribution, as certified by the Agent. In connection therewith, Tenneco shall deliver to Packaging for cancellation the share certificate (or certificates) then held by it representing all Packaging Common Stock, and Packaging shall issue a new certificate (or certificates) to Tenneco representing the total number of shares of Packaging Common Stock to be owned by Tenneco after giving effect to such stock dividend.

         SECTION 2.03. CERTIFICATE OF INCORPORATION AND BYLAWS OF
PACKAGING. On or prior to the Distribution Date (but in all events prior to the Distribution), Tenneco and Packaging shall each take all necessary actions so that, as of the Distribution Date, the certificate of incorporation and bylaws of Packaging are amended and/or restated in such manner as is determined appropriate by Tenneco.

         SECTION 2.04. ELECTION OF DIRECTORS OF PACKAGING. On or prior to the Distribution Date, Tenneco, as the sole stockholder of Packaging, shall take all necessary action so that as of the Distribution Date the directors of Packaging will be as set forth in the Packaging Information Statement.

         SECTION 2.05. TRANSFER AND ASSIGNMENT OF CERTAIN LICENSES AND
PERMITS.

         (a) LICENSES AND PERMITS RELATING TO THE PACKAGING BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, Tenneco shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to) duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Packaging Group (as directed by Packaging) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate exclusively to the Packaging

Business but which are held in the name of Tenneco, any member of the Automotive Group, or any of their respective employees, officers, directors, stockholders or agents.

         (b) LICENSES AND PERMITS RELATING TO THE AUTOMOTIVE BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, Packaging shall (and if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to) duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Automotive Group (as directed by Tenneco) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate exclusively to the Automotive Business but which are held in the name of any member of the Packaging Group or any of their respective employees, officers, directors, stockholders or agents.

         SECTION 2.06. TRANSFER AND ASSIGNMENT OF CERTAIN AGREEMENTS.

         (a)      TRANSFER AND ASSIGNMENT OF AUTOMOTIVE BUSINESS
AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this Section 2.06, Packaging shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to) assign, transfer and convey to Tenneco (or such other member of the Automotive Group as Tenneco shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Automotive Business or any member of the Automotive Group.

         (b)      TRANSFER AND ASSIGNMENT OF PACKAGING BUSINESS AGREEMENTS.
On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this Section 2.06, Tenneco shall (and, if applicable, shall cause any other member of its Group over which it has legal or effective direct or indirect control to) assign, transfer and convey to Packaging (or such other member of the Packaging Group as Packaging shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Packaging Business or any member of the Packaging Group.

         (c)      SHARED AGREEMENTS.

                  (i) Exhibit I attached hereto contains a list of certain third party agreements with Tenneco Business Services Inc. under or through which both the Automotive Group and Packaging Group has obtained or does obtain goods or services. Of these third party agreements, those listed in Section 1 of Exhibit I have been modified to provide that Tenneco and Packaging may each order, receive and pay for the goods and services to which such agreements apply for its respective Group as if each company had a separate contract. Subject to the provisions of the Transition Services Agreement, (1) the third-party agreements listed in
         Section 2 of Exhibit I will be administered by Packaging or one of its Subsidiaries after the Distribution, (2) members of the Automotive Group shall be entitled to place orders for and receive the goods and services covered by such agreements by placing orders with Packaging and (3) the actual costs to Packaging (after taking into account any applicable volume discounts) for goods or services, if any, that a member of the Automotive

         Group directs Packaging to order or have provided on its behalf under such agreements will be billed to and paid by Tenneco on a recurring basis.

         (ii) Except with respect to the 1996 Agreements and the agreements listed on Exhibit I hereto, and subject to the provisions of Section
         5.08 below, any agreement to which any party hereto (or any other member of such party's Group) is a party that inures to the benefit of or relates to the Automotive Business and the Packaging Business, but that is not a Packaging Asset or otherwise the subject of this Agreement or any Ancillary Agreement, shall be assigned in part, at the expense and risk of the Assignee (as defined herein), on or prior to the Distribution Date or as soon as reasonably practicable thereafter, so that each party (or such other member of such party's Group) shall be entitled to the rights and benefits inuring to its business under such agreement.

         (d) OBLIGATIONS OF ASSIGNEES. The assignee of any agreement assigned, in whole or in part, hereunder (an "ASSIGNEE") shall, as a condition to such assignment, assume and agree to pay, perform and fully discharge all obligations of the assignor under such agreement (whether such obligations arose or were incurred prior to, on or subsequent to the Distribution Date and irrespective of whether such obligations have been asserted as of the Distribution Date) or, in the case of a partial assignment under Section 2.06(c)(ii) above, such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, or otherwise as determined in accordance with the practice of the parties prior to the Distribution. Furthermore, the Assignee shall use its reasonable efforts to cause the assignor of such agreement to be released from the Assignee's obligations under the assigned agreements.

         (e) NO ASSIGNMENT OF CERTAIN AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereto until such consent is obtained. If an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto (or a member of its Group) so that the Assignee would not, in fact, receive all such rights, the parties hereof will make efforts consistent with
Section 5.05(d) hereof to effect any arrangement designed reasonably to provide for the Assignee the benefits of, and to permit the Assignee to assume liabilities under, any such agreement subject to the remaining sentences of this
Section 2.06(e). There are certain software license agreements held in the name of a member of the Packaging Group that presently inure to the benefit of the Automotive Business and the Packaging Business. Notwithstanding any other provision of this Agreement and subject to and except as otherwise provided by the terms of the Transition Service Agreement, each such license agreement shall continue to be held by that member of the Packaging Group without any obligation of any party to cause the assignment or inurement to the benefit of such license agreement, or to effect any arrangement to provide such benefit, to the Automotive Business, except where the license agreement expressly permits the benefits and obligations to be divided among the Businesses or as may be negotiated with the licensor by that member of the Packaging Group and such other parties.

         SECTION 2.07. OTHER TRANSACTIONS. On or prior to the Distribution Date (but in all events prior to the Distribution), each of Tenneco and Packaging shall have consummated those other transactions in connection with the Corporate Restructuring Transactions and the Distribution that are contemplated by the Packaging Information Statement and the ruling request submitted by Tenneco to the Internal Revenue Service dated April 29, 1999 (as subsequently supplemented), and not specifically referred to in Sections 2.01 through 2.06 above, as long as such other transactions will not adversely affect the ruling from the Internal Revenue Service described in Section 4.01(d).

         SECTION 2.08. ELECTION OF OFFICERS. On or prior to the Distribution Date, each of Tenneco and Packaging shall, as applicable, take all actions necessary and desirable so that as of the Distribution Date the officers of Packaging will be as set forth in the Packaging Information Statement.

         SECTION 2.09. PACKAGING REGISTRATION STATEMENT. Prior to the Distribution Date, Tenneco and Packaging shall prepare or cause to be prepared, and Packaging shall file or cause to be filed with the Commission, the Packaging Registration Statement. The Packaging Registration Statement shall include or incorporate by reference the Packaging Information Statement setting forth appropriate disclosure concerning Tenneco, Packaging, the Distribution and such other matters as may be required to be disclosed therein by the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Tenneco and Packaging shall take all such actions as may be reasonably necessary or appropriate in order to cause the Packaging Registration Statement to become effective by order of the Commission pursuant to the Exchange Act.

         SECTION 2.10. STATE SECURITIES LAWS. Prior to the Distribution Date, Tenneco and Packaging shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in order to effect the Distribution.

         SECTION 2.11. LISTING APPLICATION. Prior to the Distribution Date, Tenneco and Packaging shall prepare and file with the NYSE a listing application and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause the NYSE to list on or prior to the Distribution Date, subject to official notice of issuance, the Packaging Common Stock.

         SECTION 2.12. CERTAIN FINANCIAL AND OTHER ARRANGEMENTS.

         (a) SETTLEMENT OF INTERCOMPANY ACCOUNTS BETWEEN PACKAGING GROUP AND AUTOMOTIVE GROUP. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the Packaging Group, on the one hand, and any member of the Automotive Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of Tenneco and Packaging. This Section 2.12(a) shall not apply to receivables, payables or loans arising pursuant any agreements by and among Packaging Corporation of America or any of its subsidiaries, on the one hand, and any member of the Automotive Group, on the other hand.

         (b) OPERATIONS IN ORDINARY COURSE. Except as otherwise provided in this Agreement or any Ancillary Agreement during the period from the date of this Agreement through the Distribution Date, each of Tenneco and Packaging shall, and shall cause any entity that is a Subsidiary of such party at any time during such period to, conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course.


         SECTION 2.13. DIRECTOR, OFFICER AND EMPLOYEE RESIGNATIONS. Subject to the provisions of Section 2.04 and Section 2.08 above:

         (a) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE AUTOMOTIVE GROUP. Tenneco shall cause all of its directors and all employees of the Automotive Group to resign, effective as of (or immediately prior to) the close of business on the Distribution Date, from all boards of directors or similar governing bodies (including committees and trusts responsible for benefit plans and compensation structures) of each member of the Packaging Group on which they serve, and from all positions as officers or employees of any member of the Packaging Group, except as otherwise set forth on Exhibit J hereto or in the Packaging Information Statement or as otherwise mutually agreed to in writing on or prior to the Distribution Date by Tenneco and Packaging.

         (b) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE PACKAGING GROUP. Packaging shall cause all of its directors and all employees of the Packaging Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies (including committees and trusts responsible for benefit plans and compensation structures) of each member of the Automotive Group on which they serve, and from all positions as officers or employees of any member of the Automotive Group, except as otherwise set forth on Exhibit J hereto or in the Packaging Information Statement or as otherwise mutually agreed to in writing on or prior to the Distribution Date by Packaging and Tenneco.

         SECTION 2.14. TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers or transactions contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties hereto shall cooperate and make efforts consistent with Section 5.05(d) hereof (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate and make such efforts) to effect such transfers or transactions as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of Law cannot be transferred or assumed, provided, however, that the parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred or assumed pursuant to this Article II and Section 5.04, in a manner consistent with
Section 5.05(d) hereof. In the event that any such transfer of assets or assumption of Liabilities has not been consummated, from and after the

Distribution Date the party retaining such asset or Liability (or, as applicable, such other member or members of such party's Group) shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action pursuant to Section 5.05(d) hereof as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset or Liability been transferred or assumed as contemplated hereby. As and when any such asset or Liability becomes transferable or assumable, such transfer shall be effected forthwith. As of the Distribution Date, each party hereto (or, if applicable, such other members of such party's Group) shall be deemed to have acquired (or, as applicable, retained) complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party (or any other member of such party's Group) is entitled to acquire or required to assume pursuant to the terms of this Agreement.

         SECTION 2.15. ANCILLARY AGREEMENTS. On or prior to the Distribution Date, each of Tenneco and Packaging shall enter into, or where applicable shall cause such other members of their respective Group to enter into, (a) the Ancillary Agreements and (b) any other agreements in respect of the Corporate Restructuring Transactions and the Distribution as are reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

         SECTION 2.16. DEBT REALIGNMENT. Tenneco and Packaging shall each use commercially reasonable efforts so that, immediately prior to the Distribution, the Debt Realignment plan set forth on Exhibit D attached hereto has been effected in accordance with the goal set forth in clause 1 of Exhibit D. Notwithstanding the foregoing, neither Tenneco nor Packaging, nor any member of its respective Group, shall have any recourse, claim, or cause of action to or against any other member of either Group if the ultimate result of the Debt Realignment, the manner of the Debt Realignment or any element or component thereof varies from that set forth in Exhibit D.

                                   ARTICLE III

                                THE DISTRIBUTION

         SECTION 3.01. TENNECO ACTION PRIOR TO THE DISTRIBUTION. Subject to the terms and conditions set forth herein, Tenneco shall take, or cause to be taken, the following acts or actions in connection with, and to otherwise effect in accordance with the terms of this Agreement, the Distribution.

         (a)      DECLARATION OF DISTRIBUTION AND ESTABLISHMENT OF
DISTRIBUTION DATE. The Board of Directors of Tenneco shall, in its sole discretion and subject to and in accordance with this Agreement, the applicable rules of the NYSE and provisions of the DGCL, declare the Distribution and establish the Distribution Record Date, the Distribution Date, the date on which Packaging Common Stock shall be mailed to the Tenneco Holders and all appropriate procedures in connection with the Distribution to the extent not provided for herein;

provided, however, that no such action shall create any obligation on the part of Tenneco to effect the Distribution or in any way limit Tenneco's power of termination as set forth in Section 8.11 hereof or alter the consequences of any such termination from those specified in such Section.

         (b) NOTICE TO NYSE. Tenneco shall, to the extent possible, give the NYSE not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

         (c) MAILING OF PACKAGING INFORMATION STATEMENT. Tenneco shall, as soon as practicable after the Packaging Registration Statement shall have been declared effective under the Exchange Act, cause the Packaging Information Statement to be mailed to the holders of Tenneco Common Stock.

         SECTION 3.02. THE DISTRIBUTION.

         (a) DUTIES AND OBLIGATIONS OF TENNECO. Subject to the conditions contained herein, on the Distribution Date but effective immediately following the close of business on the Distribution Date Tenneco shall:

                  (i) deliver to the Agent the share certificates representing the Packaging Common Stock issued to Tenneco by Packaging, pursuant to
         Section 2.02 hereof, endorsed by Tenneco in blank, for the benefit of the Tenneco Holders; and

                  (ii) instruct the Agent to distribute, as soon as practicable following consummation of the Distribution, to the Tenneco Holders one share of Packaging Common Stock for every one share of Tenneco Common Stock held by such Tenneco Holders as of the Distribution Record Date.

         (b) DUTIES AND RESPONSIBILITIES OF PACKAGING. Packaging shall provide, or cause to be provided, to the Agent sufficient certificates representing Packaging Common Stock, in such denominations as the Agent may request in order to effect the Distribution. All shares of Packaging Common Stock issued in connection with the Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

                                   ARTICLE IV

                         CONDITIONS TO THE DISTRIBUTION

         SECTION 4.01. CONDITIONS PRECEDENT TO THE DISTRIBUTION. The obligation of Tenneco to cause the Distribution to be consummated shall be subject, at the option of Tenneco, to the fulfillment or waiver, on or prior to the Termination Date, of each of the following conditions.

         (a) ANCILLARY AGREEMENTS. Each of the parties to each Ancillary Agreement shall have executed and delivered such Ancillary Agreement and all Ancillary Agreements shall be in full force and effect.

         (b) REGISTRATION STATEMENT. The Packaging Registration Statement shall have been declared effective by order of the Commission and no stop order shall have been entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto.

         (c) NYSE LISTING. The Packaging Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance.


         (d) TAX RULING. Tenneco shall have received rulings from the Internal Revenue Service reasonably acceptable to Tenneco and Packaging, which rulings shall be in full force and effect as of the Distribution Date, to the effect that:

                  (i) the Distribution as contemplated hereunder will be tax-free for federal income tax purposes to Tenneco under Section 355(c)(1) of the Code and to the stockholders of Tenneco under Section 355(a) of the Code;

                  (ii) the merger, pursuant to a plan of complete liquidation, of Tenneco Packaging Specialty and Consumer Products Inc. with and into Packaging will be tax-free for federal income tax purposes to Packaging and Tenneco Packaging Specialty and Consumer Products Inc. under Sections 332 and 337 of the Code, respectively;

                  (iii) the transfers of property by Tenneco to Packaging and the entity now known as Tenneco Automotive Inc. will be tax-free for federal income tax purposes under Sections 361(a) and 351(a), respectively; and

                  (iv) the foregoing transactions will have no adverse effect on the Prior Rulings.

         (e) PRE-DISTRIBUTION TRANSACTIONS. Each of the transactions and other matters contemplated by Article II and Section 3.01 hereof (including, without limitation, each of the distributions, transfers, conveyances, contributions, assignments or other transactions included in, or otherwise necessary to consummate, the Corporate Restructuring Transactions) and the Debt Realignment shall have been fully effected, consummated and accomplished.

         (f) COVENANTS. The covenants contained in Article V of this Agreement that are required to be performed on or before the Distribution Date shall have been fully performed.

         (g) NO PROHIBITIONS. Consummation of the transactions contemplated hereby shall not be prohibited by Law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distribution, or any transaction contemplated by this Agreement, it being understood that the parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

         (h) CONSENTS. Tenneco and Packaging and the other members of their respective Groups shall have obtained all Consents the failure of which to obtain would, in the determination of the Board of Directors of Tenneco, have a material adverse effect on the Automotive Group or the Packaging Group, each taken as a whole, and such Consents shall be in full force and effect.

         SECTION 4.02. NO CONSTRAINT. Notwithstanding the provisions of Section
4.01 above, the fulfillment or waiver of any or all of the conditions precedent to the Distribution set forth therein shall not:

                  (i) create any obligation on the part of Tenneco or any other party hereto to effect the Distribution;

                  (ii) in any way limit Tenneco's right and power under Section
         8.11 to terminate this Agreement and the process leading to the Distribution and to abandon the Distribution; or

                  (iii) alter the consequences of any such termination under
         Section 8.11 from those specified in such Section.

         SECTION 4.03. DEFERRAL OF DISTRIBUTION DATE. If the Distribution Date shall have been established by the Board of Directors of Tenneco but all the conditions precedent to the Distribution set forth in this Agreement have not theretofore been fulfilled or waived, or Tenneco does not reasonably anticipate that they will be fulfilled or waived, on or prior to the date established as the Distribution Date, Tenneco may, by resolution of its Board of Directors (or a committee thereof, so authorized), defer the Distribution Date to a later date or terminate this Agreement under Section 8.11.

         SECTION 4.04. PUBLIC NOTICE OF DEFERRED DISTRIBUTION DATE. If the Board of Directors (or a committee thereof, so authorized) of Tenneco shall defer the Distribution Date in accordance with Section 4.03 above and public announcement of the prior Distribution Date has theretofore been made, Tenneco shall promptly thereafter issue, in accordance with the advice of legal counsel, a public announcement with respect to such deferment and shall, with the advice of legal counsel, take such other actions as may be deemed necessary or desirable with respect to the dissemination of such information.


                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. FURTHER ASSURANCES. Each of Tenneco and Packaging shall:

         (a) take or cause to be taken all actions, do or cause to be done and not take or allow to be taken any actions inconsistent with all things reasonably necessary, proper or advisable under applicable Law and agreements or otherwise to consummate and make effective the transactions contemplated hereby, including without limitation using commercially reasonable efforts to obtain any, consents and approvals from, enter into any amendatory agreements with and make any applications, registrations or filings with, any third Person or any Governmental Authority necessary or desirable in order to consummate the transactions contemplated hereby or to carry out the purposes of this Agreement; and

         (b) execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request in order to consummate the transactions contemplated hereby and effectuate the purposes of this Agreement.

         SECTION 5.02. TENNECO NAME. As part of the Corporate Restructuring Transactions the Tenneco Trademarks and Trade Names will be assigned to a member of the Automotive Group designated by Tenneco. Tenneco shall grant to Packaging and to each of the members of the Packaging Group a transition license, substantially in the form of Exhibit K hereto (the "TRADEMARK TRANSITION LICENSE"), to use certain Tenneco Trademarks and Trade Names, for the limited use and as more fully described in Exhibit K hereto.

         SECTION 5.03. SUPPLIES AND DOCUMENTS. Tenneco shall, pursuant to the terms of the Trademark Transition License, grant a license (on a nonexclusive basis) to Packaging and to each of the members of the Packaging Group to use existing supplies and documents which have imprinted thereon any of the Tenneco Trademarks and Trade Names, to the extent that such supplies and documents were existing in the inventory of such member of the Packaging Group as of the Distribution Date, as more fully described in Exhibit K hereto.

         SECTION 5.04. ASSUMPTION AND SATISFACTION OF LIABILITIES. Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Distribution Date:

         (a) Tenneco shall, and shall cause each of the other members of the Automotive Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Automotive Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution;

         (b) Packaging shall, and shall cause each of the other members of the Packaging Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Packaging Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distribution; and

         (c) Tenneco (for itself and the other members of its Group) and Packaging (for itself and the other members of its Group) each severally and not jointly covenant and agree to assume, pay, and discharge one half of the amount of any and all Transaction Liabilities.

         SECTION 5.05. NO REPRESENTATIONS OR WARRANTIES; CONSENTS.

         (a) GENERAL. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement (including but except as otherwise expressly provided by the Ancillary Agreements) or otherwise, making to any other party hereto any representation or warranty whatsoever, including without limitation, any representation or warranty:

                  (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party; or

                  (ii) as to the legal sufficiency to convey title to any asset as of the execution, delivery and filing of this Agreement or any Ancillary Agreement, including, without limitation, any Conveyancing and Assumption Instrument.

         (b) DISCLAIMER OF MERCHANTABILITY OR FITNESS OF ASSETS. Except as expressly provided otherwise in any Ancillary Agreement, each party hereto further understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the Automotive Group or the Packaging Group, as the case may be, pursuant to the Corporate Restructuring Transactions and the other terms and provisions of this Agreement, any Conveyancing and Assumption Agreement or any Ancillary Agreement, and all such assets which are so transferred will be transferred on an "AS IS, WHERE IS" basis, and the party to which any such assets are transferred hereunder, or which retains assets hereunder, shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that the title of such party or any other member of its respective Group to any such assets shall be other than good and marketable and free from encumbrances.

         (c) NO REPRESENTATIONS OR WARRANTIES REGARDING CONSENTS. Except as expressly provided otherwise in any Ancillary Agreement, each of the parties hereto understands and agrees that no party hereto is, in this Agreement or any Ancillary Agreement or in any other agreement or document contemplated by this Agreement or any Ancillary Agreement or otherwise, representing or warranting in any way to any other party hereto that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Law. Except as expressly provided otherwise in any Ancillary Agreement, each of the parties hereto further agrees and understands that the party to which any assets to be or are transferred as contemplated by the Corporate Restructuring Transactions or the other provisions of this Agreement shall bear the economic and legal risk that any necessary consents or approvals are not obtained, that any necessary amendatory agreements are not executed and delivered or that any requirements of Laws are not complied with.

         (d) COVENANT TO USE REASONABLE EFFORTS TO OBTAIN CONSENTS. Notwithstanding the provisions of Section 5.05(c) above, each of the parties hereto shall (and shall cause each of their respective Affiliates and each member of its respective Group over which it has direct or indirect legal or effective control to) use commercially reasonable efforts to obtain all consents and approvals (the "CONSENTS"), to enter into all amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the Corporate Restructuring Transactions, the Distribution and all other transactions contemplated by this Agreement and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the Automotive Group and the Packaging Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and Liabilities contemplated by this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement, or their successors in interest, shall take all such necessary or desirable action.

         SECTION 5.06. REMOVAL OF CERTAIN GUARANTEES.

         (a) REMOVAL OF TENNECO AS GUARANTOR OF PACKAGING LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco and Packaging shall use its commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Tenneco and any other member of the Automotive Group removed as a guarantor of, or obligor under or for, any Packaging Liability.

         (b)      REMOVAL OF PACKAGING AS GUARANTOR OF AUTOMOTIVE
LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco and Packaging shall use its commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Packaging and any other member of the Packaging Group removed as a guarantor of, or obligor under or for, any Automotive Liability.

         SECTION 5.07. PUBLIC ANNOUNCEMENTS. Each party hereto shall consult with each other before issuing any press release or otherwise issuing any other similar written public statement with respect to this Agreement or the Distribution and shall not issue any such press release or make any such public statement without the prior consent of each other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of any other party, issue such press release or other similar written public statement as may be required by law or any listing agreement with a national securities exchange to which any party hereto (or any member of such party's Group) is a party if it has used all reasonable efforts to consult with such other party and to obtain such party's consent but has been unable to do so in a timely manner.

         SECTION 5.08. INTERCOMPANY AGREEMENTS. Except with respect to agreements by and among Packaging Corporation of America or any of its subsidiaries, on the one hand, and any member of the Automotive Group, on the other hand, effective as of the consummation of the Distribution, each of Packaging and Tenneco shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) terminate each and every agreement between it and any member of the other Group other than this Agreement, any of the Ancillary Agreements, and any agreements between third Persons who are not members of either Group, on the one hand, and members of both Groups, on the other hand; provided, however, that such termination shall not have any effect whatsoever on any of its rights or obligations that accrued or were incurred prior to the Distribution Date (subject to the terms of Section 2.12 above).

         SECTION 5.09. TAX MATTERS. Each of Tenneco and Packaging intend the Distribution to be treated as a tax-free distribution under Code Sections 355(a) and 361(c)(1) and each such party shall use its reasonable best efforts to cause the Distribution to so qualify. Except as provided in the Tax Sharing Agreement, neither Tenneco, on the one hand, nor Packaging, on the other hand, shall take, or permit any member of its Group over which it has legal or effective direct or indirect control to take, any action which might cause:

                  (i) the Distribution to fail to qualify as a tax-free distribution under Code Section 355(a) or Code Section 361(c)(1);

                  (ii) the merger, pursuant to a plan of complete liquidation, of Tenneco Packaging Specialty and Consumer Products Inc. with and into Packaging to not be tax-free for federal income tax purposes to Packaging and Tenneco Packaging Specialty and Consumer Products Inc. under Sections 332 and 337 of the Code, respectively;

                  (iii) the transfers of property by Tenneco to Packaging and the entity now known as Tenneco Automotive Inc. to not be tax-free for federal income tax purposes under Sections 361(a) and 351(a), respectively;

                  (iv) the foregoing transactions to have an adverse effect on the Prior Rulings; or

                  (v) any other transfer described in the Corporate Restructuring Transactions that is intended (as described in Tenneco's request for rulings from the Internal Revenue Service) to qualify as a tax-free transfer under Code Sections 332, 351, 355 or 368 to fail to so qualify.

         SECTION 5.10. 1996 AGREEMENTS.

         (a) ALLOCATION OF BENEFITS AND LIABILITIES. Except as expressly provided otherwise in an Ancillary Agreement, Tenneco and Packaging each shall use its commercially reasonable efforts to allocate and provide to the other party to the greatest extent feasible the economic and operational benefits and liabilities of the 1996 Distribution Agreement and the 1996 Debt and Cash Allocation Agreement, which allocation shall be based on the nature of the underlying asset or liability giving rise to the allocated benefit or liability. To the extent such benefit or liability is derived from or relates to an Automotive Asset, an Automotive Liability, the Automotive Business, or the Prior Automotive Business, it shall be allocated to Tenneco. To the extent such benefit or liability is derived from or relates to a Packaging Asset, a Packaging Liability, the Packaging Business, or the Prior Packaging Business, it shall be allocated to Packaging.

         (b) ASSIGNMENT OF CERTAIN AGREEMENTS. Tenneco and Packaging each shall use its commercially reasonable efforts to cause the Newport News License and the El Paso License to be assigned to Tenneco.

         SECTION 5.11. TENNECO COMMON STOCK.

         (a) POST-DISTRIBUTION ADJUSTMENT. Tenneco shall submit at its next annual shareowners' meeting, and recommend the adoption of, a proposal to amend Tenneco's certificate of incorporation to reduce the total number of authorized shares of Tenneco Common Stock to an amount consistent with the current guidelines of Institutional Shareholder Services (which would be 135,000,000 shares of common stock based on the expected capital structure of Tenneco following consummation of the Distribution and Tenneco's planned one-for-five reverse stock split).

         (b) LIMITATION ON ISSUANCE OF ADDITIONAL SHARES. From the effective date of Tenneco's one-for-five reverse stock split until the next annual Tenneco shareowners' meeting, Tenneco shall not, absent shareowner approval, issue any shares of Tenneco Common Stock in an amount such that, following such issuance, the aggregate number of outstanding shares of Tenneco Common Stock would exceed 135,000,000.

                                   ARTICLE VI

                              ACCESS TO INFORMATION

          SECTION 6.01. PROVISION, TRANSFER AND DELIVERY OF APPLICABLE
                               CORPORATE RECORDS.

         (a)      PROVISION, TRANSFER AND DELIVERY OF PACKAGING RECORDS.
Tenneco shall (and shall cause each other member of its Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Packaging's cost) to Packaging of the Books and Records in its possession, if any, that relate primarily to the Packaging Business or are necessary to operate the Packaging Business (collectively, the "PACKAGING RECORDS"), except to the extent such items are already in the possession of any member of the Packaging Group. The Packaging Records shall be available to Tenneco for review and duplication, at its cost, pursuant to the terms of this Agreement.

         (b) PROVISION, TRANSFER AND DELIVERY OF AUTOMOTIVE RECORDS. Packaging shall (and shall cause each other member of its Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Tenneco's cost) to Tenneco of the Books and Records in its possession, if any, (i) that relate primarily to the Automotive Business or are necessary to operate the Automotive Business (collectively, the "AUTOMOTIVE RECORDS"), (ii) that relate to any Tenneco business other than the Packaging Business, or (iii) that consist of the corporate minutes of the Board of Directors (or committees thereof) of Tenneco or otherwise relate to the business, administrative and management operations of Tenneco as the parent holding company of the Automotive Business, Packaging Business and all other Tenneco businesses or operations (collectively, the "TENNECO CORPORATE RECORDS") except to the extent such items are already in the possession of any member of the Automotive Group. The Automotive Records and the Tenneco Corporate Records shall be the property of Tenneco, but shall be available to Packaging for review and duplication, at its cost, pursuant to the terms of this Agreement.

         SECTION 6.02. ACCESS TO INFORMATION. Unless otherwise contemplated by
Section 6.06, from and after the Distribution Date, each of Tenneco and Packaging shall (and shall cause each of the other members of its respective Group over which it has legal or effective direct or indirect control to) afford to each other party and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (all such duplicating costs to be borne by the requesting party) during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, Books and Records and other data and information of such party and each other member of such party's Group relating to operations prior to the Distribution insofar as such access is reasonably required by the other requesting party for the conduct of the requesting party's business (but not for competitive purposes).

         SECTION 6.03. REIMBURSEMENTS, OTHER MATTERS. Except to the extent otherwise contemplated hereby or by any Ancillary Agreement, a party providing Books and Records or access to information to any other party (or such party's representatives) under this Article VI shall be entitled to receive from such other party, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Books and Records or access to information.

         SECTION 6.04. CONFIDENTIALITY.

         (a) GENERAL RESTRICTION ON DISCLOSURE. Each of Tenneco and Packaging shall not (and shall not permit any other member of its respective Group over which it has legal or effective direct or indirect control to) use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants, advisors and other representatives and any other member of its respective Group (over which it has legal or effective direct or indirect control) to hold, in strict confidence, all information concerning each other party hereto and the other members of such other party's Group in its possession, custody or control to the extent such information either

                  (i)   relates to the period up to the Distribution Date,

                  (ii)  relates to any Ancillary Agreement, or

                  (iii) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement,

and each party hereto shall not (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control not to) otherwise release or disclose such information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, without the prior written consent of the other affected party or parties, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

         (b) COMPELLED DISCLOSURE. To the extent that a party hereto (or a member of its Group over which it has legal or effective direct or indirect control) is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert or cause to be asserted such privilege in good faith prior to making such disclosure. Each of the parties shall consult with each relevant other party in connection with any such judicial or administrative process, including without limitation, in determining whether any privilege is available, and shall not object to each such relevant party and its counsel participating in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

         (c) EXCEPTIONS TO CONFIDENTIAL TREATMENT. Anything herein to the contrary notwithstanding, no party hereto shall be prohibited from using or permitting the use of, or shall be required to hold or cause to be held in confidence, any information to the extent that (i) such information has been or is in the public domain through no fault of such party, (ii) such information is, after the Distribution Date, lawfully acquired from other sources by such party, or (iii) this Agreement, any Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information by such party.

         SECTION 6.05. WITNESS SERVICES. At all times from and after the Distribution Date, each of Tenneco and Packaging shall use its reasonable efforts to make available to each other party hereto, upon reasonable written request, the officers, directors, employees and agents of each member of its respective Group for fact finding, consultation or interviews and as witnesses to the extent that:

         (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party or any member of its respective Group may from time to time be involved; and

         (b) there is no conflict in the Action between the requesting party or any member of its respective Group and the party to which a request is made pursuant to this Section 6.05 or any member of such party's Group.

         Except as otherwise agreed by the parties, a party providing witness services to any other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts relating to supplies, disbursements and other out-of-pocket expenses (but not salary expenses) of employees who participate in fact finding, consultation or interviews or are witnesses, as are actually and reasonably incurred in providing such fact finding, consulting, interviews or witness services by the party providing such services.

         SECTION 6.06. RETENTION OF RECORDS. Except when a longer period is required by Law or is specifically provided for herein or in any Ancillary Agreement, each party hereto shall cause the members of its Group over which it has legal or effective direct or indirect control, to retain, for a period of at least seven years following the Distribution Date, all material information (including without limitation all material Books and Records) relating to such Group and its operations prior to the Distribution Date. Notwithstanding the foregoing, any party hereto may offer in writing to deliver to the other party all or a portion of such information as it relates to members of the offering party's Group and, if such offer is accepted in writing within 90 days after receipt thereof, the offering party shall promptly arrange for the delivery of such information (or copies thereof) to the accepting party (at the expense of such accepting party). If such offer is not so accepted, except as required by Law the offered information may be destroyed or otherwise disposed of by the offering party at any time thereafter.

         SECTION 6.07. PRIVILEGED MATTERS.

         (a) PRIVILEGED INFORMATION. Each of the parties hereto shall, and shall cause the members of its Group over which it has legal or effective direct or indirect control to, use its reasonable efforts to maintain, preserve, protect and assert all privileges including, without limitation, all privileges arising under or relating to the attorney-client relationship (including without limitation the attorney-client and attorney work product privileges) that relate directly or indirectly to any member of any other Group for any period prior to the Distribution Date ("PRIVILEGE" or "PRIVILEGES"). Each of the parties hereto shall use its reasonable efforts not to waive, or permit any member of its Group over which it has legal or effective direct or indirect control to waive, any such Privilege that could be asserted under applicable Law without the prior written consent of the other party. With respect to each party, the rights and obligations created by this Section 6.07 shall apply to all information as to which a member of any Group did assert or, but for the Distribution, would have been entitled to assert the protection of a Privilege ("PRIVILEGED INFORMATION") including, but not limited to, any and all information that either:

                  (i) was generated or received prior to the Distribution Date but which, after the Distribution, is in the possession of a member of another Group; or

                  (ii) is generated or received after the Distribution Date but refers to or relates to Privileged Information that was generated or received prior to the Distribution Date.

         (b) PRODUCTION OF PRIVILEGED INFORMATION. Upon receipt by a party or any member of its Group of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, or if a party or any member of its Group obtains knowledge that any current or former employee of such party or any member of its Group has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the information and to assert any rights it may have under this Section 6.07 or otherwise to prevent the production or disclosure of Privileged Information. No party will, or will permit any member of its Group over which it has direct or indirect legal or effective control to, produce or disclose any information arguably covered by a Privilege under this Section 6.07 unless:

                  (i) the other party has provided its express written consent to such production or disclosure; or

                  (ii) a court of competent jurisdiction has entered an order which is not then appealable or a final, nonappealable order finding that the information is not entitled to protection under any applicable Privilege.

         (c) NO WAIVER. The parties hereto understand and agree that the transfer of any Books and Records or other information between any members of the Automotive Group or the Packaging Group shall be made in reliance on the agreements of Tenneco and Packaging, as set forth in Section 6.04 and Section
6.07 hereof, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The Books and Records being transferred pursuant to Section 6.01 hereof, the access to information being granted pursuant to Section 6.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 6.05 hereof and the transfer of Privileged

Information to either party pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section or otherwise.


                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01. INDEMNIFICATION BY TENNECO. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Tenneco shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Packaging Indemnitees from and against any and all Indemnifiable Losses of the Packaging Indemnitees arising out of, by reason of or otherwise in connection with (i) the Automotive Liabilities, (ii) to the extent Tenneco has not discharged its obligations under Section 5.04(c) above, Tenneco's share of any Transaction Liability, or (iii) the breach by Tenneco or any Automotive Subsidiary of any provision of this Agreement or any Ancillary Agreement.

         SECTION 7.02. INDEMNIFICATION BY PACKAGING. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Packaging shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Automotive Indemnitees from and against any and all Indemnifiable Losses of the Automotive Indemnitees arising out of, by reason of or otherwise in connection with either (i) the Packaging Liabilities, (ii) to the extent Packaging has not discharged its obligations under Section 5.04(c) above, Packaging's share of any Transaction Liability, or (iii) the breach by Packaging or any Packaging Subsidiary of any provision of this Agreement or any Ancillary Agreement.

         SECTION 7.03. NO INDEMNIFICATION IN RESPECT OF INDEMNITEE'S
INVESTMENT. Notwithstanding anything to the contrary contained herein, Tenneco shall not be obligated to indemnify, defend and hold harmless the Packaging Indemnitees from and against, and Packaging shall not be obligated to indemnify, defend and hold harmless the Automotive Indemnitees from and against, any Indemnifiable Losses to the extent such Indemnifiable Losses arise out of, by reason of or otherwise in connection with (i) the direct or indirect ownership, from and after the Distribution Date, of any equity or other investment interest by such Indemnitee in a member of the Indemnifying Party's Group or (ii) any direct or indirect contractual or similar arrangement arising in the ordinary course of business between a member of the Automotive Group and a member of the Packaging Group, except as otherwise contemplated by the terms of such arrangement.

         SECTION 7.04. LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

         (a) REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES. The amount that any party (an "INDEMNIFYING PARTY") is or may be required to pay to any other Person (an "INDEMNITEE") pursuant to Section 7.01 or Section 7.02 above, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Indemnifiable Losses. The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather, the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for such insurance or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims for which it is obligated or (iii) entitled to any subrogation rights with respect to any obligation hereunder. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Losses and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Losses, then such Indemnitee shall hold such Insurance Proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

         (b) FOREIGN CURRENCY ADJUSTMENTS. In the event that any indemnification payment required to be made hereunder or under any Ancillary Agreement shall be denominated in a currency other than U.S. Dollars, the amount of such payment shall be translated into U.S. Dollars using the foreign exchange rate for such currency determined in accordance with the following rules:

                  (i) with respect to any Indemnifiable Losses arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

                  (ii) with respect to any Indemnifiable Losses covered by insurance, the foreign exchange rate for such currency shall be the foreign exchange rate employed by the insurance company providing such insurance in settling such Indemnifiable Losses with the Indemnifying Party; and

                  (iii) with respect to any Indemnifiable Losses not covered by either clause (i) or (ii) above, the foreign exchange rate for such currency shall be determined as of the date that notice of the claim with respect to such Indemnifiable Losses shall be given to the Indemnitee.

         SECTION 7.05. PROCEDURES FOR INDEMNIFICATION. Except as otherwise specifically provided in any Ancillary Agreement, including, without limitation, the Tax Sharing Agreement and the Human Resources Agreement, and subject to the provisions of Section 7.13 hereof:

         (a) NOTICE OF THIRD PARTY CLAIMS. If a claim or demand is made against an Indemnitee by any Person who is not a member of the Automotive Group or the Packaging Group (a "THIRD PARTY CLAIM") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 30 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). The Indemnifying Party shall have 30 days from personal delivery or mailing of such written notice to notify the Indemnitee (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnitee with respect to such claim or demand and (ii) whether or not it assumes the defense of such claim or demand. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 15 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

         (b) LEGAL DEFENSE OF THIRD PARTY CLAIMS. If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Notwithstanding the foregoing:

                  (i) the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim either seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; provided, however, that if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages;

                  (ii) an Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if, in the Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Third Party Claim or if the claim for indemnification relates to a matter that, if determined adversely, could reasonably be expected to expose the Indemnitee to criminal prosecution or penalties; and

                  (iii) if at any time after assuming the defense of a Third Party Claim an Indemnifying Party shall fail to prosecute or withdraw from the defense of such Third Party Claim, the Indemnitee shall be entitled to resume the defense thereof and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in such defense.

         (c) SETTLEMENT OF THIRD PARTY CLAIMS. Except as otherwise provided below in this Section 7.05(c), or as otherwise specifically provided in any Ancillary Agreement, if the Indemnifying Party has assumed the defense of any Third Party Claim, then:

                  (i) in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld or delayed); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party, and

                  (ii) the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee;

provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If the Indemnifying Party has not assumed the defense of a Third Party Claim then in no event shall the Indemnitee settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within 15 business days following receipt of such notice to

                  (i)  approve and agree to pay the settlement,

                  (ii) approve the amount of the settlement, reserving the right to contest the Indemnitee's right to indemnity pursuant to this Agreement,

                  (iii) disapprove the settlement and assume in writing all past and future responsibility for such Third Party Claim (including all of Indemnitee's prior expenditures in connection therewith), or

                  (iv) disapprove the settlement and continue to refrain from participation in the defense of such Third Party Claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith.

         In the event the Indemnifying Party does not respond to such written notice from the Indemnitee within such 15 business-day period, the Indemnifying Party shall be deemed to have elected option (i) above.

         (d) OTHER CLAIMS. Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 30 business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 business-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30 business-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable Law or under this Agreement.

         (e) EXISTING THIRD PARTY CLAIMS. Effective as of the Distribution Date, Tenneco and Packaging shall each be deemed to have (i) received notification of a claim for indemnification from the other party with respect to the Third Party Claims allocated to it under the Litigation Letter to the extent such Third Party Claim purports to make a claim or demand against such other party, and
(ii) elected to assume the defense of the Third Party Claims allocated to it under the Litigation Letter pursuant to Section 7.05(b). Thereafter, the relationship of the parties with respect to such Third Party Claims shall be governed by the provisions of Section 7.05. Notwithstanding the foregoing, neither party shall be entitled to indemnification under the deemed notice provision of this Section for any and all losses, liabilities, penalties, claims, damages, demands, costs and expenses (including, without limitation, reasonable attorneys' fees, investigation expenses and any and all other out-of-pocket expenses, but excluding any punitive or consequential damages) or other Liabilities whatsoever, that are paid by such party on or before the Distribution.

         SECTION 7.06. INDEMNIFICATION PAYMENTS. Indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when invoices or bills are received or loss, liability, claim, damage or expense is incurred.

         SECTION 7.07. OTHER ADJUSTMENTS.

         (a) ADJUSTMENTS FOR TAXES. The amount of any Indemnifiable Loss shall be:

                  (i) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase); and

                  (ii) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss.

In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss, and such Tax cost or Tax benefit shall be determined on a stand-alone basis (based upon the operations of such Indemnitee) after eliminating any effect resulting from the consolidation or inclusion for Tax purposes of the operations of any affiliates, companies, partnerships, or any other Person with the Indemnitee.

         (b) REDUCTIONS FOR SUBSEQUENT RECOVERIES OR OTHER EVENTS. In addition to any adjustments required pursuant to Section 7.04 hereof or Section 7.07(a) above, if the amount of any Indemnifiable Losses shall, at any time subsequent to any indemnification payment made by the Indemnifying Party pursuant to this Article VII, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

         SECTION 7.08. OBLIGATIONS ABSOLUTE. The foregoing contractual obligations of indemnification set forth in this Article VII shall:

                  (i) also apply to any and all Third Party Claims that allege that any Indemnitee is independently, directly, vicariously or jointly and severally liable to such third party;

                  (ii) to the extent permitted by applicable law, apply even if the Indemnitee is partially negligent or otherwise partially culpable or at fault, whether or not such liability arises under any doctrine of strict liability; and

                  (iii) be in addition to any liability or obligation that an Indemnifying Party may have other than pursuant to this Agreement.

         SECTION 7.09. SURVIVAL OF INDEMNITIES. The obligations of Tenneco and Packaging under this Article VII shall survive the sale or other transfer by any of them of any assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities.

         SECTION 7.10. REMEDIES CUMULATIVE. The remedies provided in this
Article VII shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         SECTION 7.11. COOPERATION OF THE PARTIES WITH RESPECT TO ACTIONS AND THIRD PARTY CLAIMS.

                  (a) IDENTIFICATION OF PARTY IN INTEREST. Any party to this Agreement that has responsibility for an Action or Third Party Claim shall identify itself as the true party in interest with respect to such Action or Third Party Claim and shall use its commercially reasonable efforts to obtain the dismissal of any other party to this Agreement from such Action or Third Party Claim.

                  (b) DISPUTES REGARDING RESPONSIBILITY FOR ACTIONS AND THIRD PARTY CLAIMS. If there is uncertainty or disagreement concerning which party to this Agreement has responsibility for any Action or Third Party Claim (including any Action or Third Party Claim with respect to any 1996 Agreement not otherwise provided for), the following procedure shall be followed in an effort to reach agreement concerning responsibility for such Action or Third Party Claim:

                  (i) In general, each party shall control the portion of such dispute or controversy that directly and exclusively relates to a liability or benefit borne by such party. To the extent any issue involved in, or aspect of, such dispute or controversy does not directly and exclusively relate to the liability or benefit of one party, Tenneco and Packaging shall jointly control and otherwise handle such issue or matter upon such terms as they may agree. The parties in disagreement over the responsibility for an Action or Third Party Claim shall exchange brief written statements setting forth their position concerning which party has responsibility for the Action or Third Party Claim in accordance with the provisions of this Article VII. These statements shall be exchanged within 10 days of a party putting another party on written notice that the other party is or may be responsible for the Action or Third Party Claim.

                  (ii) If within 10 days of the exchange of the written statement of each party's position agreement is not reached on responsibility for the Action or Third Party Claim, the General Counsel for each of the parties in disagreement over responsibility for the Action or Third Party Claim shall speak either by telephone or in person to attempt to reach agreement on responsibility for the Action or Third Party Claim.

         (c) EFFECT OF FAILURE TO FOLLOW PROCEDURE. Failure to follow the procedure set forth in clause (b) above shall not affect the rights and responsibilities of the parties as established by the other provisions of this
Article VII.

         (d) EXCHANGE OF INFORMATION. In connection with the handling of current or future Actions or Third Party Claims, the parties may determine that it is in their mutual interest to exchange privileged or confidential information. If so, the parties agree to discuss whether it is in their mutual interest to enter into a joint defense agreement or information exchange agreement to maintain the confidentiality of their communications and to permit them to maintain the confidentiality of proprietary information or information that is otherwise confidential or subject to an applicable privilege, including but not limited to the attorney-client, work product, executive, deliberative process or self-evaluation privileges.

         SECTION 7.12. CONTRIBUTION. To the extent that any indemnification provided for under Section 7.01 or Section 7.02 is unavailable to an Indemnitee or is insufficient in respect of any of the Indemnifiable Losses of such Indemnitee then the Indemnifying Party under such Section, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnitee on the other hand from the transaction or other matter which resulted in the Indemnifiable Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnitee on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Losses as well as any other relevant equitable considerations.

         SECTION 7.13. PROCEDURES WITH RESPECT TO TRANSACTION LIABILITIES.

         (a) NOTICE. If a Third Party Claim is made against either party or such party's Group which may give rise to a Transaction Liability, such party shall notify the other party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such party of written notice of the Third Party Claim, provided, however, that failure to give such notification shall not affect either party's right to indemnification hereunder except to the extent a party shall have been actually prejudiced as a result of such failure. The parties shall deliver to each other, promptly (and in any event within 15 business days) after the receipt thereof, copies of all notices and documents (including court papers) received by a party relating to such Third Party Claim.

         (b) LEGAL DEFENSE. If the parties jointly determine that a Third Party Claim may give rise to a Transaction Liability, the parties shall jointly agree on the manner of the defense of such Third Party Claim, including the selection of counsel and responsibility for strategic decisions, and share equally all costs and expenses incurred in connection with defending such Claim. If the parties disagree as to whether any Third Party Claim may or may not give rise to a Transaction Liability, the parties shall proceed in accordance with Section 7.11(b) above with respect to such Third Party Claim.

         (c) SETTLEMENT. In no event will either party admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim that the parties have jointly determined may give rise to a Transaction Liability without the other party's prior written consent (which consent shall not be unreasonably withheld or delayed); provided, however, that either party shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the other party if such party releases the other party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge contains a full and unconditional release of the other party with no obligation to pay any amounts on account of such Claim and would not otherwise adversely affect the other party.

                                  ARTICLE VIII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SECTION 8.01. INDEMNIFICATION OF OFFICERS AND DIRECTORS. Packaging and Tenneco shall, to the fullest extent permitted by law, indemnify, defend and save harmless the persons who were officers and directors of Tenneco Inc., immediately prior to the Distribution Date, from and against any and all liability (including any judgments, losses, damages, civil penalties, excise taxes, interest and any other form of liability or expense of any kind) or claim of liability (as defined above and including any investigatory action) to which they may be subjected by reason of any act alleged to have been done or omitted to be done in connection with their service as officers and directors of Tenneco Inc. and any related or affiliated entity, including all expenses reasonably incurred in their defense if Packaging and Tenneco fail to provide such defense after having been requested to do so in writing. Regardless of whether Packaging or Tenneco assumes such defense, counsel for such defense shall be selected by the indemnified officer or director. Defense costs shall be indemnified as incurred in the course of the defense or investigation. The remedies provided by this Section 8.01 shall be cumulative and without prejudice to the assertion of any other rights. To the extent that an officer or director receives payment under any liability insurance or other indemnification arrangement with respect to a matter covered by this Section 8.01, that officer or director shall reimburse the party which has made payments to him or her hereunder, but no reimbursement shall be required except to the extent that the total which he or she has received from all sources is greater than the aggregate amount of his or her liability and expense with respect to that matter. The liability of Tenneco and Packaging with respect to the indemnification provided in this Section 8.01 shall be joint and several as to the officer or director in question, but as between Tenneco and Packaging, such liability shall be allocated as provided under this Agreement. Tenneco and Packaging each jointly and severally agrees to purchase and keep in force, or cause one of their respective subsidiaries to purchase and keep in force, director and officer "run-off" insurance policies that remain in effect for a period of ten years and provide coverage for acts prior to the Distribution by directors and officers. Notwithstanding the provisions of Section 9.12 hereof, the officers and directors covered by this
Section 8.01 shall be and shall be deemed to be beneficiaries of this Article VIII and shall be entitled to enforce their rights hereunder through legal action or otherwise.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. COMPLETE AGREEMENT, CONSTRUCTION. This Agreement, including the Exhibits and Schedules hereto, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule or Exhibit hereto, the Schedule or Exhibit, as the case may be, shall prevail. Except with respect to Section 9.08, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

         SECTION 9.02. ANCILLARY AGREEMENTS. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the

Ancillary Agreements, except and to the extent provided otherwise herein or in the Ancillary Agreements.

         SECTION 9.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 9.04. SURVIVAL OF AGREEMENTS. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

         SECTION 9.05. RESPONSIBILITY FOR EXPENSES.

                  (a) ALLOCATION AND GENERAL. Subject to the provisions of the Debt Realignment and except as otherwise set forth in this Section 9.05, Tenneco and Packaging shall each pay for all fees, costs and expenses associated with the Distribution that are incurred by it or a member of its respective Group, whether incurred before or after the Distribution. Notwithstanding the foregoing, Tenneco and Packaging shall, as between each of them, each be responsible for the payment of one-half of all Transaction Expenses for goods and services provided on or before the Distribution that are not paid or funded on or prior to the Distribution as part of the Debt Realignment or otherwise (the "Unpaid Pre-Closing Transaction Expenses"). In addition, with respect to Transaction Expenses that are for goods and services provided after the Distribution which are not paid or funded on or prior to the Distribution as part of the Debt Realignment or otherwise (the "Post-Closing Transaction Expenses"), Tenneco and Packaging (through their respective General Counsels) shall, as between each of them, cooperate and consult with each other, including with respect to the engagement of service providers, and jointly manage and direct the services related to such Post-Closing Transaction Expenses and shall, as between each of them, each be responsible for the payment of one-half of such Post-Closing Transaction Expenses. Anything in the preceding sentence to the contrary notwithstanding, the preceding sentence shall not apply to the goods, services or expenses related to the Corporate Restructuring Transactions, the Distribution, the Debt Realignment or any related transactions or matters or the effectuation thereof, including, without limitation, Transaction Expenses, which are to be provided or rendered in coordination and cooperation with Tenneco and Packaging and for which an accounting is to be provided to the members of the Project Committee designated by the Board of Directors of Tenneco Inc. on September 14, 1999 (the "Project Committee").

                  (b) PAYMENT PROCEDURES. Upon receipt of an invoice for Transaction Expenses received after the Distribution, the party receiving the invoice (the "Receiving Party") shall send a copy of the invoice to the other party. If the invoice relates to Unpaid Pre-Closing Transaction Expenses, the Receiving Party shall be entitled to pay the vendor in accordance with the terms of the invoice and receive reimbursement from the other party of one-half of the amount paid within 30 days after receipt by the other party of a written request therefor. If the invoice relates to Post-Closing Transaction Expenses, the Receiving Party shall be entitled to pay the vendor in accordance with the terms of the invoice and receive reimbursement as described below unless the other party provides a written notice of objection, the amount disputed and the reasons therefor to the Receiving Party within seven days after receipt of the copy thereof (or immediately upon receipt if the invoice is due upon receipt). In the event of such objection, or in the event the Receiving Party objects, the parties shall cooperate and determine how to proceed with respect to such invoice. Notwithstanding the preceding sentence, a party may pay all or a portion of a disputed invoice without cooperating with the other party, but shall not be entitled to reimbursement from the other party with respect to the amount disputed by the other party unless: (i) the parties reach an agreement with respect to the disputed amount; or (ii) the non-paying party acts unreasonably with respect to the payment of such invoice or its objection thereto. For purposes of this Section, a non-paying party shall be deemed to be acting unreasonably if (a) the non-paying party was consulted and agreed in advance to the provision of goods or to engage the service provider, or (b) the invoice is not materially disproportionate to the goods or services provided, and, in both cases, there is no dispute that the goods or services constitute Transaction Expenses. The party paying Transaction Expenses to the vendor shall submit to the other party a request for reimbursement of an amount equal to not more than one-half of the payment. Such reimbursement request shall include a duplicate copy of the vendor's invoice and a statement by the chief accounting or other responsible officer attesting to the payment of such invoice. Not later than 30 days after receipt of a reimbursement request, the party receiving the reimbursement request shall pay the amount requested.

         SECTION 9.06. NOTICES. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

If to Tenneco, at:    500 North Field Drive
                      Lake Forest, Illinois 60045
                      Telecopier: 847-482-5064
                      Attention: General Counsel

If to Packaging, at:  1900 West Field Court
                      Lake Forest, Illinois 60045
                      Telecopier: 847-482-4589
                      Attention: General Counsel

         SECTION 9.07. WAIVERS. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

         SECTION 9.08. AMENDMENTS. Subject to the terms of Section 9.11 hereof, this Agreement may not be amended except by an agreement in writing signed by the parties hereto; provided, however, that notwithstanding the foregoing, the parties shall not amend this Agreement or any Ancillary Agreement in any way that would modify the Distribution, the Corporate Restructuring Transactions or the Debt Realignment, as contemplated herein or in any Ancillary Agreement, or the effectuation thereof, which modification would be materially adverse to the stockholders of either Tenneco or Packaging or both, without the prior approval of the stockholders of the company or companies (Tenneco or Packaging or both) whose stockholders would be so affected.

         SECTION 9.09. ASSIGNMENT. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

         SECTION 9.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

         SECTION 9.11. TERMINATION. This Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of Tenneco without the approval of Packaging or the stockholders of Tenneco. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except with the prior approval of the stockholders of Tenneco and Packaging.

         SECTION 9.12. THIRD PARTY BENEFICIARIES. Except with respect to Article VII (relating to Indemnitees), Article VIII (relating to officers and directors) and Section 9.05 (relating to third party vendors) and except as otherwise provided under this Agreement, this Agreement is solely for the benefit of the parties hereto and the members of their respective Groups and Affiliates, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         SECTION 9.13. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

         SECTION 9.14. TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.15. EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         SECTION 9.16. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that there is no adequate remedy at law for the failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each of the parties hereto agrees that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

         SECTION 9.17. GOVERNING LAW. ALL QUESTIONS OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (II) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND (III) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (II) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

         SECTION 9.18. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.19. SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be duly executed as of the day and year first above written.

                                        TENNECO INC.

                                        By /s/ THEODORE R. TETZLAFF
                                          ------------------------------------
                                        Name: Theodore R. Tetzlaff
                                        Title: General Counsel

                                        TENNECO PACKAGING INC.

                                        By /s/ JAMES V. FAULKNER, JR.
                                          ------------------------------------
                                        Name: James V. Faulkner, Jr.
                                        Title: General Counsel

                                                                       EXHIBIT A

                                     TENNECO

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                   (MILLIONS)

                                                                         Pro Forma Adjustments
                                                                         ---------------------
                                                                                       Spin-off        Consolidated
                                                        Tenneco         Debt          and Related         Tenneco
                                                      As Reported   Realignment      Transactions        Pro Forma
                                                      -----------   -----------      ------------       -----------
                    ASSETS

Current assets:
  Cash and temporary cash investments ............       $    40       $  --             $  --             $    40
  Receivables ....................................           606          --                 100 (c)           785
                                                                                              79 (b)
  Inventories ....................................           401          --                --                 401
  Other current assets ...........................           129            31 (a)          --                 160
                                                         -------       -------           -------           -------
    Total current assets .........................         1,176            31               179             1,386
Plant, property, and equipment, net ..............         1,049          --                --               1,049
Goodwill and intangibles, net ....................           510          --                --                 510
Other assets and deferred charges ................           260            41 (a)           (54)(f)           247
Net assets of discontinued operations ............         1,421          --              (1,421)(d)          --
                                                         -------       -------           -------           -------
    Total assets .................................       $ 4,416       $    72           $(1,296)          $ 3,192
                                                         =======       =======           =======           =======

                 LIABILITIES AND
               SHAREOWNERS' EQUITY

Current liabilities:
  Short-term debt (including current maturities on
    long-term debt) ..............................       $   206       $  (206)(a)       $  --             $  --
  Trade payables .................................           351          --                  20(c)            371
  Other current liabilities ......................           287          --                --                 287
                                                         -------       -------           -------           -------
    Total current liabilities ....................           844          (206)               20               658
Long-term debt ...................................           832           841 (a)          --               1,673
Deferred income taxes ............................            39          --                 (22)(f)            17 (e)
Other liabilities and deferred credits ...........           168          --                --                 168
Minority interest ................................           411          (394)(a)          --                  17
Shareowners' equity ..............................         2,122          (169)(a)        (1,421)(d)           659
                                                                                              80 (c)
                                                                                             (32)(f)
                                                                                              79 (b)
                                                         -------       -------           -------           -------
    Total liabilities and shareowners' equity ....       $ 4,416       $    72           $(1,296)          $ 3,192
                                                         =======       =======           =======           =======


    SEE THE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET.

                                     TENNECO
           NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) To reflect adjustments to Tenneco's debt for the debt realignment and the assumed payment of interest on Tenneco consolidated debt tendered or exchanged as part of the pre-spin-off debt realignment. The adjustment to equity reflects the net impact of the debt realignment, the recording of debt issue costs and deferred income taxes related to the debt realignment. Tenneco will acquire certain subsidiary preferred stock as part of the debt realignment. At this time, Tenneco cannot determine the ultimate amount of its outstanding public debt securities which will be (1) purchased in the cash tender offers that Tenneco plans to make as part of its debt realignment, or (2) exchanged for new securities in the exchange offers, and the amounts could vary significantly. These pro forma adjustments assume that 100% of the securities subject to the cash tender offers are purchased and 100% of the original securities are exchanged for new securities. These pro forma adjustments also assume that the new securities will be recorded at the net carrying amount of the original securities (in other words, the new securities are assumed not to be "substantially different." See the section titled "Accounting Treatment of the Exchange Offers" contained in Tenneco Packaging Inc.'s Registration Statement on Form S-4, File No. 333-82923). The results of the exchange offers could vary based on a number of factors, including the level of acceptance of the exchange offers, the ultimate interest rate of the exchanged securities and whether the exchanges will be considered extinguishments for accounting purposes. Based on current interest rate markets, it is expected that the exchange offers will not be extinguishments for accounting purposes. Tenneco expects to incur an extraordinary charge as a result of the debt realignment related to the cash tender offers. Tenneco estimates that this cost will be approximately $20 to $25 million after-tax based on current market rates of interest. Other costs, including transaction costs related to the acquisition of certain subsidiary preferred stock and costs associated with foreign tax restructuring initiatives, will be incurred by Tenneco in connection with the corporate restructuring transactions and the spin-off which Tenneco estimates will be approximately $50 million after-tax. The effect on Tenneco's debt of these costs has been reflected in this pro forma adjustment. However, these charges have not been included in the unaudited pro forma consolidated statements of income. See the section titled "Unaudited Pro Forma Consolidated Financial Statements of Tenneco" contained in Tenneco Packaging Inc.'s Registration Statement on Form S-4, File No. 333-82923.

(b) To reflect the purchase of Automotive accounts receivable at fair value which had previously been sold to a third party.

(c) To reflect affiliated receivables and payables with Packaging that were eliminated in the Tenneco consolidated balance sheet.

(d) To reflect the spin-off of Packaging common stock to holders of Tenneco common stock at an exchange ratio of one share of Packaging common stock for each share of Tenneco common stock.

(e) Deferred income taxes at June 30, 1999 include $79 million of net operating loss carryforwards which will be utilized by Packaging upon the planned sale of Packaging's remaining interest in its containerboard joint venture.

(f) To reflect the increase in net periodic pension costs resulting from the transfer to Packaging of prepaid pension costs attributable to Automotive employees. Automotive employees will no longer participate in the Tenneco Retirement Plan following the spin-off and Packaging will become the sponsor of this plan. These prepaid pension costs will be transferred to Packaging in connection with the corporate restructuring transactions.

                                                                       EXHIBIT B

                             AUTOMOTIVE SUBSIDIARIES

TENNECO INC. (DELAWARE) (to be renamed Tenneco Automotive Inc.)
  Tenneco Automotive Inc. (to be renamed) ......................................   100%
   Beijing Monroe Automobile Shock Absorber Company Ltd. .......................
    (Peoples Republic of China) ................................................    51
    (Tenneco Automotive Inc. owns 51%; and Beijing Automotive Industry
     Corporation, an unaffiliated company, owns 49%)

   Dalian Walker-Gillet Muffler Co. Ltd. (Peoples Republic of China) ...........    55
    (Tenneco Automotive Inc. owns 55%; and non-affiliates own 45%)

   McPherson Strut Company Inc. (Delaware)......................................   100
   Precision Modular Assembly Corp. (Delaware) .................................   100
   Shanghai Walker Exhaust Company, Ltd. (Peoples Republic of China) ...........    55
    (Tenneco Automotive Inc. owns 55%; and Shanghai Tractor and Internal
     Combustion Engine Company, Ltd., an unaffiliated company, owns 45%)

   Tenneco Asheville Inc. (Delaware) ...........................................   100
   Tenneco Asia Inc. (Delaware) ................................................   100
   Tenneco Automotive Foreign Sales Corporation Limited (Jamaica) ..............   100
   Tenneco Automotive Japan Ltd. (Japan) .......................................   100
   Tenneco Automotive Nederlands B.V. (Netherlands) ............................   100
   Tenneco Automotive RSA Company (Delaware) ...................................   100
   Tenneco Automotive Trading Company (Delaware) ...............................   100
   Tenneco Brake, Inc. (Delaware) ..............................................   100
   Tenneco Europe Limited (Delaware) ...........................................   100
    Wimetal S. A. (France) .............................................   less than 1
     (Tenneco Europe Limited owns 1 share; Walker Limited owns 1 share;
      Walker France S.A. owns 99%; and each of David Zerhusen, Howard van
      Schoyck, Daniel Barth, Daniel Bellanger, Herman Weltens and Theo Bonneu,
      affiliated persons, owns 1 share)

   Tenneco Inc. (Nevada) .......................................................   100
   Tenneco International Finance Limited (United Kingdom)(1) ...................   100
   Tenneco International Holding Corp. (Delaware) ..............................   100
    Monroe Australia Pty. Limited (Australia) ..................................   100
     Monroe Springs (Australia) Pty. Ltd. (Australia) ..........................   100
     Monroe Superannuation Pty. Ltd. (Australia) ...............................   100
     Walker Australia Pty. Limited (Australia) .................................   100
   Tenneco Automotive Europe N.V. (Belgium) ....................................   100
    Monroe Amortisor Imalat Ve Ticaret A.S (Turkey) ............................ 99.85
     (Tenneco Automotive Europe N.V. owns 99.85%; and various unaffiliated individual stockholders own 0.15%)

   Tenneco Automotive Italia S.r.l. (Italy) ....................................    85
    (Tenneco International Holding Corp. owns 85%; and Tenneco Automotive
    France, S.A. owns 15%)

   Tenneco Automotive Polska Sp. z.O.O .........................................     1


          (Tenneco International Holding Corp. owns 1%; and
           Tenneco Global Holdings Inc. owns 99%)

SUBSIDIARIES OF TENNECO INC
  SUBSIDIARIES OF TENNECO AUTOMOTIVE INC
     SUBSIDIARIES OF TENNECO INTERNATIONAL HOLDING CORP
       Tenneco Romania Sr(1)(Romania) ..........................................           0.14%

          (Tenneco International Holding Corp. owns 0.14%;
          and Tenneco Global Holdings Inc. owns 99.86%)
       Tenneco Automotive Sverige A.B.(Sweden) .................................            100
       Tenneco Canada Inc.(Ontario) ............................................            100
       Tenneco Global Holdings Inc.(Delaware) ..................................            100
          Fric-Rot S.A.I.C. (Argentina) ........................................             55
            (Tenneco Global Holdings Inc. owns 55%; Maco
            Inversiones S.A. owns 44.85%; and unaffiliated
            parties own .15%)

          Maco Inversiones S.A.(Argentina) .....................................            100
            Fric-Rot S.A.I.C. (Argentina) ......................................          44.85
               (Maco Inversiones S.A. owns 44.85%; Tenneco
              Global Holdings Inc. owns 55%; and
              unaffiliated parties own .15%)

          Monroe Springs (New Zealand) Pty. Ltd. (New
          Zealand) .............................................................            100
          Monroe Czechia s.r.o. (Czech Republic) ...............................            100
          Tenneco Automotive Iberica, S.A. (Spain) .............................            100
          Tenneco Automotive Polska Sp. z.O.O. (Poland) ........................             99
            (Tenneco Global Holdings Inc. owns 99%; and
            Tenneco International Holding Corp. owns 1%)

          Tenneco Romania Srl (Romania) ........................................          99.86
                (Tenneco Global Holdings Inc. owns 99.86%; and
                Tenneco International Holding Corp. owns 0.14%)

          Tenneco Mauritius Limited (Mauritius) ................................            100
            Hydraulics Limited (India) .........................................             51
               (Tenneco Mauritius Limited owns 51% and Bangalore Union Services
              Limited, an unaffiliated company, owns 49%)

              Renowned Automotive Products Manufacturers Ltd. ..................
              (India) ..........................................................             83
               (Hydraulics Limited owns 83%; and
              non-affiliates own 17%)

            Tenneco Automotive India Private Limited ...........................            100
            (India)
               Walker Exhaust India Private Limited
              (India) ..........................................................            100
                 (Tenneco Automotive India Private Limited
                owns less than 100%; and an unaffiliated
                party owns the balance)

       Tenneco Holdings Danmark A/S (Denmark) ..................................            100
          Gillet Exhaust Technologie (Proprietary) Limited
          (South Africa) .......................................................            100
          Gillet Lazne Belohrad, s.r.o. (Czech Republic) .......................            100
          Kinetic Ltd. (Australia) .............................................             99

-----------

(1)     In dissolution.

            (Tenneco Holdings Danmark A/S owns 99%+; and unaffiliated entities own less than 1%)

          Tenneco Automotive Holdings South Africa Pty. Ltd.
          (South Africa) .......................................................             51
            (Tenneco Holdings Danmark A/S owns 51%; and an
            unaffiliated party owns 49%)

            Armstrong Hydraulics South Africa (Pty.) Ltd.
            (South Africa) .....................................................            100
            Armstrong Properties (Pty.) Ltd. (South
            Africa) ............................................................            100


SUBSIDIARIES OF TENNECO INC
  SUBSIDIARIES OF TENNECO AUTOMOTIVE INC
     SUBSIDIARIES OF TENNECO GLOBAL HOLDINGS INC
       SUBSIDIARIES OF TENNECO AUTOMOTIVE HOLDINGS SOUTH
        AFRICA PTY. LTD
            Monroe Manufacturing (Pty.) Ltd. (South
            Africa) ............................................................            100%
            Smiths Industrial (SWA) (Pty.) Ltd. (South
            Africa) ............................................................            100
          Tenneco Automotive Port Elizabeth (Proprietary)
          Limited (South Africa) ...............................................            100
          Tenneco Automotive Portugal-- Componentes para
          Automovel, S.A. (Portugal) ...........................................            100
          Walker Danmark A/S (Denmark) .........................................            100
       Tenneco Automotive France S.A. (France) .................................            100
          (Tenneco International Holding Corp. owns 470,371
          shares; Daniel Bellanger owns 16 shares; Robert
          Bellanger owns 8 shares; and each of Walker
          Europe, Inc., Alain Bellanger, Theodore Bonneu,
          Roy Kolotylo and David Zerhusen owns 1 share)
         Gillet Tubes Technologies G.T.T. (France) .............................            100
          Monroe Packaging N.V. (Belgium) ......................................           99.9
            (Tenneco Automotive Europe N.V. owns 99.9%; and
            Tenneco Automotive France S.A. owns 0.1%)

          Tenneco Automotive Europe Coordination Center N.V
          (Belgium) ............................................................           99.9
            (Tenneco Automotive Europe N.V. owns 99.9%; and
            Tenneco Automotive France S.A. owns 0.1%)

          Tenneco Automotive Italia S.r.l. (Italy) .............................             15
            (Tenneco International Holding Corp. owns 85%;
            and Tenneco Automotive France S.A. owns 15%)

          Walker France Constructeurs S.A.R.L. (France) ........................            100
          Wimetal S.A. (France) ................................................             99
            (Tenneco Automotive France S.A. owns 99%; Tenneco Europe Limited owns 1 share, Walker Limited owns 1 share; and each of David
            Zerhusen, Howard van Schoyck, Daniel Barth, Daniel Bellanger, Herman
            Weltens and Theo Bonneu, affiliated persons, owns 1 share)

     The Pullman Company (Delaware) ............................................            100

       Autopartes Walker S.A. de C.V. (Mexico)..................................            100
          Consorcio Terranova S.A. de C.V. (Mexico).............................          99.99
            (Autopartes Walker S.A. de C.V. owns 99.99%; and
            Josan Latinamericana S.A. de C.V., an
            unaffiliated company, owns 0.01%)

          Monroe-Mexico S.A. de C.V. (Mexico)...................................            100


            Tenneco Automotive Servicios de Mexico, S.A. de
            C.V. (Mexico) ......................................................           0.01
               (Monroe-Mexico, S.A. de C.V. owns 1 share;
              and Proveedora Walker S. de R.L. de C.V. owns
              49,999 shares)
          Proveedora Walker S. de R.L. de C.V. (Mexico) ........................          99.99
            (Autopartes Walker S.A. de C.V. owns 99.99%; and
            Pullmex S. de R.L. de C.V. owns .01%)

SUBSIDIARIES OF TENNECO INC
  SUBSIDIARIES OF TENNECO AUTOMOTIVE INC
     SUBSIDIARIES OF THE PULLMAN COMPANY
       SUBSIDIARIES OF PROVEEDORA WALKER S. DE R.L. DE CV
            Pullmex S. de R.L. de C.V. (Mexico) ................................           0.01%
               (Proveedora Walker S. de R.L. de C.V. owns
              0.01% and Autopartes Walker S.A. de C.V. owns
              99.99%)

            Tenneco Automotive Servicios de Mexico, S.A. de
            C.V. (Mexico) ......................................................          99.99
               (Proveedora Walker S. de R.L. de C.V. owns
              49,999 shares, and Monroe-Mexico, S.A. de C.V
              owns 1 share)

          Pullmex S. de R.L. de C.V.............................................          99.99
            (Autopartes Walker S.A. de C.V. owns 99.9%; and
            Proveedora Walker S. de R.L. de C.V. owns 0.1%)

            Proveedora Walker S. de R.L. de C.V. (Mexico).......................           0.01
               (Pullmex S. de R.L. de C.V. owns 0.01%; and
              Autopartes Walker S.A. de C.V. owns 99.99%)

       Clevite Industries Inc. (Delaware).......................................            100
       Peabody International Corporation (Delaware) ............................            100
          Barasset Corporation (Ohio) ..........................................            100
          Peabody Galion Corporation (Delaware) ................................            100
          Peabody Gordon-Piatt, Inc. (Delaware) ................................            100
          Peabody N.E., Inc. (Delaware) ........................................            100
          Peabody World Trade Corporation (Delaware) ...........................            100
          Peabody-Myers Corporation (Illinois) .................................            100
          Pullman Canada Ltd. (Canada) .........................................             61
            (Peabody International Corporation owns 61%; and
            The Pullman Company owns 39%)

       Pullman Canada Ltd. (Canada).............................................             39
          (The Pullman Company owns 39%; and Peabody
          International Corporation owns 61%)

       Pullman Standard Inc. (Delaware).........................................            100
       Tenneco Brazil Ltda. (Brazil) ...........................................            100
          Tenneco Automotive Brasil Ltda. (Brazil) .............................            100
     Thompson and Stammers Dunmow (Number 6) Limited (United
      Kingdom) .................................................................            100
     Thompson and Stammers Dunmow (Number 7) Limited (United
      Kingdom) .................................................................            100

     TMC Texas Inc. (Delaware) .................................................            100
     Walker Electronic Silencing Inc. (Delaware) ...............................            100
     Walker Europe, Inc. (Delaware) ............................................            100
       Tenneco Automotive France S.A. (France) .................................              1

          (Tenneco International Holding Corp. owns 470,371 shares; Daniel Ballenger owns 16 shares; Robert
          Bellanger owns 8 shares; and each of Walker
          Europe, Inc., Alain Bellanger, Theodore Bonneu,
          Roy Kolotylo and David Zerhusen owns 1 share)

     Walker Limited (United Kingdom) ...........................................            100

SUBSIDIARIES OF TENNECO INC
  SUBSIDIARIES OF TENNECO AUTOMOTIVE INC
     SUBSIDIARIES OF WALKER LIMITED (UNITED KINGDOM)
       Gillet Torsmaskiner UK Limited (United Kingdom) .........................             50
          (Walker Limited owns 100 A Ordinary Shares, 50% of
          total equity; and AB Torsmaskiner, an unaffiliated company, owns 100 B
          Ordinary Shares, 50% of total equity)

          Exhaust Systems Technology Limited (United
          Kingdom) .............................................................          99.99%
            (Gillet Torsmaskiner UK Limited owns 99.99%; and
            Heinrich Gillet GmbH & Co. owns .01%)

       Tenneco Automotive UK Limited (United Kingdom) ..........................            100
          Gillet Exhaust Manufacturing Limited (United
          Kingdom) .............................................................            100
          Gillet Pressings Cardiff Limited (United
          Kingdom) .............................................................            100
          Walker (UK) Limited (United Kingdom) .................................            100
            J.W. Hartley (Motor Trade) Limited (United
            Kingdom) ...........................................................            100
            Tenneco-- Walker (U.K.) Ltd. (United
            Kingdom) ...........................................................            100
       Tenneco Management (Europe) Limited (United
        Kingdom) ...............................................................            100
       Wimetal S. A. (France) ..................................................              1
          (Walker Limited owns 1 share; Tenneco Europe Limited owns 1 share;
          Tenneco Automotive France S.A. owns 99%; and each of David Zerhusen,
          Howard van Schoyck, Daniel Barth, Daniel Bellanger, Herman Weltens and
          Theo Bonneu, affiliated persons, owns 1 share)

     Walker Manufacturing Company (Delaware) ...................................            100
       Ced's Inc. (Illinois) ...................................................            100
     Walker Norge A/S (Norway) .................................................            100
  Tenneco Deutschland Holdinggesellschaft mbH (Germany) ........................          99.97
     (Tenneco Inc. owns 99.97%; and Atlas
      Vermoegensverwaltung, an unaffiliated company, owns 0.03%)


     GILLET Unternehmesverwaltungs GmbH (Germany) ..............................            100
       Heinrich Gillet GmbH & Co. KG (Germany) .................................            0.1
          (GILLET Unternehmesverwaltungs GmbH owns 0.1%; and Tenneco Deutschland
          Holdinggesellschaft mbH owns 99.9%. The subsidiaries of Heinrich
          Gillet GmbH & Co. KG are listed below.)

     Heinrich Gillet GmbH & Co. KG (Germany) ...................................           99.9
       (Tenneco Deutschland Holdinggesellschaft mbH owns
        99.9%; and GILLET Unternehmesverwaltungs GmbH owns 0.1%)


       ELGIRA Montagebetrieb fur Abgasanlagen Rastatt GmbH
        (Germany) ..............................................................             50



          (Heinrich Gillet GmbH & Co. KG owns 50%; and an unaffiliated party owns 50%)

       Exhaust Systems Technology Limited (United
        Kingdom) ...............................................................           0.01
          (Heinrich Gillet GmbH & Co. KG owns 0.01%; and
          Gillet Torsmaskiner UK Limited owns 99.99%)
       Gillet-Abgassysteme Zickau Gmbh (Germany) ...............................            100
          Elagest AB (Sweden) ..................................................             50
            (Gillet-Abgassysteme Zickau GmbH owns 50%; and
            an unaffiliated party owns 50%)

SUBSIDIARIES OF TENNECO INC ....................................................
  SUBSIDIARIES OF TENNECO AUTOMOTIVE INC .......................................
  SUBSIDIARIES OF TENNECO DEUTSCHLAND HOLDINGGESELLSCHAFT
     MBH
     SUBSIDIARIES OF HEINRICH GILLET GMBH & CO. KG
       Mastra-Gillet Industria e Comercio Ltda. (Brazil) .......................             50
          (Heinrich Gillet GmbH & Co. KG owns 50%; and
          Mastra Industriae Comercio Ltda., an unaffiliated
          company, owns 50%)
       Montagewerk Abgastechnik Emden GmbH (Germany)............................             50%
          (Heinrich Gillet GmbH & Co. KG owns 50%; and an
          unaffiliated party owns 50%)
     Tenneco Automotive Deutschland GmbH (Germany) .............................            100
     WALKER GILLET (Europe) GmbH (Germany) .....................................            100




-----------

(1)         In dissolution.

                                                                       EXHIBIT C

                      CORPORATE RESTRUCTURING TRANSACTIONS

         Set forth below are the transactions that, as applicable, the members of each of the Packaging and Automotive Groups will consummate in connection with the Distributions. A list of defined terms is included as Schedule 1 to this Exhibit. Capitalized terms used but not otherwise defined in Schedule 1 have the meaning ascribed to them under the Distribution Agreement.

A.  REALIGNMENT OF INTERCOMPANY OBLIGATIONS.

         The following transactions will be effected to realign the intercompany accounts of the Automotive and Packaging Groups. After the completion of these transactions, TI will have a single net intercompany obligation from TPI and all other intercompany obligations (other than trade accounts) will be exclusively between entities which are members of the same Group. Following the completion of these transactions, there will be no further transfers of funds between members of different Groups other than pursuant to transactions occurring in the ordinary course of business (trade accounts) and transfers required or otherwise permitted pursuant to these Corporate Restructuring Transactions.

  1. Realignment of AG Intercompany Obligations.

         Realignment of AG Foreign Intercompany Accounts. Each foreign member of AG having a net intercompany obligation owing from a member of PG (excluding trade accounts receivable) will transfer such net intercompany obligation to TMEL in exchange for an intercompany advance receivable from TMEL in an amount equal to the aggregate amount of the net intercompany receivables and notes transferred. TMEL will assume the net intercompany obligation owed by each foreign member of AG having a net intercompany obligation to a member of PG (excluding trade accounts payable) in exchange for the issuance by each such AG member of an intercompany advance payable to TMEL in an amount equal to the aggregate amount of the net intercompany obligations assumed.

         Realignment of AG Domestic Intercompany Obligations. Each domestic member of AG having a net intercompany obligation owing from a member of PG (excluding trade accounts receivable) will transfer such net intercompany obligation to TI in exchange for an intercompany advance receivable from TI in an amount equal to the aggregate amount of the net intercompany receivables and notes transferred. TI will assume the net intercompany obligations owed by each domestic member of AG having a net intercompany obligation to a member of PG (excluding trade accounts payable) in exchange for the issuance by each such AG member of an intercompany advance payable to TI in an amount equal to the aggregate amount of the net intercompany obligations assumed.

  2. Realignment of PG Intercompany Obligations

         Realignment of PG Foreign Intercompany Accounts. Each foreign member of PG having a net intercompany obligation from a member of AG (excluding trade accounts receivable) will transfer such net intercompany obligation to TPUKL in exchange for an intercompany advance receivable from TPUKL in an amount equal to the aggregate amount of the net intercompany receivables and notes transferred. TPUKL will assume the net intercompany obligations owed by each foreign member of PG having a net intercompany obligation to a member of the AG (excluding trade accounts payable) in exchange for the issuance by each such PG member of an intercompany advance payable to TPUKL in an amount equal to the aggregate amount of the net intercompany obligations assumed.

         Realignment of PG Domestic Intercompany Obligations. Each domestic member of PG having a net intercompany obligation owing from a member of AG (excluding trade accounts receivable) will transfer such net intercompany obligation to TPI in exchange for an intercompany advance receivable from TPI in an amount equal to the aggregate amount of the net intercompany receivables and notes transferred. TPI will assume the net intercompany obligations owed by each domestic member of PG having a net intercompany obligation to a member of AG (excluding trade accounts payable) in exchange for the issuance by each such PG member of an intercompany advance payable to TPI in an amount equal to the aggregate amount of the net intercompany obligations assumed.

B. DEBT REALIGNMENT

  1. Each of TI and TPI shall participate in the Debt Realignment.

C. IMPLEMENTATION OF CORPORATE RESTRUCTURING TRANSACTIONS. The following transactions will be effected pursuant to the requirement in Section 2.01 of the Distribution Agreement that the parties and their affiliates "take such action or actions as is necessary to cause, effect and consummate the Corporate Restructuring Transactions." Transactions occurring on the same day shall be deemed to have occurred in the order listed herein regardless of the order in which the documentation is executed, filed, or accepted, and regardless of the order in which the funds or other assets are transferred.

  1. Separation of the German and U.K. Packaging and Automotive Parts Businesses

         German Restructuring:

         a. TDH will form six new German corporate subsidiaries (each, a"GP GmbH") and PDH:

                  (1) Omni-Pac GP GmbH;
                  (2) OPE GP GmbH;
                  (3) Sengewald V GP GmbH;
                  (4) Kobusch GP GmbH;

                  (5) Sengewald K GP GmbH;
                  (6) Nord-West GP GmbH; and
                  (7) PDH

         b. The TDH corporate subsidiaries will be converted to German partnerships or GmbH & Co KGs ("operating target KGs").

         c. TDH will transfer (in trust) a nominal interest (.1%) in each of OPE GmbH, Kobusch GmbH, Nord-West GmbH, Sengewald V GmbH, and Sengewald K GmbH to the corresponding GP GmbHs.

         d. TI will sell its 1% interest in Omni-Pac to Omni-Pac GP GmbH.

         An entity classification election will be made for US tax purposes so that each of the operating target KGs, as well as all other direct and indirect subsidiaries of the operating target KGs will be treated as divisions/branches of TDH effective as of the conversion date.

         e. PDH will form six new German limited partnerships ("financing KGs" or "F KGs") corresponding to the six operating target KGs created in b. above:
Omni-Pac F KG; OPE F KG; Omni-Pac F KG; Nord-West F KG; Sengewald V F KG; and Sengewald K F KG.

         An entity classification election will be made for US tax purposes so that each of the financing KGs will be treated as divisions of PDH effective as of the date of formation.

         f. Each of the six general partner GmbHs formed in a. above will become a general partner of one of the respective financing KGs formed in e. above. PDH will receive 100% limited partnership interest in each of the newly created financing KGs in exchange for nominal equity contribution.

         g. TDH will sell Halle real estate to Sengewald V F KG.

         h. Each of the financing KGs will acquire respective operating target KG limited partnership interests from TDH.

         i.       TDH will sell the following entities to PDH:

                  (1) Omni-Pac GP GmbH;
                  (2) OPE GP GmbH;
                  (3) Kobusch GP GmbH;
                  (4) Nord-West GP GmbH;
                  (5) Sengewald V GP GmbH; and
                  (6) Sengewald K GP GmbH.

         j. TDH will sell its entire limited partnership interests in the following entities:

                  (1) Omni-Pac KG to Omni-Pac F KG;
                  (2) OPE KG to OPE F KG;
                  (3) Kobusch KG to Kobusch F KG;
                  (4) Nord-West KG to Nord-West F KG; and
                  (5) Sengewald V KG to Sengewald V F KG.

         k. Sengewald V KG will sell its entire limited partnership interests in Sengewald K KG to Sengewald K F KG.

         l. TI will transfer 99.97% share in Sentinel GmbH Verpackungen to TPI as equity contribution.

         m.       The following mergers will occur:

                  (1) Omni-Pac F KG (survivor) and Omni-Pac KG;
                  (2) OPE F KG (survivor) and OPE KG;
                  (3) Kobusch F KG (survivor) and Kobusch KG;
                  (4) Nord-West F KG (survivor) and Nord-West KG;
                  (5) Sengewald V F KG (survivor) and Sengewald V KG; and
                  (6) Sengewald K F KG (survivor) and Sengewald K KG.

    UK Restructuring:

         a. TI will make an entity classification election for US tax purposes so that each of the following entities will be treated as a division of its parent:

                  (1) OPUKL;
                  (2) Packaging Scotland;
                  (3) Alpha;
                  (4) Caerphilly;
                  (5) Films;
                  (6) Livingston;
                  (7) Stanley;
                  (8) Brucefield; and
                  (9) Polbeth.

         b. Baldwin will purchase all of the stock of the following subsidiaries from Walker: TPUKL; OPUKL; and Packaging Scotland.

         c.       TPUKL will become PG internal finance company.

         d. Walker Ltd will transfer its shares in Omni-Pac UK and TPL to Baldwin.

  2. Albright and Wilson Note. TI will transfer the Albright and Wilson note to TMC.

  3. TPI Name Change. TPI will change its name and will register to do business in the following states (where Specialty is registered and TPI is not):
Arkansas, Louisiana, New Hampshire, and South Dakota

  4. TI Contribution of Capital to TPI. TI will transfer all of its ownership interests (100% unless otherwise indicated) in the following entities to TPI as a contribution to capital:

         a. Baldwin
         b. Wood Products Leasing Company (DE)
         c. Tenneco Packaging Hungary Holdings Inc. (DE)
         d. Tenneco Packaging International Holdings Inc. (DE)
         e. Scriptoria N.V. (Belgium)1
         f. Airpack Polska SP z.O.O. (Poland)
         g. Airpack Japan K.K. (Japan)
         h. Tenneco Packaging Europe B.V. (Netherlands)
         i. Wellenfoam N.V. (Belgium)2
         j. Kobusch Packaging Egypt Ltd. (Egypt)3
         k. Tenneco Packaging -- Chile Holdings Inc. (Delaware)
         l. Airpack SPA (Italy)4
         m. Aircal S.A. (France)5
         n. Tenneco PPI Company (DE)
         o. Omni-Pac S.A.R.L. (France)6
         p. Tenneco Packaging Hexacomb S.A. (Spain)
         q. Tenneco Romania Holdings Inc. (DE)
         r. Tenneco Packaging Leasing Company (DE)
         s. TBSHI
         t. Tenneco Inc. (NV)
         u. Tenneco International Finance B.V. (Netherlands)
         v. Tenneco International Business Development Limited (DE)
         w. Tenneco Management Company (DE)
         x. Tenneco Retail Receivables Co. (DE)


--------

1/ TI owns 99.56%; Tenneco Packaging International Holdings Inc. holds 18 shares; the balance of shares outstanding are held by unaffiliated persons.

2/ TI owns all of the shares except for one, which is owned by Tenneco Packaging International Holdings Inc. (Delaware).

3/    TI owns 99% and Kobusch Folien GmbH (Germany) owns 1%.

4/    TI owns 98%; Tenneco Packaging International Holdings Inc. (Delaware) owns
      2%.

5/ TI owns all of the shares except seven which are held by the company's four directors and TPI, Tenneco Protective Packaging Inc. (Delaware), and Tenneco Packaging International Holdings Inc. (Delaware).

6/    TI owns 97% and Omni-Pac GmbH (Germany) owns 3%.

         y. Sentinel GmbH Verpackungen (Germany)7
         z. Alupak
         aa. Tenneco Packaging RSA Company (DE)

  5. Tenneco Trademarks and Trade Names. The Tenneco Trademarks and tradenames will be assigned to a member of the AG.

  6. TPI Recapitalization. Immediately before the Distribution, TPI will be recapitalized as provided in Section 2.02 of the Distribution Agreement.

  7. Specialty Merger. Pursuant to a plan of complete liquidation, Specialty will be merged with and into TPI, with TPI as the surviving corporation.

  8. TI Contribution of Capital to TAI. Following step C4, TI will transfer all of its remaining assets (other than its ownership interests in TAI, TPI, Tenneco Automotive Merger Sub Inc. and Tenneco Deutschland) to TAI as a contribution to capital.

D. DISTRIBUTIONS

  1. Dividend of TPI Stock. On the Distribution Date following the consummation of steps C1 through C7, TI will distribute all of the stock of TPI to holders of outstanding Tenneco common stock as a distribution with respect to stock (i.e., return of contributed surplus) pro rata on the basis of one share of TPI stock for one share of Tenneco common stock outstanding. Cash will be paid in lieu of issuing fractional shares of TPI stock. Each share of stock of TPI will have attached to it stock purchase rights (the "Rights") which will entitle the holder to purchase certain stock of TPI, as the case may be, upon the occurrence of certain triggering events.

  2. TI Stock Split. One day after the Distribution Date, TI will effect a reverse stock split. Cash will be paid in lieu of issuing fractional shares of TI stock.

  3. TAI Name Change. TAI will change its name to Tenneco Automotive Operating Company Inc.

  4. TI Name Change. A merger subsidiary will be incorporated in Delaware as Tenneco Automotive Merger Sub Inc. Effective as of 8:00 a.m. EST on the day following the Distribution Date, TI will merge with the merger subsidiary with TI as survivor under the name Tenneco Automotive Inc.



--------

7/    A small percentage of shares is owned by Scriptoria N.V. (Belgium).

                                   SCHEDULE 1

                      CORPORATE RESTRUCTURING TRANSACTIONS
                              LIST OF DEFINED TERMS

"AG"                    = Automotive Group
"Alpha"                 = Alpha Products (Bristol) Limited (UK)
"Alupak"                = Alupak A.G. (Switzerland)
"ASCC"                  = Asset Securitization Cooperative Corporation
"Baldwin"               = The Baldwin Group, Ltd. (UK)
"Brucefield"            = Brucefield Plastics Limited (Scotland)
"Caerphilly"            = Tenneco Packaging (Caerphilly) Limited (UK)
"CIBC"                  = Canadian Imperial Bank of Commerce
"Films"                 = Tenneco Packaging (Films) Limited (UK)
"Hexacomb"              = Tenneco Packaging Hexacomb S.S. (Spain)
"Iberica"               = Tenneco Automotive Iberica S.A. (Spain)
"KG"                    = German limited partnership
"Klinik"                = Klinik GmbH (Germany)
"Kobusch"               = Kobusch Folien GmbH (Germany)
"Livingston"            = Tenneco Packaging (Livingston) Limited (Scotland)
"Nord-West"             = Nord-West Verpackung GmbH (Germany)
"Omni-Pac               = Omni-Pac GmbH (Germany)
"OPE"                   = Omni-Pac Ekco GmbH (Germany)
"OPUKL"                 = Omni-Pac U.K. Limited (UK)
"Packaging              = Tenneco Packaging Limited (Scotland)
 Scotland"
"PCA"                   = Packaging Corporation of America
"PDH"                   = Tenneco Packaging Deutschland
                          Holdinggesellschaft GmbH (Germany)
"PG"                    = Packaging Group
"Polbeth"               = Polbeth Packaging (Corby) Limited (Scotland)
"Sengewald V"           = Sengewald Verpackungen GmbH (Germany)
"Sengewald K"           = Sengewald Klinicprodukte GmbH (Germany)
"Specialty"             = Tenneco Packaging Specialty and Consumer
                          Products Inc. (DE)
"Stanley"               = Tenneco Packaging (Stanley) Limited (UK)
"TA France"             = Tenneco Automotive France S.A. (France)
"TAI"                   = Tenneco Automotive Inc. (DE)
"TARSAC"                = Tenneco Automotive RSA Company Inc. (DE)
"TAVIAI"                = Tenneco AVI Acquisition Inc, (DE)
"TBSHI"                 = Tenneco Business Services Holdings Inc. (DE)
"TBSI"                  = Tenneco Business Services Inc. (DE)
"TCI"                   = Tenneco Canada Inc.
"TDH"                   = Tenneco Deutschland Holinggessellschaft mbH
                          (Germany)
"TI"                    = Tenneco Inc. (DE)

"TIHC"                  = Tenneco International Holdings Corp. (DE)
"TMC"                   = Tenneco Management Company (DE)
"TMC Texas"             = TMC Texas Inc. (DE)
"TMEL"                  = Tenneco Management (Europe) Limited (UK)
"TPI"                   = Tenneco Packaging Inc. (DE)
"TPRSAC"                = Tenneco Packaging RSA Company Inc. (DE)
"TPUKL"                 = Tenneco Packaging (UK) Limited (UK)
"Walker"                = Walker Limited (UK)
"WE"                    = W.E. Verwaltungsgesellschaft mbH

                                                                       EXHIBIT D

                                DEBT REALIGNMENT

    (Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Distribution Agreement to which this is attached.)

    1. The specific goal of the Debt Realignment is to reach the relative allocation between Packaging and Tenneco of Tenneco's Consolidated Debt immediately prior to the time of the Distribution (after giving effect to the repurchase of subsidiary preferred stock and payment of transaction fees and expenses) that is reflected in the June 30, 1999 pro forma balance sheets of Tenneco and Packaging, and the related notes thereto, that are included as Exhibits A and F, respectively, to the Distribution Agreement. Such allocation may be adjusted by Tenneco in its sole discretion at any time prior to the Distribution to ensure Tenneco and Packaging are in compliance with their respective financing arrangements.

    2. Tenneco shall in its discretion tender for, prepay or otherwise refinance, or shall offer Packaging debt in exchange for or otherwise refinance, one or more of the issues of Consolidated Debt (as defined below). Concurrently with the Debt Realignment, Tenneco will, if in its discretion it deems such to be advisable, solicit the consent of the holders of such Consolidated Debt to certain aspects of the Debt Realignment. Tenneco reserves the right to determine whether or not it tenders for, prepays, otherwise refinances or leaves outstanding, or offers to exchange Packaging debt for or otherwise refinance, any particular issue of Consolidated Debt. The term "CONSOLIDATED DEBT" means the following obligations that are outstanding or have been accrued as of the Distribution Date:

    a. indebtedness for money borrowed, including accrued interest, of Tenneco and its consolidated subsidiaries before the Distribution, including public debt, short-term borrowings and bank debt, and borrowings and payments to fund actual and estimated transaction and related costs, including, without limitation, a portion of the Transaction Expenses listed on Schedule 1 to this Exhibit;

    b. the current and deferred obligations under severance packages, Supplemental Executive Retirement Plan (other than the Tenneco Inc. Pilots' Supplemental Retirement Plan) and deferred compensation for persons who meet all of the following criteria:

    (i) they are treated as active employees of Tenneco Management Company under the Human Resources Agreement as of the Distribution Date;

    (ii) liabilities with respect to them (other than the liabilities under the Tenneco Retirement Plan) are allocated to the Packaging Group under the Human Resources Agreement; and

    (iii) they do not continue in the active employment of Packaging Group (excluding TMC) or Automotive Group after the Distribution Date.

    c. obligations in respect of the preferred stock issued by Tenneco International Holding Corp.; and

    d. the cost to purchase accounts receivable previously sold by Tenneco or its consolidated subsidiaries.

    3. Tenneco shall have the sole right and authority to have in place a credit facility(ies) and/or other financing for itself (with such guarantees of its obligations thereunder by the Automotive Subsidiaries as it deems necessary) and for Packaging (with such guarantees of Packaging's obligations thereunder by the Packaging Subsidiaries as it deems necessary) in an aggregate principal amount sufficient (together with other funds available to Tenneco) to fund such tenders, prepayments and other refinancings and for other general corporate purposes (including, without limitation, working capital). These facility(ies) and/or other financings shall be in effect on or prior to the Distribution Date.

    4. Accordingly, after giving effect to the Debt Realignment and the Distribution, (i) Tenneco will be responsible for all of Tenneco Inc.'s public debt that remains outstanding, any borrowings under its new credit facility(ies) and/or other financing described above and any Consolidated Debt for which a member of the Automotive Group is the primary obligor as of the Distribution which remains outstanding and (ii) Packaging will be responsible for any public debt of Packaging issued in exchange for Tenneco Inc.'s public debt, any borrowings under its new credit facility(ies) and/or other financings described above and any Consolidated Debt for which a member of the Packaging Group is the primary obligor as of the Distribution which remains outstanding.

    5. All aspects of (x) the Debt Realignment and any financing thereof and (y) the terms of any consents solicited in respect of Consolidated Debt, shall be controlled solely and exclusively by Tenneco. Tenneco shall select, in its sole discretion, the dealer manager(s) for any and all consent solicitations, debt tenders and debt exchanges in respect of Consolidated Debt.

    6. Tenneco and Packaging shall comply with all applicable securities, blue sky and other laws in connection with the Debt Realignment and the other transactions contemplated hereunder.


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                                   SCHEDULE 1

                              TRANSACTION EXPENSES

"Transaction Expenses" shall mean the third-party fees, costs and expenses listed below that are reasonably incurred by Tenneco or Packaging or any member of their respective Groups in order to effect the transactions contemplated by, or undertaken prior to the Distribution Date in connection with, the Corporate Restructuring Transactions, the Distribution and the Debt Realignment, provided that such expenses (1) to the extent incurred on or before the Distribution, were incurred by or with the approval of Tenneco Inc. headquarters personnel in Greenwich, Connecticut or (2) to the extent incurred after the Distribution, are either (a) for goods or services to be provided by entities that previously provided goods or services, the expenses for which prior goods or services were approved in accordance with clause (1) or (b) incurred pursuant to an engagement approved by the General Counsel of each of Tenneco and Packaging:

         a.       accounting fees and expenses;

         b.       actuarial fees and expenses;

         c.       appraisal fees and expenses;

         d.       audit fees and expenses;

         e.       broker/dealer fees and expenses;

         f.       consulting fees and expenses;

         g. costs to purchase new "wrap-around," run-off D&O and fiduciary, and other insurance policies pursuant to the Insurance Agreement;

         h. costs to transfer and record the transfer of Tenneco Trade Names and Trademarks (but not expenses associated with the Tenneco Packaging Inc. or Tenneco Inc. name change);

         i. exchange agent and depositary fees and expenses in connection with the tender and exchange offers effected pursuant to the Debt Realignment;

         j.       consent fees in connection with the Debt Realignment;

         k. fees and expenses incurred in connection with arranging and the initial borrowings under revolving and term debt in connection with the Debt Realignment, including commitment fees, drawdown fees, agent's fees, facility fees and similar fees and expenses, and lender's costs and expenses payable by the borrower;


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





         l. filing fees with governmental agencies and other regulatory bodies, including SEC, NYSE, NASD, HSR and other similar fees;

         m. information agent fees and expenses in connection with the tender and exchange offers effected pursuant to the Debt Realignment and the Distribution;

         n. investment banking fees and expenses, dealer manager and underwriting fees and expenses, and similar fees and expenses;

         o. fees and expenses of legal counsel with respect to legal matters and of other professionals with respect to solvency opinions pertaining to the transactions;

         p. expenses to mail materials to security holders, lenders, underwriters and other similar persons;

         q. newspaper advertising costs in connection with the tender and exchange offers undertaken as part of the Debt Realignment;

         r.       printing fees and expenses;

         s. proxy solicitation fees and expenses in connection with (1) the reverse split and de- staggering Tenneco's Board of Directors and (2) the reduction of the number of authorized shares of Tenneco Inc.;

         t.       rating agency fees; and

         u. such other expenses as may be mutually approved by the General Counsel of each of Tenneco and Packaging.

The parties expressly agree that the fees, costs and expenses incurred after the Distribution Date with respect to Packaging's sale of its remaining interest in its containerboard joint venture shall not be "Transaction Expenses."

                                                                       EXHIBIT E

                                     FORM OF
                            HUMAN RESOURCES AGREEMENT


         THIS HUMAN RESOURCES AGREEMENT is made and entered into as of this 4th day of November, 1999, by and between TENNECO INC., a Delaware corporation to be renamed Tenneco Automotive Inc. ("Tenneco" or "Automotive Company"), and Tenneco Packaging Inc. (to be renamed), a Delaware corporation ("Packaging Company").

         WHEREAS, pursuant to the terms of that certain Distribution Agreement by and between Tenneco and Packaging Company and dated as of November 3, 1999 (the "Distribution Agreement"), the parties have entered into this Agreement regarding certain labor, employment, compensation and benefit matters occasioned by the Distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, each of the parties hereto, on behalf of itself and each other entity over which it has direct or indirect legal or effective control, hereby agrees as follows:

         SECTION 1. Definitions. The following terms, when capitalized herein, shall have the meanings set forth below in this Section 1. All other capitalized terms which are used but are not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

                  "Active Employees" means, with respect to each Group, all employees regularly engaged in the performance of services to, for or on behalf of any member of such Group as of the close of business on the Distribution Date; provided, that (1) all such employees of Tenneco Management Company ("TMC") who are employed by a member of the Automotive Group immediately after the Distribution shall, for all purposes hereunder, be treated as Active Employees of the Automotive Group, (2) for purposes of allocation of liabilities, non-employee officers of Tenneco Inc. shall be treated as Active Employees of TMC and (3) all such employees that become an employee of a member of the Automotive Group pursuant to Section 7.1 of the Transition Services Agreement shall, for all purposes hereunder, be treated as Active Employees of the Automotive Group. Notwithstanding any other provision hereof: (i) liabilities with respect to the Vice President -- Law of Tenneco Europe Limited (the "VPLE") shall be allocated between Automotive Company and the Packaging Company as provided in agreements between that individual and TMC and that individual and Automotive Company; and (ii) with respect to the former general counsel of Tenneco Automotive Inc., he shall move to the payroll of TMC effective November 15, 1999, the Automotive Company shall be liable for his 1999 bonus and outplacement expense, and the Packaging Company shall be liable for his severance benefits. As to the VPLE, the parties acknowledge and agree that Automotive Company has no liability for severance benefits to the extent funded under the Tenneco Rabbi Trust.

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



                  "Common Stock" means Tenneco Common Stock or Packaging Common Stock, as applicable.

                  "Former Employees" means, with respect to each Group, all former employees of Tenneco and/or its Subsidiaries (including, but not limited to, such employees who, as of the close of business on the Distribution Date, are on leave of absence, long-term disability or layoff with recall rights) who, if they were regularly engaged in the performance of services to, for or on behalf of Tenneco or any of its Subsidiaries at the close of business on the Distribution Date, would be an Active Employee of such Group, determined on a basis consistent with the determination of the Active Employees of such Group.

                  "Tenneco Salaried Welfare Plans" means, collectively, the Tenneco Inc. Health Care Plan, the Tenneco Inc. Group Life Insurance Plan, the Tenneco Inc. Long Term Disability Plan, the Tenneco Inc. Travel Accident Insurance Plan, the Tenneco Inc. Health Care Flexible Spending Account Program and the Tenneco Inc. Dependent Day Care Flexible Spending Account Plan.

         SECTION 2. General Employment Matters.

          2.01 General Obligations. From and after the Distribution Date, each of Automotive Company and Packaging Company shall (and shall, as applicable, cause each of the other members of its respective Group over which it has direct or indirect legal or effective control to) (a) continue the employment of all of the Active Employees of its respective Group, subject, however to the terms of
Section 2.03 below and (b) except as otherwise specifically provided herein, pay, perform and discharge any and all labor, employment, compensation and benefit liabilities, whether arising prior to, on or after the Distribution Date, with respect to all such Active Employees and all Former Employees of its respective Group. Notwithstanding the foregoing, all payments to be made to Active Employees and Former Employees of TMC who are not employed by the Automotive Group or the Packaging Group (excluding TMC) immediately after the Distribution out of general corporate assets shall be processed and administered by Tenneco Business Services Inc. ("TBS") or such other person or entity as shall be designated by the trustees of the Tenneco Rabbi Trust in their sole discretion (rather than by Packaging Company or another member of the Packaging Group); provided, however, that nothing contained in this sentence shall be construed either: (i) as releasing Packaging Company and the other members of the Packaging Group from the financial responsibility for such payments, or (ii) imposing or giving any such trustees or any party hereto or other person the right or ability, contractual or otherwise, to impose on Tenneco and/or any of the other members of the Automotive Group, any responsibility or obligation (financial or otherwise) for such payments or for any of the obligations of the Packaging Group described in the immediately succeeding sentence. Packaging Group shall maintain one or more rabbi trusts to facilitate such payments, and Packaging shall furnish or make available through TBS or otherwise office space, secretarial and other office support for the provision of such services.

         2.02 Initial Compensation of Active Employees. The initial compensation (base salary or wage level) of each Active Employee of each such Group as of the Distribution Date shall be the same as the compensation (base salary or wage level) of such Active Employee immediately prior to the Distribution Date, except as may otherwise be provided in the Transition Services Agreement.

         2.03 No Additional Employment Rights Created. Nothing in this Agreement shall give any Active Employee of any Group any right to continued employment by any member of that Group or the other Group beyond the Distribution Date, which is in addition to or supplemental to any such right he or she may have arising under contract or otherwise.


         SECTION 3. Collective Bargaining.

         3.01 Continuation of Existing Collective Bargaining Agreements. Each of Automotive Company and Packaging Company shall (and shall cause, as applicable, each other member of its Group over which it has direct or indirect legal or effective control to) continue to honor all collective bargaining agreements covering the Active Employees of its respective Group which are in effect as of the close of business on the Distribution Date, in accordance with and subject to the terms of each such collective bargaining agreement.

         3.02 Recognition of Incumbent Labor Organizations. Each of Automotive Company and Packaging Company shall (and shall cause, as applicable, each other member of its Group over which it has direct or indirect legal or effective control to) continue to recognize all incumbent labor organizations which, as of the close of business on the Distribution Date, have established collective bargaining relationships in respect of the Active Employees of its respective Group.

         3.03 Continued Sponsorship of Hourly Employee Benefit Plans. Except as otherwise specifically provided herein, each of Automotive Company and Packaging Company shall continue (and shall, as applicable, cause each other member of its respective Group over which it has direct or indirect legal or effective control to continue) to sponsor all employee benefit plans for hourly employees which, as of the close of business on the Distribution Date, are in existence and relate to the Active Employees and/or Former Employees of its respective Group, subject to its rights under such plans to amend or terminate such plans.

         3.04 Provisions of Wages, Rights and Other Employment Benefits Required Under Existing Collective Bargaining Agreements. Without limiting the generality of the foregoing, each of Automotive Company and Packaging Company shall (and shall cause each other member of its respective Group over which it has direct or indirect legal or effective control to) provide those of its Active Employees whose employment is subject to collective bargaining agreements and/or established collective bargaining relationships as of the close of business on the Distribution Date with the wages, benefits, and terms and conditions of employment required by such agreements or relationships, except that (i) participation in the Tenneco Inc. Employee Stock Purchase Plan will be suspended as provided in Section 4.06 hereof, and (ii) the provisions of any defined contribution plan calling for contributions or investment in the common stock of Tenneco Inc. shall be amended in accordance with Section 4.05 hereof.

         3.05 Limitation on Obligations. Each of the parties hereto hereby agrees and acknowledges that nothing contained in this Agreement, including its obligation to continue its applicable


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


collective bargaining agreements or relationships, shall be construed to restrict any right it, or any other member of its respective Group, may have to terminate, renegotiate, reopen or otherwise seek changes in any of its collective bargaining agreements or relationships.

         SECTION 4. United States Salaried Pension and Thrift Benefits and Stock Purchase Plan.



         4.01 Tenneco Retirement Plan. Effective as of the Impact Date (as defined below), Automotive Company and all other members of that Group shall cease to be sponsors of the Tenneco Retirement Plan (the "TRP"), and Packaging Company shall become the sponsor of the TRP; provided that Packaging's sponsorship shall be subject to the terms and conditions of the TRP. The TRP shall retain liability for all pension benefits accrued by the Active Employees and Former Employees of the Automotive Group who are or were formerly participants in the TRP through the last day of the calendar month in which the Distribution Date occurs (the "Impact Date"). Following the Distribution Date, Automotive Group will have no liability, contingent or otherwise, with respect to the TRP, including without limitation any liability for benefits accrued through the Impact Date (including early retirement benefits and related subsidies, as to which all age, service and participation requirements were satisfied on or before the Impact Date) for Active Employees or Former Employees of the Automotive Group, and Packaging Company shall assume or retain, as the case may be, all such liabilities and all such liabilities shall constitute "Packaging Liabilities" under the Distribution Agreement.

         Packaging Company shall succeed Tenneco Inc. under and with respect to the Tenneco General Employee Benefit Trust (the "GEBT"). As soon as practicable after the Distribution Date, Packaging Company shall cause the GEBT to transfer to a trustee designated by Automotive Company the assets of the GEBT attributable to the Automotive Group's hourly defined benefit pension plans. Such transfer shall be in cash, except that Tenneco Common Stock may be transferred, subject to the limitations of applicable law, and the assets managed by one or more managers may be transferred.

         Packaging Company shall create an investment committee (the "New Committee") to manage the assets of the GEBT, equivalent to the committee which performed those functions as of the Distribution Date (the "Old Committee"), and the New Committee shall have as members, the members of the Old Committee as of the Distribution Date until the earlier of March 31, 2000 or the date such persons die, resign or are removed in accordance with rules equivalent to the rules applicable to the Old Committee.

         4.02 Amendment of TRP. The sponsor of the TRP shall amend the TRP to
(a) "freeze" the benefit accruals of the Active Employees of the Automotive Group as of the Impact Date, and (b) provide that all benefits accrued as of the Impact Date by the Active Employees of the Automotive Group shall be fully vested and non-forfeitable (as will the benefits to Former Employees of the Automotive Group to the extent required by applicable laws) and the sponsor shall inform, in writing, as soon as practicable following the Impact Date, each such Employee of his or her accrued benefits under the TRP as of the Impact Date.

         4.03 No Credit for Post-Impact Date Service. Except as may be required by law, the TRP


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




shall not be required to count service with any entity other than a member of the Packaging Group after the Impact Date for any purpose, nor shall there be any requirement that Active Employees of the Automotive Group be permitted to "grow into" normal or early retirement benefits under the TRP based upon events occurring after the Impact Date.

         4.04 Tenneco Thrift Plan. The active participation in the Tenneco Thrift Plan and the Tenneco Thrift Plan for Hourly Employees (collectively the "Tenneco DC Plan") by persons other than the Active Employees of the Packaging Group shall cease effective as of January 31, 2000 (the

"Transition Date"). In addition, Automotive Company and all other members of the Automotive Group shall cease to be sponsors of the Tenneco DC Plan as of the Transition Date, and Packaging Company shall become the sponsor of the Tenneco DC Plan from and after the Distribution Date. Each of Packaging Group and Automotive Group shall bear the costs of employer matching contributions attributable to the participation of its respective employees in the Tenneco DC Plan for the period commencing with the Distribution Date and, with respect only to the Automotive Group, ending on the Transition Date.

         4.05 Establishment of DC Plans.

                  (a) Automotive Thrift Plan. Automotive Company shall (and/or cause its respective Group members to) establish or make available on or with effect from the Transition Date, one or more defined contribution plans for the benefit of the Active Employees of the Automotive Group (collectively, the "Automotive Thrift Plan") which may, subject to Section 4.05(d) hereof, be subject to amendment or termination by Automotive Company or the applicable member of the Automotive Group.

                  (b) Transfer of Account Balances to Automotive Thrift Plan. As soon as practicable following the Transition Date, Packaging Company shall cause the Tenneco DC Plan to transfer to the Automotive Thrift Plan, the account balances of each Active Employee of the Automotive Group and each Former Employee of the Automotive Group with respect to whom the Tenneco DC Plan maintains an account as of the close of business on the Transition Date. Such transfers shall be in cash, except that the Automotive Thrift Plan will accept the following: (i) Tenneco Common Stock, Packaging Common Stock received in the Distribution, stock of Newport News Shipbuilding Inc. (if any remains in such account balances) and stock of El Paso Energy Corporation (if any remains in such account balances) for the Tenneco Common Stock fund portion of such account balances; (ii) amounts credited to the Tenneco DC Plan which are held in mutual funds which are also investment media in the Automotive Thrift Plan; and (iii) participant loans.

                  (c) Investment Options. Tenneco Common Stock shall not be offered as an investment option with respect to contributions made after the Distribution Date by the Packaging Group employees to the thrift plans of the Packaging Group. The sponsor of each of the Tenneco DC Plan and the Automotive Thrift Plan shall cause the plan to afford each participant therein, for a period of at least 90 days following the Distribution Date, an election to sell the Common Stock of the entities held in the plan's stock fund which does not directly or indirectly employ him or her immediately following the Distribution Date. From

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




         and after the Distribution Date employer stock contributions with respect to Packaging Group employees shall be in Packaging Common Stock and employer stock contributions with respect to the Automotive Group employees shall be in Tenneco Common Stock.

                  (d) Certain Automotive Obligations. The Automotive Company shall (and shall cause each member of its Group over which it has legal or effective direct or indirect control to) sponsor, establish, administer, maintain, amend and otherwise deal with one or more defined contribution pension plans (including the Automotive Thrift Plan) in a manner consistent with any and all representations which Tenneco or its affiliates at the time makes or has made to the Internal Revenue Service, including without limitation, any actions that may be required to increase and/or maintain the amount of Tenneco Common Stock held by such plans.

         4.06 Tenneco Stock Purchase Plan. Participation in the Tenneco Inc. Employee Stock Purchase Plan was suspended effective June 30, 1999 and will not resume prior to the Distribution Date.

         SECTION 5. Pension Matters Outside the United States. With respect to the business and operations of each Group in jurisdictions outside the United States, each of the parties hereto shall (and, as applicable, shall cause each other member of its Group over which it has direct or indirect legal or effective control to) assume and retain any and all pension liabilities and attendant plans and their assets related to its Active Employees and Former Employees.

         SECTION 6. Executive and Directors' Compensation.

         6.01 Tenneco Supplemental Executive Retirement Plan. Effective upon the Distribution Date, Tenneco and Packaging Company shall cause the Tenneco Inc. Supplemental Executive Retirement Plan and the Tenneco Inc. Pilots' Supplemental Retirement Plan (collectively, the "SERP") to be amended to cause the separation of participation in, and liabilities under, the SERP as follows: (1) Packaging Company shall (a) become the sponsor of the SERP with respect to all Active Employees and Former Employees of its respective Group and, subject to the terms of the 1996 Benefits Agreement (as defined below), all active and former employees of the Shipbuilding Group and Energy Group (each as defined below), and all other participants in the SERP not specifically allocated to Automotive Company below and (b) assume and agree to pay, perform and discharge all liabilities under the SERP with respect to such employees, whether accrued before, on or after the Distribution Date; and (2) Automotive Company shall continue sponsorship of the SERP with respect to all Active Employees and Former Employees of its respective Group and shall assume and agree to pay, perform and discharge all liabilities under the SERP with respect to such employees, whether accrued before, on or after the Distribution Date. All accrued benefits under the SERP as of the close of business on the Distribution Date shall be fully vested and nonforfeitable; provided, that this rule shall not be applied to grant an employee an amount equal to the benefit he or she has accrued under the Tenneco Retirement Plan but only the amount provided by the SERP, nor shall it be applied to alter or diminish any service requirement contained in any special appendix or other document providing benefits in addition to those called for by the SERP generally.


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

         6.01(A) Pullman Supplemental Pension Benefits. Notwithstanding any other provision hereof, the Automotive Company shall retain and succeed to any and all liabilities for non-qualified defined benefit pension benefits for Active Employees and Former Employees of its respective Group who were formerly employed by The Pullman Company, Peabody International Corporation or any predecessor of either, including without limitation, benefits under the Peabody Special Benefits Plan, the Peabody Supplemental Plan and the Pullman Supplemental Plan (the "Pullman Plans"). Automotive Company shall retain sponsorship of the rabbi trust created in connection with the Pullman Plans.

         6.02 Tenneco Inc. Deferred Compensation Plan. The participation of the Active Employees and Former Employees of the Automotive Group in the Tenneco Inc. Deferred Compensation Plan (the "DC Plan") shall cease as of the Distribution Date. As of the Distribution Date, (i) Automotive


Company shall assume the liability for the accounts of its Active Employees and Former Employees in the DC Plan, (ii) Packaging Company shall assume the liability for the accounts of the Active Employees and Former Employees of the Packaging Group in the DC Plan, and (iii) Packaging Company shall succeed to sponsorship of the DC Plan. The Automotive Group Active Employee's or Former Employee's account in the DC Plan as of the Distribution Date shall become the opening balance of such Active Employee's or Former Employee's account in a nonqualified deferred compensation plan created as of the Distribution Date by the Automotive Group. Such opening balances shall become fully vested as of the close of business on the Distribution Date.

         6.03 Tenneco Benefits Protection Program and Rabbi Trust. The Tenneco Inc. Benefits Protection Trust (the "BPT") and the Tenneco Inc. Rabbi Trust (collectively the "Trusts") shall be terminated prior to the Distribution, and neither Packaging Company nor Automotive Company shall have any liability with respect to either of the Trusts or any of the terms of either.

         6.04 [RESERVED]

         6.05 Stock Options. Effective as of the Distribution Date, Tenneco shall cause all outstanding options to purchase Tenneco Common Stock held by employees and officers other than (i) Active Employees and Former Employees of Automotive Group, (ii) employees of Packaging Corporation of America and (iii) employees of the folding carton division (or persons who have succeeded to the rights of any persons described in (i), (ii) or (iii) with respect to options to purchase Tenneco Common Stock) to be replaced by options to purchase Packaging Common Stock. Subject to the requirements of applicable law and generally accepted accounting principles, the number, exercise price and other terms of such replacement options shall be determined in a manner consistent with that described in Exhibit A attached hereto. Options to purchase Tenneco Common Stock held by persons described in clause (ii) or (iii) above, not exercised prior to the Distribution Date shall be canceled effective as of the Distribution Date.

         Options held by Active Employees and Former Employees of Automotive Group (or persons who have succeeded to the rights of such persons) shall, unless exercised prior to the Distribution Date, remain outstanding as adjusted as provided herein after the Distribution Date, subject to the requirements of applicable law and generally accepted accounting principles. The parties recognize that in some jurisdictions, Automotive Group employees were granted rights other than stock options



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


in lieu of the Special Stock Option Award of 100 options per grantee, and in those jurisdictions, the outstanding rights will be adjusted comparably. The Automotive Company options and rights shall have the same terms and conditions as prior to the Distribution Date except that the number of options and the option exercise price shall be adjusted as described in Exhibit A attached hereto.

         To the extent that the exercisability of options to purchase Tenneco Common Stock currently is subject to the attainment of share price hurdles, those hurdles will also be adjusted with respect to both options to purchase Packaging Common Stock and Tenneco Common Stock.

         Tenneco may grant special pre-Distribution Date exercisability with respect to some or all options which are not otherwise exercisable.

         6.06 Directors. Except for stock options which will expire on or before the Distribution Date in accordance with their terms, stock options held by directors of Tenneco and/or Packaging


Company shall be treated as provided in Section 6.05 hereof as if the director in question were an employee. Notwithstanding the foregoing, stock options held by directors who do not continue on the board of Packaging Company or Automotive Company will be replaced by Packaging Company options in accordance with Section
6.05 hereof. The 1997 Tenneco Inc. Board of Directors Deferred Compensation Plan shall be treated as provided in Section 6.02 hereof, and the directors' accounts shall be treated as if the directors were employees; however, the accounts of directors who do not continue on the board of Packaging Company or Automotive Company shall be the obligation of Packaging Company. If an individual becomes a director of both Packaging Company and Automotive Company immediately after the Distribution Date, his or her options, unless they expire on or before the Distribution Date, shall be split and maintained one-half by Packaging Company and one-half by Automotive Company; and with respect to individuals who were outside directors prior to the Distribution Date, their deferred compensation accounts shall be split similarly.

         Any continuing liabilities under the terminated Outside Directors' Retirement Plan including the obligation to grant restricted stock in lieu of such plan shall be retained and performed by Automotive Company.

         SECTION 7. Welfare Plans.

         7.01 Tenneco Salaried Welfare Plans. Effective on December 31, 1999, each member of the Automotive Group shall cease to be a sponsor of the Tenneco Salaried Welfare Plans, Active Employees and Former Employees of Automotive Group shall cease to participate in the Tenneco Salaried Welfare Plans as of that date, and Packaging Company shall serve as the sponsor of the Tenneco Salaried Welfare Plans from and after the Distribution Date. Automotive Company shall reimburse Packaging Company for all claims paid with respect to the participation of its employees in such plans.

         SECTION 8. General.

         8.01 Post-Distribution Administration of Plans. The parties hereto agree to administer all plans consistently herewith, and to the extent necessary to amend plans accordingly.

         8.02 Cost and Expenses. Except as otherwise expressly provided herein or the Distribution Agreement, each party shall bear all costs and expenses, including but not limited to legal, administrative and actuarial fees, incurred in the design, drafting, administration and implementation of any and all plans and compensation structures which it enables or creates and the amendment of its existing plans or compensation structures.

         8.03 RESERVED

         8.04 Human Resources Support Services. Subject to the rules set forth below, Packaging Company shall provide (or have provided by TBS) for Automotive Company or its Affiliates the following corporate-wide human resource support services that are currently being provided to the Automotive Company and/or members of the Automotive Group:

         a. Benefits administration by Hewitt & Associates LLC and other outside administrators utilized with respect to the Automotive Business as of the date hereof or engaged hereafter with the prior consent of Automotive Company. Packaging Company will provide management of the services that are outsourced and continue benefits administration services currently being provided by TBS.

         b. Assistance in executive compensation plans, including stock options, restricted stock, performance shares, deferred compensation, director's stock options, and director's restricted stock.

         c. Generation of Affirmative Action Plan reports annually for each Automotive Company location including EEO-1 and VETS-100, and audit supports, as required.

         d. Prepare, process and disburse invoices and check requests for Prudential relocations. In addition, Packaging Company will manage domestic and international relocation programs through outsourced providers including accrual and repayment program, and provide relocation accounting services to reconcile relocation accruals compared to the Prudential reports and prepare appropriate journal entries.

         Packaging Company shall provide the services described in this Section
8.04 for the period from the Distribution Date through the earlier of (i) August 15, 2000 and (ii) the date as of which Automotive Company no longer desires such services, provided that Automotive Company shall have given Packaging Company at least 60 days' advance written notice of such date.

         In consideration for such services, other than third party fees as described in the next sentence, Automotive Company shall pay Packaging Company $59,583.34 per month, as detailed in Schedule A. Any third party fees for such services for outsourced providers utilized with respect to the Automotive Group as of the date hereof, or for new outsourced providers selected with prior consent of Automotive Company (which consent shall not be unreasonably withheld or delayed), will be billed directly by the third party to Automotive Company; provided, that if the third party refuses to bill Automotive Company directly, Automotive Company shall reimburse Packaging Group for all amounts which it pays such third party on behalf of Automotive Company. Reference is made to the Transition Services Agreement between Tenneco and Packaging Company of even date herewith (the "Transition Services Agreement"). The services described in this Section 8.04 shall be considered Services (as such term is defined in the Transition Services Agreement) for purposes of Sections 8, 10, 11,12 and 13 of the Transition Services Agreement and shall be provided in accordance with and subject to the terms and conditions thereof. The provisions of Sections 11.2: 11.3; 11.4; 11.5, 13 and 14 of the Transition Services Agreement shall survive termination of the provision of services hereunder.

         SECTION 9. Miscellaneous.

         9.01 1996 Benefits Agreement. Effective on the Distribution Date, Tenneco shall assign to Packaging Company all of its rights under, and Packaging Company shall assume and agree to pay, perform and discharge when due (and will thereafter indemnify each member of the Automotive Group against) all obligations, liabilities and responsibilities of Industrial Company under, the certain Benefits Agreement (the "1996 Benefits Agreement"), dated as of December 11, 1996 (all such obligations, liabilities and responsibilities constituting "Packaging Liabilities" under the Distribution Agreement), by and among New Tenneco Inc., Newport News Shipbuilding Inc. and the company then known as Tenneco Inc. The rights Tenneco shall assign to Packaging Company under the 1996 Benefits Agreement shall include, without limitation, the right to receive and retain all reimbursements for the payment of SERP benefits to employees and former employees of the Shipbuilding Group and Energy Group (capitalized terms used in this Section 9.01 and in Section 6.01 and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the 1996 Benefits Agreement). Automotive Company and Packaging Company shall each use its commercially reasonable efforts to the greatest extent feasible to transfer the economic and operational benefits and liabilities of the 1996 Benefits Agreement to Packaging Company.

         9.02 Complete Agreement; Construction. This Agreement and the Distribution Agreement (and with respect to Section 8.04 hereof, the Transition Services Agreement) shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         9.03 Other Ancillary Agreements. Except as otherwise expressly provided herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by any of the other Ancillary Agreements.

         9.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         9.05 Survival of Agreements. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

         9.06 Notices. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth in the Distribution Agreement (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties).

         9.07 Waivers. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish the party's right to demand strict performance thereafter of that or any other provision hereof.

         9.08 Amendments. Subject to the provisions of Section 9.08 of the Distribution Agreement, this Agreement may not be amended or modified except in a writing executed by each of the parties hereto.

         9.09 Assignment. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void

         9.10 Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

         9.11 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and the members of their respective Groups, after giving effect to the Distribution, and should not be deemed to confer upon other third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         9.12 Attorney Fees. A party determined to be in breach of this Agreement shall, on demand, indemnify and hold harmless the other party hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement; provided, that such determination shall be effective only when made by the court having final jurisdiction of the matter and the period for appeal from that court, if any, shall have expired. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

         9.13 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         9.14 Governing Law. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE

LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

         9.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         9.16 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

         9.17 Termination. This Agreement may be terminated at any time prior to the Distribution Date by and in the sole discretion of Tenneco without the approval of Packaging Company. In the event of such termination, no party shall have any liability of any kind to any other party or to any other person. After the Distribution Date, this Agreement may not be terminated except with the prior approval of the stockholders of Tenneco and Packaging Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   TENNECO INC.

                                   By: _____________________________________

                                   Name: ___________________________________

                                   Title:___________________________________


                                   TENNECO PACKAGING INC. (to be renamed)

                                   By: _____________________________________

                                   Name: ___________________________________

                                   Title:___________________________________

                                    EXHIBIT A
                           OPTION CONVERSION FORMULA*/

FORMULA

Original option exercise price     x    New market price of Tenneco         =    New option exercise price
Original market price of Tenneco        Common Stock or Packaging                ("New Option Price")
Common Stock**/                         Common Stock, as applicable***/

No. of shares underlying original option x original
     option  exercise price                              =      Number of shares
     New Option Price                                           underlying new
option

ASSUME

  1,000            No. of shares Tenneco Common Stock underlying original option
$ 45.31            Original option exercise price
$ 25.00            Original market price of Tenneco Common Stock
$ 7.00             New market price for Tenneco Common Stock
$ 18.00            New market price for Packaging Common Stock

Adjusted Tenneco Options (for Automotive Group employees)

       $45.31            x        $7.00              =  $12.69 New Option Price
       ------
       $25.00

       1,000 x $45.31                                    =
       --------------
       3,571 shares Tenneco Common Stock
                $12.69                                  underlying new option

New Packaging Company Options (for Packaging Group employees)

       $45.31            x        $18.00             = $32.62 New Option Price
       ------
       $25.00

       1,000 x $45.31                                   =
       --------------
       1,389 shares Packaging Common Stock
               $32.62                                underlying new option

*/ May be adjusted, as necessary, to reflect a reverse stock split by Tenneco which becomes effective after the Distribution.

**/ Based on the closing sale price of the "full value" Tenneco Common Stock (i.e. not giving effect to the declaration of any dividend) on the New York Stock Exchange ("NYSE") on the day immediately prior to the Distribution Date.

***/ For the new market price of Tenneco Common Stock: Based on the closing sale price of Tenneco Common Stock "without due bills" on the day immediately prior to the Distribution Date, unless "when issued" trading for Tenneco Automotive Inc. Common Stock exists on such date, in which case the new market price of the Tenneco Common Stock would be based on the closing "when issued" market sale price of Tenneco Automotive Inc. Common Stock on such date. For the new market price of Packaging Common Stock: Based on the closing "when issued" market sale price of Packaging Common Stock on the day immediately prior to the Distribution Date, as applicable.

                                   SCHEDULE A

                   TRANSITION COSTS TO TENNECO AUTOMOTIVE INC.




                                             Monthly
                                           -----------

         Benefits Administration           $ 34,666.67

         Relocation & EEO Reports          $ 11,916.67

         Executive Compensation            $ 13,000.00
                                           -----------

                                 Total:    $ 59,583.34


                                                                       EXHIBIT F

                                    PACKAGING

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1999
                                  (IN MILLIONS)

                                     ASSETS


                                                              Pro Forma Adjustments
                                                          ----------------------------      PACKAGING
                                                                          Spin-off            Pro
                                            Packaging        Debt         and Related         Forma
                                            Historical    Realignment     Transactions       Combined
                                            ----------    -----------     ------------      ---------
Current assets:
  Cash and temporary cash investments         $    18        $  --              $  --             $    18
  Receivables ........................            375           --                  119(b)            494
  Inventories ........................            447           --                 --                 447
  Prepayments and other ..............             72           --                 --                  72
                                              -------        -------            -------           -------
          Total current assets .......            912           --                  119             1,031
Plant, property, and equipment, net ..          1,495           --                 --               1,495
Goodwill and intangibles, net ........          1,028           --                 --               1,028
Other assets and deferred charges ....            918             59(a)              85(c)          1,062
Net assets of discontinued operations             133           --                 --                 133
                                              -------        -------            -------           -------
          Total assets ...............        $ 4,486        $    59            $   204           $ 4,749
                                              =======        =======            =======           =======


                                               LIABILITIES AND EQUITY

Current liabilities:
  Short-term debt ....................        $   367        $   643(a)             $--           $ 1,010(e)
  Trade payables .....................            357           --                 --                 357
  Other current liabilities ..........            336           --                 --                 336
                                              -------        -------            -------           -------
          Total current liabilities ..          1,060            643               --               1,703
Long-term debt .......................          1,494           (308)(a)           --               1,186(e)
Deferred income taxes ................            380            (52)(a)             34(c)            362
Other liabilities and deferred credits            198           --                 --                 198
Minority interest ....................             14           --                 --                  14
Equity:
  Combined equity ....................          1,340           (224)(a)            119(b)           --
                                                                                                       51(c)
                                                                                                   (1,286)(d)
  Common stock .......................           --             --                    2(d)              2
  Paid-in capital ....................           --             --                1,284(d)          1,284
  Retained earnings ..................           --             --                 --  (d)           --
                                              -------        -------            -------           -------
          Total liabilities and equity        $ 4,486        $    59            $   204           $ 4,749
                                              =======        =======            =======           =======


    See the accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

                                    PACKAGING

                          NOTES TO UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEET

         (a) To reflect debt allocated to Packaging in the debt realignment. The adjustment to equity reflects the net impact of the debt realignment, the recording of debt issue costs and deferred income taxes related to the exchange offers and other transaction costs. Pro forma long-term debt includes $1,166 million of new securities ($1,176 million aggregate principal amount) assumed to be exchanged in the exchange offers, and $20 million of long-term debt of Packaging subsidiaries. Pro forma short-term debt includes $1,001 million borrowed under Packaging's new credit facilities to be entered into as part of this debt realignment and $9 million of short-term debt of Packaging subsidiaries. At this time, Packaging and Tenneco cannot determine the ultimate amount of the original securities which will be exchanged into new securities, and this amount could vary significantly. These pro forma adjustments assume that 100% of the original securities subject to the exchange offers will be tendered before the early exchange time and exchanged for new securities and the new securities will be recorded at the net carrying amount of the original securities. In other words, the new securities are assumed not to be "substantially different." See the section titled "Accounting Treatment of the Exchange Offers" contained in Tenneco Packaging Inc.'s Registration Statement on Form S-4, File No. 333-82923. The results of the exchange offers could vary based on a number of factors, including the timing and level of acceptance of the exchange offers, the interest rate of the exchanged securities and whether the exchanges will be considered extinguishments for accounting purposes. Based on current interest rate markets, Packaging expects that the exchange offers will not be extinguishments for accounting purposes. Therefore, Packaging does not expect to recognize an extraordinary loss attributable to the debt exchange. Other costs, including transaction costs related to the spin-off and contractual employment obligations, are expected to be incurred by Packaging in connection with the corporate restructuring transactions and the spin-off which Packaging estimates will be approximately $70 million after-tax. The effects on Packaging's debt of these costs has been reflected in this pro forma adjustment. However, these charges have not been included in the unaudited pro forma combined statement of income. See the section titled "Unaudited Pro Forma Combined Financial Statements of Packaging" contained in Tenneco Packaging Inc.'s Registration Statement on Form S-4, File No. 333-82923.

         (b) To reflect the purchase of Packaging accounts receivable at fair value which had previously been sold to a third party.

         (c) To reflect the transfer to Packaging of prepaid pension costs attributable to Automotive employees and the corresponding reduction in net periodic pension costs and the increase in prepaid pension cost attributable to the curtailment of the pension benefits related to Automotive employees. Automotive employees will no longer participate in the Tenneco Retirement Plan following the spin-off and Packaging will become the sponsor of this plan. These prepaid pension costs will be transferred to Packaging in connection with the corporate restructuring transactions. Packaging estimates that a curtailment gain of approximately $30 million will be recognized relating to the freezing of Automotive employees' pension benefits in connection with the spin-off. This gain has not been included in the unaudited pro forma combined statements of income.

         (d) To reflect the spin-off of Packaging common stock to holders of Tenneco common stock at an exchange ratio of one share of Packaging common stock for each share of Tenneco common stock.

         (e) The Packaging pro forma debt balances do not give effect to the application of any proceeds from the planned sale of Packaging's remaining interest in Packaging's containerboard joint venture. Packaging expects the sale to be completed before the spin-off, with the proceeds used to repay the Tenneco debt that would otherwise be allocated to Packaging in the debt realignment. If the sale occurs after the spin-off, the net proceeds will be used to retire Packaging debt. In September 1999, the joint venture, Packaging Corporation of America, filed a registration statement for Packaging to sell its interest in a registered public offering. Based on indications of value in that registration statement, estimated net proceeds ranging from $525 million to $600 million are anticipated to be received from the sale of Packaging's remaining interest in its containerboard joint venture. For each $50 million of after-tax proceeds received from the sale, pro forma interest expense would be reduced by approximately $3 million on an annual basis and pro forma income from continuing operations would be increased by approximately $2 million on an annual basis, or $0.01 per diluted common share.

                                                                       EXHIBIT G

                             PACKAGING SUBSIDIARIES

TENNECO PACKAGING INC. (DELAWARE)
                                                                                            100%
  A&E Plastics, Inc. (Delaware).................................................
  Aircal S.A. (France) .........................................................            100
     (Tenneco Packaging Inc. owns all shares except seven
     which are held by its four directors and Tenneco
     Protective Packaging Inc. and Tenneco Packaging
     International Holdings Inc.)

  Airpack Japan K.K. (Japan) ...................................................            100
  Airpack Polska Sp.Z.O.O. (Poland) ............................................            100
  Airpack SPA (Italy) ..........................................................             98
     (Tenneco Packaging Inc. owns 98%; Tenneco Packaging
      International Holdings Inc. owns 2%)

     Altapack SPA (Italy) ......................................................            100
  Alupak, A.G. (Switzerland) ...................................................            100
  Counce Finance Corporation (Delaware) ........................................            100
  Dongguan PCA Packaging Co., Ltd. (Peoples Republic of
   China) ......................................................................             50
     (Tenneco Packaging Inc. owns 50%; and Dongguan Dong Ya
      Color Printing & Packaging Factory, an unaffiliated
      company, owns 50%)

  EKCO Products, Inc. (Illinois) ...............................................            100
  E-Z Por Corporation (Delaware) ...............................................            100
  Glacier-Cor US Corporation (Delaware) ........................................            100
     Glacier-Cor US Holding Corporation (Delaware) .............................            100
       E. H. Carton Products-- Management Company Ltd. .........................
       (Israel) ................................................................             50

        (Glacier-Cor US Holding Corporation owns 50%; and
        non-affiliates owns 50%)
       Glacier-Cor 1995 L.P. ...................................................
        (Israel) ...............................................................              2
            (E.H. Carton Products-- Management Company
            Ltd. owns 2%; Ha'Lakoach Ha'Neeman Ha'Sheesheen
           Ou'Shena'yim Ltd. owns 49%; and non-affiliates
           own 49%)
       Ha'Lakoach Ha'Neeman Ha'Sheesheem Ou'Shena'yim Ltd. .....................
        (Israel) ...............................................................             99
            (Glacier-Cor US Holding Corporation owns 99%;
            and Hexacomb Corporation owns 1%)

            Glacier-Cor 1995 L.P. (Israel) .....................................             49
            (Ha'Lakoach Ha'Neeman Ha'Sheesheen Ou'Shena'yim
            Ltd. owns 49%; non-affiliates own 49%; and E. H ....................
            Carton Products-- Management Company Ltd. ..........................
            owns 2%)

          Kinarot Pallet Ltd. (Israel) .........................................             50
            (Ha'Lakoach Ha'Neeman owns 50%; and I.M.A ..........................
            Engineering, an Israeli company and a
            non-affiliate, owns 50%

          Yamaton Ltd. (Israel .................................................           33.3
            (Ha'Lakoach Ha'Neeman owns 33.3%; and
            non-affiliates, Kibbutz Ein Hamifietz and
            Kibbutz Ga'aton own 66.7%)

  Hexacomb Corporation (Illinois) ..............................................            100



     Ha'Lakoach Ha' Neeman Ha' Sheesheem Ou' Shena'yim Ltd.
     (Israel) ..................................................................              1
       (Hexacomb Corporation owns 1%; and Glacier-Cor US Holding Corporation owns 99%. Subsidiaries are listed above.)
SUBSIDIARIES OF TENNECO PACKAGING INC ..........................................
  SUBSIDIARIES OF HEXACOMB CORPORATION

     Hexajapan Company, Ltd. (Japan) ...........................................             60%
       (Hexacomb Corporation owns 60%; and non-affiliates
        own 40%)
                                                                                          99.75
  Kobusch Packaging Egypt Ltd. (Egypt)..........................................
     (Tenneco Packaging Inc. owns 99.75%; and Tenneco
      Kobusch-Folien GmbH owns .25%)

  Omni-Pac S.A.R.L. (France) ...................................................             97
     (Tenneco Packaging Inc. owns 97%; and Tenneco Omni-Pac
      GmbH & Co. KG Verpackungsmittel owns 3%)

  Packaging Corporation of America (Delaware) ..................................           43.5
     (Tenneco Packaging Inc. owns 43.5%; PCA Holdings LLC,
      an unaffiliated limited liability company, owns 53.2%;
      and PCA's management owns 3.3%)

     American Cellulose Corporation (Delaware) .................................             50
       (Packaging Corporation of America owns 50%; and Larry
        E. Homan, an unaffiliated individual, owns 50%)

     Dahlonega Packaging Corporation (Delaware) ................................            100
     Dixie Container Corporation (Virginia) ....................................            100
     PCA Hydro, Inc. (Delaware) ................................................            100
     PCA Tomahawk Corporation (Delaware) .......................................            100
     PCA Valdosta Corporation (Delaware) .......................................            100
  PCA Box Company (Delaware)(1) ................................................            100
  PCA Romania Srl (Romania) ....................................................             50
     (Tenneco Packaging Inc. owns 50%; and Kraftcorr Inc.,
      an unaffiliated company, owns 50%)

  PCA West Inc. (Delaware) .....................................................            100
     Coast-Packaging Company (California General
     Partnership) ..............................................................             50
       (PCA West Inc. owns 50%, as General Partner; and J
        G. Haddy Sales Company, an unaffiliated company,
        owns 50%, as General Partner)

  Pressware International, Inc. (Delaware) .....................................            100
  Revere Foil Containers, Inc. (Delaware) ......................................            100
  Scriptoria N.V. (Belgium) ....................................................           99.6
     (Tenneco Packaging Inc. owns approximately 99.6%;
      Tenneco Packaging International Holdings Inc. owns 18
      shares; and the remainder of the shares are held by
      unknown third parties)
     Sentinel GmbH Verpackungen (Germany) ......................................    less than 1
       (Scriptoria N.V. owns less than 1%; and Tenneco Packaging Inc.
        owns less than 99%)

  Sentinel GmbH Verpackungen (Germany) .........................................             99
     (Tenneco Packaging Inc. owns less than 99%; and Scriptoria N.V. owns greater than 1%)


---------

(1)    in dissolution.

SUBSIDIARIES OF TENNECO PACKAGING INC

  Sentinel Polyolefins, L.L.C ..................................................             50%
     (Tenneco Packaging Inc. owns 50%; and Sentinel Products
      Corp., an unaffiliated company and its principals, own 50%)

  Suncor, Inc. (South Carolina) ................................................            100
  Tenneco AVI Acquisition Inc. (Delaware) ......................................            100
  Tenneco Business Services Holdings Inc. (Delaware) ...........................            100
     Tenneco Business Services Inc. (Delaware) .................................            100
  Tenneco CAP Acquisition Inc. (Delaware)(1) ...................................            100
  Tenneco CPI Holding Company (Delaware) .......................................            100
  Tenneco Forest Products GmbH (Germany) .......................................            100
     PCA Embalajes Espana S.L. (Spain) .........................................             99
          (Tenneco Forest Products GmbH owns 99%; and
          Tenneco Omni-Pac Ekco Verpackungsmittel GmbH & Co. ...................
          KG owns 1%)
  Tenneco International Business Development Limited
     (Delaware) ................................................................            100
     Ambassador Packaging (Ireland) Limited (Ireland) ..........................            100
  Tenneco International Finance B.V. (Netherlands) .............................            100
  Tenneco Management Company (Delaware) ........................................            100
  Tenneco NHC Inc. (Nevada) ....................................................            100
  Tenneco Packaging -- Chile Holdings Inc. (Delaware) ..........................            100
     Tenneco Packaging -- Chile S.A. (Chile) ...................................            100
  Tenneco Packaging de Mexico, S.A. de C.V. (Mexico) ...........................           0.01
     (Tenneco Packaging Inc. owns 1 share; and Tenneco
     Packaging International Holdings Inc. owns 499,999
     shares)
  Tenneco Packaging Deutschland Holdinggesellschaft mbH
     (Germany) .................................................................            100
     Kobusch Folien Verwaltungsgesellschaft mbH (Germany) ......................            100
          Tenneco Kobusch-Folien GmbH & Co. KG (Germany) .......................            100
            (Tenneco Packaging Deutschland
            Holdinggesellschaft mbH is the Limited Partner;
            and Kobusch-Folien Verwaltungsgesellschaft mbH
            is the General Partner)

            Kobusch Packaging Egypt Ltd. (Egypt) ...............................           0.25
               (Tenneco Kobusch-Folien GmbH & Co. KG owns
               0.25%; and Tenneco Packaging Inc. owns 99.75%)
      Nord-West Verpackung Verwaltungsgesellschaft mbH
         (Germany) .............................................................            100
          Tenneco Nord-West Verpackung GmbH & Co. KG
          (Germany) ............................................................
            (Tenneco Packaging Deutschland
            Holdinggesellschaft mbH is the Limited Partner;
            and Nord-West Verpackung
            Verwaltungs-gesellschaft mbH is the General
            Partner)

            Nord-West Wohnungsbau GmbH (Germany) ...............................            100
     Omni-Pac Ekco Verpackungsmittel Verwaltungsgesellschaft
     mbH (Germany) .............................................................            100


---------

(1) in dissolution.


SUBSIDIARIES OF TENNECO PACKAGING INC
  SUBSIDIARIES OF TENNECO PACKAGING DEUTSCHLAND
     HOLDINGGESELLSCHAFT MBH
     SUBSIDIARIES OF OMNI-PAC EKCO VERPACKUNGSMITTEL
      VERWALTUNGSGESELLSCHAFT MBH
       Tenneco Omni-Pac Ekco Verpackungsmittel GmbH & Co. KG
        (Germany) ..............................................................            100%
          (Tenneco Packaging Deutschland Holdinggesellschaft
          mbH is the Limited Partner; and Omni-Pac Ekco
          Verpackungsmittel Verwaltungsgesellschaft mbH is
          the General Partner)
          Omni-Pac Poland Sp. z.o.o. (Poland) ..................................            100
          PCA Embalajes Espana S.L. (Spain) ....................................              1
            (Tenneco Omni-Pac Ekco Verpackungsmittel GmbH &
            Co. KG owns 1%; and Tenneco Forest Products GmbH
            owns 99%)
       Omni-Pac Verpackungsmittel Verwaltungsgesellschaft
        mbH ....................................................................            100
       Tenneco Omni-Pac GmbH & Co. KG Verpackungsmittel
       (Germany) ...............................................................            100
          (Tenneco Packaging Deutschland Holdinggesellschaft
          mbH is the Limited Partner; and Omni-Pac
          Verpackungsmittel Verwaltungsgesellschaft mbH is
          the General Partner)

          Omni-Pac ApS (Denmark) ...............................................            100
          Omni-Pac A.B. (Sweden) ...............................................            100
          Omni-Pac S.A.R.L. (France) ...........................................              3
            (Tenneco Omni-Pac GmbH & Co. KG
            Verpackungsmittel owns 3%; and Tenneco Packaging
            Inc. owns 97%)
       Sengewald Verpackungen Verwaltungsgesellschaft mbH
       (Germany) ...............................................................            100
       Tenneco Sengewald Verpackungen GmbH & Co. KG
       (Germany) ...............................................................            100
          (Tenneco Packaging Deutschland Holdinggesellschaft
          mbH is the Limited Partner; and Sengewald
          Verpackung Verwaltungs-gesellschaft mbH is the
          General Partner)

       Sengewald Klinikprodukte Verpackungsmittel GmbH .........................            100
       Tenneco Sengewald Klinikprodukte GmbH & Co. KG
        (Germany) ..............................................................            100
          (Tenneco Packaging Deutschland Holdinggesellschaft
          mbH is the Limited Partner; and Sengewald
          Klinikprodukte Verwaltungs-gesellschaft mbH is the
          General Partner)

          Sengewald France S.A.R.L. (France)(1) ................................            100
       Tenneco Omni-Pac GmbH & Co. KG Verpackungsmittel
        (Germany) ..............................................................            100
       (Tenneco Packaging Deutschland Holdinggesellschaft
        mbH is the Limited Partner; and Omni-Pac
       Verpackungsmittel Verwaltungs-gesellschaft mbH is
        the General Partner)
       Tenneco Omni-Pac Ekco Verpackungsmittel GmbH & Co. KG
        (Germany) ..............................................................            100

       (Tenneco Packaging Deutschland Holdinggesellschaft
        mbH is the Limited Partner; and Omni-Pac Ekco
       Verpackungsmittel Verwaltungs-gesellschaft mbH is the General Partner)


----------

(1)   In dissolution.



SUBSIDIARIES OF TENNECO PACKAGING INC
  SUBSIDIARIES OF TENNECO PACKAGING DEUTSCHLAND
     HOLDINGGESELLSCHAFT MBH
     Tenneco Sengewald Verpackungen GmbH & Co. KG
      (Germany) ................................................................            100%
          (Tenneco Packaging Deutschland Holdinggesellschaft
          mbH is the Limited Partner; and Sengewald
          Verpackung Verwaltungs-gesellschaft mbH is the
          General Partner)

     Tenneco Kobusch-Folien GmbH & Co. KG (Germany) ............................            100
          (Tenneco Packaging Deutschland Holdinggesellschaft
          mbH is the Limited Partner; and Kobusch-Folien
          Verwaltungsgesellschaft mbH is the General
          Partner)

   Tenneco Nord-West Verpackung GmbH & Co. KG (Germany) ........................            100
          (Tenneco Packaging Deutschland Holdinggesellschaft
          mbH is the Limited Partner; and Nord-West
          Verpackung Verwaltungs-gesellschaft mbH is the
          General Partner)
     Tenneco Sengewald Klinikprodukte GmbH & Co. KG
       (Germany) ...............................................................            100
          (Tenneco Packaging Deutschland Holdinggesellschaft
          mbH is the Limited Partner; and Sengewald
          Klinikprodukte Verwaltungs-gesellschaft mbH is the
          General Partner)

  Tenneco Packaging Europe B.V. (Netherlands) ..................................            100
     Nederlandse Pillo-Pak Maatschappij B.V ....................................
     (Netherlands) .............................................................            100
  Tenneco Packaging Hexacomb S.A. (Spain) ......................................            100
  Tenneco Packaging Hungary Holdings Inc. (Delaware) ...........................            100
  Tenneco Packaging Hungary Packaging Material Limited
     (Hungary)(1) ..............................................................            100
     Budafok Recycling Waste Paper Recovery Ltd. ...............................
      (Hungary) ................................................................           63.8
          (Tenneco Packaging Hungary Packaging Material
          Limited owns 63.8%; and Asco Hungaria Kft., an
          unaffiliated company, owns 36.2%)
  Tenneco Packaging International Holdings Inc. ................................
     (Delaware) ................................................................            100
     Airpack SPA (Italy) .......................................................              2
          (Tenneco Packaging International Holdings Inc. .......................
        owns 2%; and Tenneco Packaging Inc. owns 98%)

     Scriptoria N.V. (Belgium) .................................................    less than 1
          (Tenneco Packaging International Holdings Inc. .......................
        owns less than 1% or 18 shares; Tenneco Packaging Inc. owns approximately 99.6%; and the remainder of the shares
        are held by unknown third parties)

     Tenneco Packaging de Mexico, S.A. de C.V ..................................          99.99
          (Tenneco Packaging International Holdings Inc. .......................
          owns 499,999 shares; and Tenneco Packaging Inc. owns
          1 share)


---------

(1) This Company is commonly referred to as "Tenneco Packaging Hungary Kft."


SUBSIDIARIES OF TENNECO PACKAGING INC.

  SUBSIDIARIES OF TENNECO PACKAGING INTERNATIONAL HOLDINGS INC.

     SUBSIDIARIES OF TENNECO PACKAGING DE MEXICO, S.A. DE C.V.

       Empaques Protectores Tenneco S.A. de C.V. (Mexico) ......................             40%
       (Tenneco Packaging de Mexico, S.A. de C.V. owns 40%; non-affiliates
       own 60%) Wellenfoam N.V. (Belgium) ......................................    less than 1
       (Tenneco Packaging International Holdings Inc. owns
       less than 1% or 1 share; and Tenneco Packaging Inc. owns 99+%)

       Tenneco Packaging Leasing Company (Delaware) ............................            100
       Tenneco Packaging RSA Company (Delaware) ................................            100
       Tenneco PPI Company (Delaware) ..........................................            100
       Tenneco Protective Packaging Inc. (Delaware) ............................            100
       AVI Technologies, Inc. (Delaware) .......................................            100
       Tenneco Retail Receivables Company (Delaware) ...........................            100
       Tenneco Rochester Acquisition Inc. (Delaware)(1) ........................            100
       Tenneco Romania Holdings Inc. (Delaware) ................................            100
       Tenneco Forest Products S.A. (Romania) ..................................            100
       (Shawn Kelly, Richard Bierlich, Robert Haught and
       Brent Nyberg, all of whom are affiliated, each hold
       share(s) of this company)

  Tenneco Windsor Box & Display, Inc. (Delaware)(2) ............................            100
  The Baldwin Group, Ltd. (U.K.) ...............................................            100
     Ambassador Packaging Ltd. (U.K.) ..........................................            100
       Coastal Packaging Ltd. (U.K.) ...........................................            100
       Prempack Limited (U.K.) .................................................            100
       R & H Robinson (Sheffield) Ltd. (U.K.) ..................................            100
     Baldwin Packaging Limited (U.K.) ..........................................  less than   1
       (The Baldwin Group owns less than 1% or 1 share; J&W Baldwin
       (Holdings) Ltd. owns 99.9%)

     J&W Baldwin (Holdings) Ltd. (U.K.) ........................................            100
       Baldwin Packaging Limited (U.K.) ........................................           99.9
          (J&W Baldwin (Holdings) Ltd. owns 99.9%; and The
          Baldwin Group owns less than 1% or 1 share)

          Jiffy Rugated Products Limited (U.K.) ................................           99.9
            (Baldwin Packaging Limited owns 99.9%; and The
            Baldwin Group owns less than 1% or 1 share)

          J&W Baldwin (Manchester) Limited (U.K.) ..............................           99.9
            (Baldwin Packaging Limited owns 99.9%; and The
            Baldwin Group owns less than 1% or 1 share)


--------

(1)   In Dissolution.

(2)   In Dissolution.



SUBSIDIARIES OF TENNECO PACKAGING INC

  SUBSIDIARIES OF THE BALDWIN GROUP, LTD

     SUBSIDIARIES OF J&W BALDWIN (HOLDINGS) LTD

       Jifcour (UK) Limited (U.K.) .............................................           99.9%
          (J&W Baldwin (Holdings) Ltd. owns 99.9%; and The
          Baldwin Group, Ltd. owns less than 1% or 1 share)

       Jiffy Packaging Company Ltd. (U.K.) .....................................           99.9
          (J&W Baldwin (Holdings) Ltd. owns 99.9%; and The
          Baldwin Group, Ltd. owns less than 1% or 1 share)

       Pentland Packaging Limited (Scotland) ...................................           99.9
          (J&W Baldwin (Holdings) Ltd. owns 99.9%; and The
          Baldwin Group, Ltd. owns less than 1% or 1 share)

     J&W Baldwin (Manchester) Limited (U.K.) ...................................    less than 1
       (The Baldwin Group, Ltd. owns less than 1% or 1 share and
        Baldwin Packaging Limited owns 99.9%)

     Jifcour (UK) Limited (U.K.) ...............................................    less than 1
       (The Baldwin Group, Ltd. owns less than 1% or 1 share and J&W
        Baldwin (Holdings) Ltd. owns 99.9%)

     Jiffy Packaging Company Ltd. (U.K.) .......................................    less than 1
       (The Baldwin Group, Ltd. owns less than 1% or 1 share; and J&W
        Baldwin (Holdings) Ltd. owns 99.9%)

     Jiffy Rugated Products Limited (U.K.) .....................................    less than 1
       (The Baldwin Group, Ltd. owns less than 1% or 1 share; and
        Baldwin Packaging Limited owns 99.9%)

     Omni-Pac U.K. Limited (United Kingdom) ....................................            100
     Pentland Packaging Limited (Scotland) .....................................    less than 1
       (The Baldwin Group, Ltd. owns less than 1% or 1 share; and J&W
        Baldwin (Holdings) Ltd. owns 99.9%)

     Tenneco Packaging Limited (Scotland) ......................................            100
       Alpha Products (Bristol) Limited (United Kingdom) .......................            100
       Brucefield Plastics Limited (Scotland) ..................................            100
       Polbeth Packaging (Corby) Limited (Scotland) ............................            100
       Tenneco Packaging (Caerphilly) Limited (United
        Kingdom) ...............................................................            100
       Tenneco Packaging (Films) Limited (United Kingdom) ......................            100
       Tenneco Packaging (Livingston) Limited (Scotland) .......................            100
       Tenneco Packaging (Stanley) Limited (United
        Kingdom) ...............................................................            100
     Tenneco Packaging (UK) Limited (United Kingdom) ...........................            100
  The Corinth and Counce Railroad Company (Mississippi) ........................            100
     Valdosta Southern Railroad Company (Florida) ..............................            100
  798795 Ontario Limited (Ontario) .............................................            100
     Astro-Valcour, Ltd. (Ontario) .............................................            100
     Tenneco Packaging Canada Inc. (Ontario) ...................................            100
     Tenneco Packaging-- Hexacomb Limited (Ontario) ............................            100
       Shearmat Structures Ltd. (Manitoba) .....................................            100

SUBSIDIARIES OF TENNECO PACKAGING INC ..........................................

  Wellenfoam N.V. (Belgium) ....................................................           99.9%

     (Tenneco Packaging Inc. owns 99.9%; and Tenneco
      Packaging International Holdings Inc. owns less than 1% or 1 share)

  Wood Products Leasing Company (Delaware) .....................................            100
  Zhejing Zhongbao Packaging (Peoples Republic of China) .......................           62.5
     (Tenneco Packaging Inc. owns 62.5%; and non-affiliates
      own 37.5%)

                                                                       EXHIBIT H

                                    FORM OF
                              TAX SHARING AGREEMENT

       This Tax Sharing Agreement is entered into as of November 3, 1999, by and between Tenneco Inc., a Delaware corporation, to be renamed Tenneco Automotive Inc. ("Tenneco"), and Tenneco Packaging Inc., a Delaware corporation ("Packaging Company"). Tenneco and Packaging Company are sometimes collectively referred to herein as the "Companies." Capitalized terms used in this Agreement are defined in Section 1 below. Unless otherwise indicated, all "Section" references in this Agreement are to sections of this Agreement.

                                    RECITALS

       WHEREAS, as of the date hereof, Tenneco is the common parent of an affiliated group of corporations, including Packaging Company, which has elected to file consolidated Federal income tax returns; and

       WHEREAS, the Companies have entered into a Distribution Agreement setting forth the corporate transactions pursuant to which Tenneco will distribute all of the outstanding shares of common stock of Packaging Company to Tenneco shareholders in a transaction intended to qualify as a tax-free distribution under Section 355 of the Code; and

       WHEREAS, as a result of the Distribution, Packaging Company and its subsidiaries will cease to be members of the affiliated group of which Tenneco is the common parent, effective as of the Distribution Date; and

       WHEREAS, the Companies desire to provide for and agree upon the allocation between the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the transactions contemplated by the Distribution Agreement, and to provide for and agree upon other matters relating to Taxes;

       NOW THEREFORE, in consideration of the mutual agreements contained herein, the Companies hereby agree as follows:

       SECTION 1. DEFINITION OF TERMS. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

       "ACCOUNTING CUTOFF DATE" means, with respect to Packaging Company, any date as of the end of which there is a closing of the financial accounting records for such entity.

       "ACCOUNTING FIRM" shall have the meaning provided in Section 15.

       "ADJUSTMENT REQUEST" means any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, refund, or credit of Taxes, including (a) any amended Tax Return claiming adjustment to the Taxes as reported on the Tax Return or, if applicable, as previously adjusted, or (b) any claim for refund or credit of Taxes previously paid.

       "AFFILIATE" means any entity that directly or indirectly is "controlled" by the person or entity in question. For purposes of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. Except as otherwise provided herein, the term Affiliate shall refer to Affiliates of a person as determined immediately after the Distribution.

       "AGREEMENT" shall mean this Tax Sharing Agreement.

       "AVAILABLE OTHER GROUP CARRYBACK" shall have the meaning provided in
Section 4.07(c)(ii).

       "BENCHMARK INCOME (OR LOSS) ALLOCATION" shall have the meaning provided in Section 2.02(a)(ii).

       "BENCHMARK 1997 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(iii).

       "BENCHMARK 1998 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(iii).

       "BENCHMARK PERIOD" shall have the meaning provided in Section
2.02(a)(ii).

       "CARRYBACK" means any net operating loss, net capital loss, excess tax credit, or other similar Tax item which may or must be carried from one Tax Period to another Tax Period under the Code or other applicable Tax Law.

       "CARRYBACK GROUP" shall have the meaning provided in Section 4.07(c)(ii).

       "CODE" means the U.S. Internal Revenue Code of 1986, as amended, or any successor law.

       "COMPANIES" means Tenneco and Packaging Company collectively, and "COMPANY" means any one of Tenneco or Packaging Company.

       "CONSOLIDATED OR COMBINED INCOME TAX" means any Income Tax computed by reference to the assets and activities of members of more than one Group.

       "CONSOLIDATED OR COMBINED STATE INCOME TAX" means any State Income Tax computed by reference to the assets and activities of members of more than one Group.

       "CONSOLIDATED TAX LIABILITY" means, with respect to any Tenneco Federal Consolidated Return, the "tax liability of the group" as that term is used in Treasury Regulation Section 1.1552-1(a)(1) (including applicable interest, additions to tax, additional amounts and penalties as provided in the Code), provided, that such tax liability shall be treated as including any alternative minimum tax liability under Code Section 55.

       "CORPORATE RESTRUCTURING TRANSACTIONS" shall have the meaning provided in the Distribution Agreement.

       "DEBT REALIGNMENT" shall have the meaning provided in the Distribution Agreement.

       "DISTRIBUTION AGREEMENT" means the Distribution Agreement, dated as of November 3, 1999, between Tenneco and Packaging Company, as amended from time to time, setting forth the corporate transactions required to effect the distribution to Tenneco shareholders of all of the outstanding stock of Packaging Company owned by Tenneco, and to which this Tax Sharing Agreement is attached as an exhibit.

       "DISTRIBUTION DATE" means the Distribution Date as that term is defined in the Distribution Agreement.

       "DISTRIBUTION" shall have the meaning provided in the Distribution Agreement.

       "ESTIMATED TAX PAYMENTS" shall have the meaning provided in Section 2.03(a)(ii)(B).

       "FEDERAL INCOME TAX" means any Tax imposed by Subtitle A (Income Taxes) or F (Procedure and Administration) of the Code.

       "FINAL INCOME OR LOSS ALLOCATION" shall have the meaning provided in
Section 2.02(a)(iv).

       "FINAL 1997 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(v).

       "FINAL 1998 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(v).

       "FOREIGN INCOME TAX" means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2.

       "GERMAN RESTRUCTURING TRANSACTIONS" shall have the meaning provided in
Section 2.04(b).

       "GROUP" means the Tenneco Group and the Packaging Group, as the context requires.

       "HYPOTHETICAL STATE TAX LIABILITY" shall have the meaning provided in
Section 2.03(a)(ii)(A).

       "INCOME TAX" means any Federal Income Tax, State Income Tax, or Foreign Income Tax.

       "IRS RULING LETTER" shall have the meaning provided in the Distribution Agreement.

       "JOINT ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest which is neither a Tenneco Adjustment nor a Packaging Adjustment.

       "OLD TENNECO" shall have the meaning provided in Section 2.06(a)

       "OTHER GROUP" shall have the meaning provided in Section 4.07(c)(ii).

       "PACKAGING ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Packaging Company would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

       "PACKAGING COMPANY" means Tenneco Packaging Inc., a Delaware corporation, and any successor.

       "PACKAGING GROUP" means Packaging Company and its Affiliates as determined immediately after the Distribution, modified as provided in Section 18.

       "PACKAGING GROUP PRIOR STATE TAX LIABILITY" shall have the meaning provided in Section 2.03(b)(i)(B).

       "PACKAGING GROUP RECOMPUTED STATE TAX LIABILITY" shall have the meaning provided in Section 2.03(b)(i)(A).

       "PAYMENT DATE" means (i) with respect to any Tenneco Federal Consolidated Return, the due date for any required installment of estimated taxes determined under Code Section 6655, the due date (determined without regard to extensions) for filing the return determined under Code Section 6072, and the date the return is filed, and (ii) with respect to any Tax Return for any Consolidated or Combined State Income Tax, the corresponding dates determined under the applicable Tax Law.

       "POST-DISTRIBUTION PERIOD" means any Tax Period beginning after the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Distribution Date.

       "POST-DISTRIBUTION STATE INCOME TAX RETURN" means any State Income Tax Return for the Tax Period ended December 31, 1999.

       "PRE-DISTRIBUTION PERIOD" means any Tax Period ending on or before the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Distribution Date.

       "PRIME RATE" means the base rate on corporate loans charged by Citibank, N.A., New York, New York from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

       "PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS" means any written or oral agreement or any other arrangements relating to allocation of Taxes existing between or among the Tenneco Group and the Packaging Group as of the Distribution Date (other than this Agreement and other than any such agreement or arrangement between or among persons who are members of a single Group).

       "PROHIBITED ACTION" shall have the meaning provided in Section 11.

       "RESPONSIBLE COMPANY" means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

       "RESTRUCTURING TAX" means the Taxes described in Sections 2.05(a)(i) or 2.05(a)(ii) (relating to Tax resulting from any income or gain recognized as a result of the Transactions but excluding any Transfer Taxes described in Section 2.05).

       "RULING REQUEST" means the letter filed by Tenneco with the Internal Revenue Service dated April 30, 1999, requesting a ruling from the Internal Revenue Service regarding certain Federal Income Tax consequences of the Transactions (including all attachments, exhibits, and other materials submitted with such ruling request letter) and any amendment or supplement to such ruling request letter.

       "SEPARATE COMPANY TAX" means any Tax computed by reference to the assets and activities of a member or members of a single Group.

       "SEPARATE COMPANY STATE INCOME TAX" means any State Income Tax that is a Separate Company Tax.

       "STRADDLE PERIOD" means any Tax Period that begins on or before and ends after the Distribution Date.

       "STATE INCOME TAX" means any Tax imposed by any State of the United States or by any political subdivision of any such State which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income (including, without limitation, any Tax which is measured by the higher of capital or net income (e.g., Ohio Rev. Code Ann.
Title 57, sec.5733, Corporate Franchise Tax)).

       "TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

       "TAX AUTHORITY" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

       "TAX BENEFIT" means any refund, credit, or other reduction in otherwise required Tax payments (including any reduction in estimated Tax payments).

       "TAX CONTEST" means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes of any of the Companies or their Affiliates (including any administrative or judicial review of any claim for refund) for any Tax Period ending on or before the Distribution Date or for any Straddle Period.

       "TAX CONTEST COMMITTEE" shall have the meaning provided in Section
9.02(b).

       "TAX ITEM" means, with respect to any Income Tax, any item of income, gain, loss, deduction, and credit.

       "TAX LAW" means the law of any governmental entity or political subdivision thereof relating to any Tax.

       "TAX PERIOD" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

       "TAX RECORDS" means Tax Returns, Tax Return work papers, documentation relating to any Tax Contests, and any other books of account or records required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

       "TAX RETURN" means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

       "TENNECO" means Tenneco Inc., a Delaware corporation, and any successor.

       "TENNECO ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Tenneco would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

       "TENNECO AFFILIATED GROUP" means the affiliated group (as that term is defined in Code Section 1504) that includes Tenneco as the common parent and includes any member of the Packaging Group.

       "TENNECO FEDERAL CONSOLIDATED RETURN" means any United States federal Tax Return for the Tenneco Affiliated Group.

       "TENNECO GROUP" means Tenneco and its Affiliates excluding any entity that is a member of the Packaging Group.

       "TRANSACTIONS" means the transactions contemplated by the Distribution Agreement (including the Corporate Restructuring Transactions, Debt Realignment and Distribution, as defined in such agreement).

       "TRANSFER TAXES" means all Taxes (other than Taxes imposed on income or gains) incurred or imposed by reason of the sale, assignment or transfer of title of the applicable property, regardless of upon whom such Taxes are levied or imposed by the applicable Tax Law, including sales, use, value-added, excise, stock transfer, real estate transfer, lease assignment, transfer gains tax, stamp, documentary, filing, recording, permit, license, authorization, intangible and similar Taxes.

       "TRUE-UP AMOUNT" shall have the meaning provided in Section 2.02(a)(vi).

       "TREASURY REGULATIONS" means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

       "UK RESTRUCTURING TRANSACTIONS" shall have the meaning provided in
Section 2.04(c).

       "1996 SPIN-OFF TAX SHARING AGREEMENT" shall have the meaning provided in
Section 2.06(a).

       "1997 LOSS CARRYFORWARD" shall have the meaning provided in Section 2.02(a)(i).

       "1998 LOSS CARRYFORWARD" shall have the meaning provided in Section 2.02(a)(i).

       "1999 TAX PERIOD" shall have the meaning provided in Section 2.02(a).

              For purposes of this Agreement, any reference to "including" shall be deemed to mean "including, without limitation."

       SECTION 2. ALLOCATION OF TAX LIABILITIES. The provisions of this
Section 2 are intended to determine each Company's liability for Taxes with respect to Pre-Distribution Periods. Once the liability has been determined under this Section 2, Section 5 determines the time when payment of the liability is to be made, and whether the payment is to be made to the Tax Authority directly or to another Company.

              2.01  General Rule.

       1. Tenneco Liability. Tenneco shall be liable for all Taxes not specifically allocated to Packaging Company under this Section 2. Tenneco shall indemnify and hold harmless the Packaging Group from and against any liability for Taxes for which Tenneco is liable under this Section 2.01(a).

       2. Packaging Company Liability. Packaging Company shall be liable for, and shall indemnify and hold harmless the Tenneco Group from and against any liability for, Taxes which are allocated to Packaging Company under this Section 2.

       2.02 Allocation of United States Federal Income Tax. Except as provided in Sections 2.05 and 2.06:

       (a) Allocation of Tax and Tax Attributes Relating to the 1999 Tax Period. With respect to the Tenneco Federal Consolidated Return for the tax period ending December 31, 1999 (the "1999 Tax Period"), the allocation and use of net operating loss carryforwards and current year losses, and the allocation of Consolidated Tax Liability, if any, shall be made as follows:

              (i) STEP ONE. The net operating losses attributable to the tax period ended December 31, 1997 (the "1997 Loss Carryforward") and the net operating losses attributable to the tax period ended December 31, 1998 (the "1998 Loss Carryforward") shall be allocated between the Tenneco Group and Packaging Group based upon the legal entities that incurred such losses (treating the income of any member of the Tenneco Affiliated Group for the relevant tax period as reducing the losses of each legal entity included in the Tenneco Affiliated Group on a pro rata basis in accordance with Treasury Regulation ss. 1.1502-21(b)(2).

              (ii) STEP TWO. The taxable income (or loss) of each of the Tenneco Group and Packaging Group for the portion of the 1999 Tax Period ending on September 30, 1999 (the "Benchmark Period") shall be computed (the "Benchmark Income (or Loss) Allocation") subject to adjustment for material divestments, the costs of the Debt Realignment, and similar items.

              (iii) STEP THREE. The taxable losses, if any, incurred by any member of the Tenneco Affiliated Group for the Benchmark Period shall be deemed to be utilized first to offset the taxable income, if any, of each other member of the Tenneco Affiliated Group for such tax period (which losses shall be deemed to be utilized by such members on a pro rata basis). Next, the 1997 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the taxable income of each member of the Tenneco Affiliated Group. Finally, to the extent the taxable income for such period exceeds the losses for such period and the 1997 Loss Carryforward, the 1998 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the remaining taxable income of each member of the Tenneco Affiliated Group. Neither Tenneco nor Packaging Company shall have any obligation to pay or reimburse the other party for utilization of such party's net operating losses under this Step Three. Each Group's allocable share of the 1997 Loss Carryforward and 1998 Loss Carryforward following the utilization of losses described in this Step Three shall be referred to as such Group's "Benchmark 1997 Loss Carryforward Allocation" and "Benchmark 1998 Loss Carryforward Allocation," respectively. In the event the 1997 Loss Carryforward and 1998 Loss Carryforward are fully utilized, the Benchmark 1997 Loss Carryforward Allocation and the Benchmark 1998 Loss Carryforward Allocation shall be deemed to equal zero.

              In the event the Tax Return for the tax period ended December 31, 1998 has not been filed at the time the Benchmark 1997 and Benchmark 1998 Loss Carryforward Allocations are made pursuant to Step Three, the parties shall use an agreed upon estimate of the net operating losses for the tax period ended December 31, 1998, and within 30 days of the filing the Tax Return for such tax period, the Benchmark 1997 Loss Carryforward Allocation and Benchmark 1998 Loss Carryforward Allocation shall be redetermined. In the case of such redetermination if Packaging Company's Benchmark 1997 Loss Carryforward Allocation or Benchmark 1998 Loss Carryforward Allocation, as redetermined, exceeds the amount of such allocation as initially determined under Step Three, Packaging Company shall pay to Tenneco an amount equal to such excess multiplied by 35%, and if Packaging Company's Benchmark 1997 Loss Carryforward Allocation or Benchmark 1998 Loss Carryforward Allocation, as redetermined, is less than Packaging Company's Benchmark 1997 Loss Carryforward Allocation or Benchmark 1998 Loss Carryforward Allocation, Tenneco shall pay to Packaging Company an amount equal to such difference multiplied by 35%.

              (iv) STEP FOUR. The taxable income (or loss) of each of the Tenneco Group and the Packaging Group for the 1999 Tax Period shall be computed (in the same manner as described in Step Two) based on the Tax Return as filed for such tax period (the "Final Income or Loss Allocation").

              (v) STEP FIVE. Based on the Tax Return as filed for the 1999 Tax Period, the taxable losses, if any incurred by any member of the Tenneco Group or Packaging Group for such period shall be deemed to be utilized first to offset the taxable income, if any, of each other member of the Tenneco Affiliated Group for such period (which losses shall be deemed to be utilized by such members on a pro rata basis). Next, the 1997 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the taxable income of each member of the Tenneco Affiliated Group. Finally, to the extent the taxable income for such period exceeds the losses for the current period and the 1997 Loss Carryforward, the 1998 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the remaining taxable income of each member of the Tenneco Affiliated Group. Each Group's allocable share of the 1997 Loss Carryforward and 1998 Loss Carryforward following the utilization of losses described in this Step Five shall be referred to as the "Final 1997 Loss Carryforward Allocation" and "Final 1998 Loss Carryforward Allocation," respectively.

              (vi) STEP SIX. Within sixty (60) days of filing the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period, the Packaging Group shall compute the "True-Up Amount," which amount shall equal (I) the sum of (A) the Packaging Group's' Final Income (or Loss) Allocation less the Packaging Group's Benchmark Income or (Loss) Allocation (any loss allocation shall be treated as a negative number for purposes of this computation) plus (B) the Packaging Group's Final 1997 Loss Carryforward less the Packaging Group's Benchmark 1997 Loss Carryforward (as redetermined under Step Three, if applicable), plus (C) the Packaging Group's Final 1998 Loss Carryforward less the Packaging Group's Benchmark 1998 Carryforward (as redetermined under Step Three, if applicable), multiplied by (II) 35%.

              (vii) STEP SEVEN. In the event the Packaging Group's True-Up Amount is positive, Packaging Company shall pay such amount to Tenneco, and in the event the Packaging Group's True-Up Amount is negative, Tenneco shall pay such amount to Packaging Company.

              Schedule A attached hereto sets forth the parties' agreement as to the determinations required under Steps One, Two and Three of this Section 2.02(a). Schedule B attached hereto provides an example of the manner in which Steps Four, Five and Six are to be computed. The actual determination required to be made under Steps Four, Five and Six will be based on the information contained on the Tax Return as filed for the 1999 Tax Period.

              (b) Allocation of Tenneco Federal Consolidated Return Tax Adjustments. If there is any adjustment to the reported Tax liability with respect to any Tenneco Federal Consolidated Return, or to such Tax liability as previously adjusted, Packaging Company shall be liable to Tenneco for the excess (if any) of--

                    (i) the Consolidated Tax Liability of the Packaging Group computed as if all members of the Packaging Group included in the Tax Return had filed a consolidated Tax Return for such members based on the Tax Items of such members as so adjusted (the "Packaging Group Recomputed Federal Tax Liability"); over

                    (ii) the Consolidated Tax Liability of the Packaging Group computed as if such members of the Packaging Group had filed a consolidated Tax Return for such members based on the Tax Items of such members as reported (or, if applicable, as previously adjusted) (the "Packaging Group Prior Federal Tax Liability"). Solely with respect to the Tenneco Federal Consolidated Return for the 1999 Tax Period, the Packaging Group Prior Federal Tax Liability with respect to such Tax Return shall equal the Consolidated Tax Liability allocable to the Packaging Group with respect to such Tax Return under Section 2.02(a) hereof.

If the Packaging Group Prior Federal Tax Liability exceeds the Packaging Group Recomputed Federal Tax Liability, Tenneco shall be liable to Packaging Company for such excess. For purposes of this Section 2.02(b), if the Packaging Group has a net operating loss after taking into account the adjustments allocable to such Group, the Recomputed Federal Tax Liability of the Group shall be less than zero to the extent such net operating loss produces a Tax Benefit in consolidation for the applicable taxable year (which shall be determined applying the principles of Section 4.07(c)(ii)). For example, if the Packaging Group's Prior Federal Tax Liability for Year X was $50 and taking into account all adjustments for Year X, Packaging Group has a net operating loss of $40 resulting in a Tax Benefit of $14 (determined by computing the Consolidated Tax Liability for such Tax Period with and without the net operating loss), then the Packaging Group's Recomputed Federal Tax Liability for Year X would be negative $14, and Tenneco would be liable to Packaging Company in the amount of $64, i.e. ($50 - (-$14)).

                    (c) Allocation of AMT Credits. Notwithstanding anything to the contrary herein, the parties hereby agree that Packaging Company shall be allocated the entire amount of the alternative minimum tax credits (as defined in Section 53 of the Code) arising from the imposition of alternative minimum tax (as defined in Section 55 of the Code) (i) with respect to Tenneco's tax periods ending on or before December 31, 1999 and (ii) with respect to El Paso's tax years ended December 31, 1993, December 31, 1994 and December 31, 1995 and allocable to Tenneco under the letter agreement between Tenneco and El Paso Natural Gas Company dated October 18, 1999 (collectively, the "AMT Credits"). Tenneco and Packaging Company agree that this allocation is equitable since the alternative minimum taxable income in the foregoing tax periods is attributable to the Packaging Group. In the event there is a determination by an applicable Tax Authority that the AMT Credits are not allocable to Packaging and are allocable to Tenneco, Tenneco shall reimburse Packaging for the AMT Credits allocated to Tenneco when, and to the extent that, such credits are utilized to reduce Taxes on a Federal Income Tax Return of Tenneco.

              2.03 Allocation of State Income Taxes. Except as provided in Sections 2.04, 2.05 and 6.03, State Income Taxes shall be allocated as follows:

       (a) Allocation of State Income Tax Liabilities for Post-Distribution State Income Tax Returns.

       (i) Separate Company Taxes. In the case of any Separate Company State Income Tax with respect to a Post-Distribution State Income Tax Return, Packaging Company shall be liable for such Tax imposed on any members of the Packaging Group.

       (ii) Consolidated or Combined State Income Taxes. In the case of any Consolidated or Combined State Income Tax with respect to a Post-Distribution State Income Tax Return, the Consolidated or Combined State Income Tax liability shall be allocated between the Tenneco Group and the Packaging Group as follows:

       (A) Each Group shall compute its "Hypothetical State Tax Liability," which shall equal the State Income Tax liability of such Group (which number shall be deemed to be zero if such Group has net operating losses for such Tax Period), computed as if all members of such Group included in the computation of such Tax had filed a consolidated or combined Tax Return for such Group's members based on the income, apportionment factors, and other items of such members.

       (B) In the event the Estimated Tax Payments (as defined below) exceed, or are less than, the actual State Income Tax liability shown on the Consolidated and Combined State Income Tax Return such excess or deficit, as the case may be, shall be shared by the Tenneco Group and the Packaging Group. Each Group's share shall be determined by multiplying such excess or deficit by a fraction, (a) the numerator of which is the Hypothetical State Tax Liability of such Group, and
(b) the denominator of which is the sum of the Hypothetical State Tax Liability of the Tenneco Group and the Packaging Group, with appropriate payments being made by Packaging Company to Tenneco, or by Tenneco to Packaging Company, to achieve the appropriate sharing of such excess or deficit. The term "Estimated Tax Payments" shall mean any and all estimated payments made in connection with the Combined or Consolidated State Income Tax Return filed for such Tax Period; provided, however, such amount shall (i) exclude any estimated Tax payments made after the Distribution Date, (ii) include any overpayments of Combined or Consolidated State Income Tax for any prior Tax Periods which are carried forward and applied as payments on the Combined or Consolidated State Income Tax Returns for the applicable Tax Period, and (iii) include any extension payments paid by Packaging Company for the Combined or Consolidated State Income Tax Return filed for such Tax period.

                 (iii)  Post-Distribution Estimated Tax and Extension Payments.

Notwithstanding anything to the contrary in the foregoing, in the case of both Separate Company Taxes and Consolidated or Combined Income Taxes, Packaging Company shall pay to the appropriate State Tax Authority any estimated Taxes with respect to the Tax Period ended December 31, 1999 due after the Distribution Date. Packaging Company shall also pay to the appropriate State Tax Authority any extension payments for Consolidated or Combined State Income Taxes, and Separate Company Taxes imposed on members of Packaging Group, with respect to the Tax Period ended December 31, 1999 due after the Distribution Date. Tenneco shall reimburse Packaging Company for (i) any estimated Tax payments made by Packaging Company after the Distribution Date with respect to Separate Company Taxes imposed on members of the Tenneco Group and (ii) any and all estimated Tax payments made by Packaging Company after the Distribution Date with respect to any Consolidated or Combined State Income Tax. Tenneco shall be responsible for payment of any extension payments for Separate Company Taxes imposed on members of the Tenneco Group with respect to the Tax Period ended December 31, 1999, due after the Distribution Date.

                    (b)    Allocation of State Income Tax Adjustments.

       (i) Combined or Consolidated State Income Tax Adjustments. If there is any adjustment to the amount of Consolidated or Combined State Income Tax reported on any Tax Return (or as previously adjusted), the liability of the Packaging Group shall be recomputed as provided in this subparagraph. Packaging Company shall be liable to Tenneco for the excess (if any) of--

                           (A) the State Income Tax liability computed as if all
              members of the Packaging Group included in the Tax Return had filed a consolidated or combined Tax Return for such members based on the income, apportionment factors, and other items of such members as so adjusted (the "Packaging Group Recomputed State Tax Liability"); over

                           (B) the State Income Tax liability computed as if
              such members of the Packaging Group had filed a consolidated or combined Tax Return for such members based on the income, apportionment factors, and other items of such members as reported (or, if applicable, as previously adjusted) (the "Packaging Group Prior State Tax Liability").

       If the Packaging Group Prior State Tax Liability exceeds the Packaging Group Recomputed State Tax Liability, Tenneco shall be liable to Packaging Company for such excess. For purposes of this paragraph, (i) if the Packaging Group has a net operating loss after taking into account the adjustments allowable to such Group, the Packaging Group Recomputed State Tax Liability shall be less than zero to the extent such net operating loss produces a Tax Benefit for purposes of the applicable Consolidated or Combined State Income Tax and (ii) the determination and payment of estimated Taxes (including the determination and payment of any Tax required to be paid with a request for an extension of time to file a Tax Return) shall not be treated as an adjustment to the related Consolidated or Combined State Income Tax.

       (ii) Separate Company Taxes. In the case of any adjustment to the amount of a Separate Company Tax Liability, Packaging Company shall be liable for such Tax imposed on members of the Packaging Group, and Tenneco shall be liable for such Tax imposed on members of the Tenneco Group.

              2.04  Allocation of Other Taxes.

              (a) General. Except as provided in Section 2.04 (b) and (c) and
Section 2.05, all Taxes other than those specifically allocated pursuant to Sections 2.02 and 2.03 shall be allocated based on the legal entity on which the legal incidence of the Tax is imposed (provided, however, that in the event the legal entity on which the legal incidence of the tax is imposed is a member of a group including members of both the Packaging Group and Tenneco Group, the tax shall be allocated between the Tenneco Group and Packaging Group based on each Group's respective share of the taxable income giving rise to such Tax. As between the parties to this Agreement, Packaging Company shall be liable for all Taxes imposed on any member of the Packaging Group. The Companies believe that there is no Tax not specifically allocated pursuant to Sections 2.02 and 2.03 which is legally imposed on more than one legal entity (e.g., joint and several liability); however, if there is any such Tax, it shall be allocated in accordance with past practices as reasonably determined by the affected Companies, or in the absence of such practices, in accordance with any allocation method agreed upon by the affected Companies.

              (b) German Restructuring. Notwithstanding anything to the contrary in this Agreement, with respect to the Corporate Restructuring Transactions involving the restructuring of the German entities (i.e., the members of the Tenneco Affiliated Group organized under the laws of Germany) (the "German Restructuring Transactions"), the parties agree as follows:

                    (i) Packaging Company shall be liable for any and all Transfer Taxes incurred as a result of the German Restructuring Transactions.

                    (ii) Tenneco Deutschland Holdinggesellschaft mBH's ("Tenneco Deutschland") German Tax losses shall be utilized to the fullest extent permitted under German Tax Law to offset income realized in connection with the German Restructuring Transactions and Packaging Company shall have no obligation to reimburse or otherwise compensate Tenneco for the use of such Tax losses; provided, however, that (X) in the event the German Tax Authority makes a final determination that the income realized in connection with the German Restructuring Transactions is greater than the amount reported on the Tax Return as originally filed, Packaging Company shall pay to Tenneco Deutschland an amount equal to the additional German Tax loss used to offset Tenneco Deutschland's increased income multiplied by the applicable German Tax rate, and (Y) in the event the German Tax Authority makes a final determination that the income realized in connection with the German Restructuring Transactions is less than the amount reported on the Tax Return as originally filed, Tenneco Deutschland shall pay to Packaging Company an amount equal to the German Tax loss restored as a result of such determination multiplied by the applicable German Tax rate.

                    (iii) In the event any member of the Packaging Group is required to make profit and absorption payments to Tenneco Deutschland after the Distribution Date, such payments shall be promptly repaid to Tenneco Packaging Deutschland Holding Gesellschaft mBH as an adjustment to purchase price with respect to Tenneco Deutschland's sale of such member to Tenneco Packaging Deutschland Holding Gesellschaft mBH pursuant to the German Restructuring Transactions.

                    (iv) In the event the German Tax Authority disallows Tenneco Deutschland's Organschaft status for any reason whatsoever, Tenneco Deutschland shall pay to Packaging Company the Tax Benefit realized by Tenneco Deutschland by reason of claiming input credits arising out of deemed dividend payments made by members of the Packaging Group.

       (c) United Kingdom Restructuring. Notwithstanding anything to the contrary in this Agreement, with respect to the Corporate Restructuring Transactions involving the restructuring of the United Kingdom entities (i.e., the members of the Tenneco Affiliated Group organized under the laws of United Kingdom) (the "UK Restructuring Transactions"), the Companies agree as follows:

                    (i) Packaging Company shall be liable for any and all Transfer Taxes (including, without limitation, any stamp duty) incurred as a result of the UK Restructuring Transactions.

                    (ii) Each Group shall be entitled to cause any of its
                         members to surrender such member's Tax losses for group relief or consortium relief (or other amounts eligible for group or consortium relief) to another member of such Group; provided, however, that if the Tax losses of a Group cannot be utilized by the members of such Group, the Tax losses shall be surrendered for group relief or consortium relief to the members of the other Group, as designated in writing by the parent company of such other Group (and such other Group shall have no obligation to reimburse or otherwise compensate the surrendering Group for its losses).

              2.05  Transaction and Other Taxes.

              (a) General. Except as otherwise provided in this Section 2.05, any and all liability for Taxes resulting from the Transactions shall be allocated as follows:

                    (i) Any sales and use, gross receipts or other Transfer Taxes imposed on the transfers occurring pursuant to the Transactions (together with any Tax resulting from any income or gain recognized under Treasury Regulation Sections 1.1502-13 or 1.1502-19 (or any other corresponding provisions of other applicable Tax Laws) as a result of the Transactions) shall be allocated to the legal entity on which the legal incidence of the Tax is imposed. As between the parties to this Agreement, Packaging Company shall be liable for all Taxes imposed on any member of the Packaging Group and Tenneco shall be liable for all Taxes imposed on any member of the

Tenneco Group.

                    (ii) Any Tax liability resulting from any income or gain recognized as a result of any of the transactions contemplated by the Distribution Agreement failing to qualify for tax-free treatment under Code Sections 332, 351, 355, 361 or other provisions of the Code (as contemplated by the Ruling Request) or corresponding provisions of other applicable Tax Laws, shall be allocated fifty percent (50%) to Tenneco and fifty percent (50%) to Packaging Company.

              (b) Indemnity for Inconsistent Acts. Tenneco or Packaging Company, as the case may be, shall be liable for, and shall indemnify and hold harmless the members of the other Group from and against any liability for, any Restructuring Tax to the extent arising from any breach by such party of its representations or covenants under Section 11.

              (c) Indemnity for Liability Under Code Section 355(e). Notwithstanding anything to the contrary in this Section 2.05, any Tax liability incurred by Tenneco under Code Section 355(e) (or any corresponding provision of other applicable Tax Laws) by reason of the acquisition by one or more persons of a "50-percent or greater interest" (as such term is defined in Code Section 355(d)(4)) in Tenneco or Packaging Company (a "50% Ownership Shift") shall be allocated to that entity (i.e., Tenneco or Packaging Company) with respect to which such Ownership Shift has occurred.

       2.06   Liability Under 1996 Spin-Off Tax Sharing Agreement.

              (a) With respect to any Tax liability imposed on or incurred by Tenneco (or any Tax Benefit owing to Tenneco) under the Tax Sharing Agreement dated as of December 11, 1996, as amended, by and among Tenneco, Newport News Shipbuilding Inc., El Paso Natural Gas Company, and El Paso Tennessee Pipeline Co. ("Old Tenneco")(the "1996 Spin-Off Tax Sharing Agreement), Packaging Company shall be liable for, and shall indemnify and hold the Tenneco Group harmless from, any and all such Tax liabilities (and Packaging Company shall be entitled to any and all such Tax Benefits) except to the extent such Tax liability (or such Tax Benefit) would be treated as allocable to the Tenneco Group under the terms of Sections 2.01 through 2.04 hereof, in which case the Tenneco Group shall be liable for such Tax liability and shall be entitled to such Tax Benefit. Any amount owed by Packaging Company under this Section 2.06 shall be paid by Packaging Company to Tenneco within 30 days from the date of written notice and demand from Tenneco evidencing the payment of such amount by Tenneco in accordance with the terms of the 1996 Spin-Off Tax Sharing Agreement. Any amount due to Packaging Company under this Section 2.06 shall be paid to Packaging Company by Tenneco within 30 days from the date of receipt of such amount by Tenneco in accordance with the terms of the 1996 Spin-Off Tax Sharing Agreement.

              (b) The Companies agree that in the case of any dispute or controversy under the 1996 Spin-Off Tax Sharing Agreement, (i) each Company shall control the portion of such dispute or controversy that directly and exclusively relates to a Tax liability or Tax Benefit borne by such Company under the terms hereof, and (ii) to the extent any issue involved in, or aspect of, such dispute or controversy does not directly and exclusively relate to the Tax liability or Tax Benefits of one Company under the terms hereof, the Companies shall jointly control and otherwise handle such issue or matter in accordance with the rules for defense or prosecution of Joint Adjustments in Section 9.02(b) hereof. In furtherance of the foregoing, Tenneco shall, upon Packaging Company's request, execute such powers of attorney or other documentation as reasonably determined by Packaging Company to be necessary or appropriate to permit Packaging Company to fully exercise its rights under this
Section 2.06(b). Each of Tenneco and Packaging Company agree that, with respect to any issue which involves or could involve the other Company's liability (or entitlement to payment) under the 1996 Spin-Off Tax Sharing Agreement pursuant to this Section 2.06, it shall not have the right to settle such issue without the prior written consent of such other Company.

       SECTION 3. PRORATION OF TAXES FOR STRADDLE PERIODS.

              3.01 General Method of Proration. In the case of any Straddle Period, Tax Items shall be apportioned between Pre-Distribution Periods and Post-Distribution Periods in accordance with the principles of Treasury Regulation Section 1.1502-76(b) as reasonably interpreted and applied by the Companies. No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items). If the Distribution Date is not an Accounting Cutoff Date, the principles of Treasury Regulation Section 1.1502-76 (b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C)) for the month which includes the Distribution Date.

              3.02 Transaction Treated as Extraordinary Item. In determining the apportionment of Tax Items between Pre-Distribution Periods and Post-Distribution Periods, any Tax Items relating to the Transactions shall be treated as an extraordinary item described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C) and shall be allocated to Pre-Distribution Periods, and any Taxes related to such items shall be treated under Treasury Regulation
Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall be allocated to Pre-Distribution Periods.

       SECTION 4. PREPARATION AND FILING OF TAX RETURNS.

              4.01 General. Except as otherwise provided in this Section 4, Tax Returns shall be prepared and filed when due (including extensions) by the person obligated to file such Tax Returns under the Code or applicable Tax Law. The Companies shall provide, and shall cause their Affiliates to provide, assistance and cooperate with one another in accordance with Section 7 with respect to the preparation and filing of Tax Returns, including providing information required to be provided in Section 7.

              4.02 Packaging Company's Responsibility. Packaging Company has the exclusive obligation and right to prepare and file, or to cause to be prepared and filed:

                    Tenneco Federal Consolidated Returns for Tax Periods ending on or before December 31, 1999.

              (b) The U.S. federal Income Tax return for the affiliated group (as that term is defined in Code Section 1504) of which Tenneco International Holding Corp. is the common parent for Tax Periods ending on or before December 31, 1999.

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              (c) Tax Returns for Separate Company State Income Taxes or
Consolidated or Combined State Income Taxes which the Companies reasonably determine, in accordance with Tenneco's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending on or before December 31, 1999 (including without limitation, the filing of amended Tax Returns to take into account Federal Income Tax adjustments or Carryback Items).

              (d) Tax Returns that are required to be filed by the members of the Packaging Group.

Nothing in this Section 4.02 shall impose on Packaging Company any liability for any failure to file any Tax Return, or for failure to file any Tax Return when due, with respect to any Pre-Distribution Period if the due date for such return (including extensions) was prior to the Distribution Date.

              4.03 Tenneco Responsibility. Tenneco shall prepare and file, or shall cause to be prepared and filed, Tax Returns required to be filed by or with respect to members of the Tenneco Group other than those Tax Returns which Packaging Company is required to prepare and file under Section 4.02. The Tax Returns required to be prepared and filed by Tenneco under this Section 4.03 shall include (a) the Tenneco Federal Consolidated Return for Tax Periods ending after December 31, 1999, (b) the U.S. Federal Income Tax return for the affiliated group (as that term is defined in Code Section 1504) of which Tenneco International Holding Corp. is the common parent for Tax Periods ending after December 31, 1999, and (c) Tax Returns for Consolidated or Combined State Income Taxes which the Companies reasonably determine, in accordance with Tenneco's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending after December 31, 1999.

              4.04  Tax Accounting Practices.

              1.    General Rule. Except as otherwise provided in this Section
                  4.04, any Tax Return for any Pre-Distribution Period or any Straddle Period, and any Tax Return for any Post-Distribution Period to the extent items reported on such Tax Return might reasonably affect items reported on any Tax Return for any Pre-Distribution Period or any Straddle Period, shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Code or other applicable Tax Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Tax Law), in accordance with reasonable Tax accounting practices selected by the Responsible Company.

              2.    Reporting of Transaction Tax Items. The tax treatment
                  reported on any Tax Return of Tax Items relating to the Transactions shall be consistent with the treatment of such item in the IRS Ruling Letter. To the extent there is a Tax Item relating to the Transactions which is not covered by the IRS Ruling Letter, the Companies shall agree on the tax treatment of any such Tax Item reported on any Tax Return. For this purpose, the tax treatment of such Tax Items on a Tax Return by the Responsible Company with respect to such Tax Return shall be agreed to by the other Company unless either (i) there is no reason able basis for such tax treatment, or (ii) such tax treatment is inconsistent with the tax treatment contemplated in the Ruling Request. Such Tax Return shall be submitted for review pursuant to Section 4.06(a), and any dispute regarding such proper tax treatment shall be referred for resolution pursuant to Section 15, sufficiently in advance of the filing date of such Tax Return (including extensions) to permit timely filing of the return.

       4.05 Consolidated or Combined Returns. The Companies will elect and join, and will cause their respective Affiliates to elect and join, in filing consolidated, unitary, combined, or other similar joint Tax Returns, to the extent each entity is eligible to join in such Tax Returns, if the Companies reasonably determine that the filing of such Tax Returns is consistent with past reporting practices, or in the absence of applicable past practices, will result in the minimization of the net present value of the aggregate Tax to the entities eligible to join in such Tax Returns.

       4.06 Right to Review Tax Returns.

              1.    General. The Responsible Company with respect to any Tax
                  Return shall make such Tax Return and related workpapers available for review by the other Company, if requested, to the extent (i) such Tax Return relates to Taxes for which the requesting party may be liable, (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return, (iii) such Tax Return relates to Taxes for which the requesting party may have a claim for Tax Benefits under this Agreement, or (iv) the requesting party reasonably determines that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. The Responsible Company shall use its reasonable best efforts to make such Tax Return available for review as required under this paragraph sufficiently in advance of the due date for filing such Tax Returns to provide the requesting party with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, taking into account the party responsible for payment of the tax (if any) reported on such Tax Return and the materiality of the amount of Tax liability with respect to such Tax Return. The Companies shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns.

              2.    Execution of Returns Prepared by Other Party. In the case of any Tax Return which is required to be prepared and filed by one Company under this Agreement and which is required by law to be signed by the other Company (or by its authorized representative), the Company which is legally required to sign such Tax Return shall not be required to sign such Tax Return under this Agreement if there is no reasonable basis for the tax treatment of any material items reported on the Tax Return.

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              4.07 Claims for Refund, Carrybacks, and Self-Audit Adjustments
("Adjustment Requests").

              (a) Consent Required for Adjustment Requests Related to Consolidated or Combined Income Taxes. Neither Company shall be entitled to file an Adjustment Request with respect to any Consolidated or Combined Income Tax for a Pre-Distribution Period without the consent in writing of the other Company (which consent shall not be unreasonably withheld or delayed). Any Adjustment Request which the Companies consent to make under this Section 4.07 shall be prepared and filed by the Responsible Company under Section 4.02 for the Tax Return to be adjusted. The Company requesting the Adjustment Request (if not the Responsible Company) shall provide to the Responsible Company all information required for the preparation and filing of such Adjustment Request in such form and detail as reasonably requested by the Responsible Filing Company.

              (b) Other Adjustment Requests Permitted. Nothing in this Section
4.07 shall prevent any Company or its Affiliates from filing any Adjustment Request with respect to Income Taxes which are not Consolidated or Combined Income Taxes or with respect to any Taxes other than Income Taxes. Any refund or credit obtained as a result of any such Adjustment Request (or otherwise) shall be for the account of the person liable for the Tax under this Agreement.

              (c) Ordering of and Payment for Carrybacks.

                    (i) In the event that a member of the Packaging Group, on the one hand, and a member of the Tenneco Group, on the other hand, are each entitled to carryback a Tax Item to a Pre-Distribution Period, the respective Tax Items shall be utilized under the rules of applicable Tax Law (which shall be, in the case of Carrybacks to such Tax Periods of the affiliated group of which Tenneco is the common parent, the rules contained in Treasury Regulation
Section 1.1502-21T).

                    (ii) Any Tax refund or other Tax Benefit resulting from the Carryback of any member of one Group (the "Carryback Group") of any Tax Item arising after the Distribution Date to a Pre-Distribution Period shall be for the account of the Carryback Group (and in the event the Packaging Group is the Carryback Group, Tenneco shall promptly pay to Packaging Company the amount of such Tax refund or other Tax Benefit); provided, however, that if at the time of the utilization of the Carryback Items of a member of the Carryback Group, a member of the other Group (the "Other Group") possesses Carryback Tax Items which, but for the ordering rule set forth in Section 4.07(c)(i), would have been available to be utilized (the "Available Other Group Carryback") in lieu of the Carryback Group's Tax Items, then (but only to the extent of the Available Other Group Carryback) the Carryback Group shall not be entitled to payment of the amount of such Tax refund or Tax Benefit until the earlier of (X) the date on which a member of the Other Group claims the Available Other Group Carryback on a Tax Return or (Y) the date on which a member of the Carryback Group would have been able to utilize the Carryback had it not been claimed with respect to the Pre-Distribution Period Tax Return.

                    (iii) In the event the Carryback of Tax Items of a member of the Packaging Group, or the Tenneco Group, as the case may be, does not result in a Tax refund, due to an offsetting Tax adjustment to a member of the Other Group, then the Other Group shall promptly pay the amount of any decrease in Tax liability resulting from the Carryback claim, provided, however, that in the event the Other Group possesses Carryback Items which, but for the ordering rules of Section 4.07(c)(i) would have been available to be utilized in lieu of the Carryback Group's Tax Items, then (but only to the extent of the Available Other Group Carryback), the Other Group shall not be required to pay the amount of such decrease in Tax liability to the Carryback Group until the earlier of (X) the date on which a member of the Other Group claims the Available Other Group Carryback on a Tax Return or (Y) the date on which a member of the Carryback Group would have been able to utilize the Carryback had it not been claimed with respect to the Pre-Distribution Period Tax Return.

              (d) Payment of Refunds. Except as otherwise provided in Section 4.07(c), any refunds or other Tax Benefits received by any Company (or any of its Affiliates) as a result of any Adjustment Request which are for the account of another Company (or member of such other Company's Group) shall be paid by the Company receiving (or whose Affiliate received) such refund or Tax Benefit to such other Company in accordance with Section 6.

       SECTION 5. TAX PAYMENTS AND INTERCOMPANY BILLINGS.

              5.01 Payment of Taxes With Respect to Post-Distribution Tenneco Federal Consolidated Returns. In the case of the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period:

                    (a) Computation and Payment of Tax Due. At least three business days prior to the Payment Date with respect to the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period, Packaging Company shall compute the amount of Tax required to be paid to the Internal Revenue Service (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return, and Packaging Company shall notify Tenneco in writing of the amount of Tax required to be paid on such Payment Date. Tenneco will pay such amount to the Internal Revenue Service on or before such Payment Date.

                    (b) Computation and Payment of Packaging Company Liability With Respect to Tax Due.

             (i) Within 30 days of the determination date under Section 2.01(a)(vi) with respect to the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period, Packaging Company shall pay to Tenneco an amount equal to the True-Up Amount, if positive, as determined under Section 2.02(a)(vii). In the event the Packaging Group's True-Up Amount, as determined under Section 2.02(a)(vii) is negative, Tenneco shall pay such amount to Packaging Company within 30 days of the Payment Date with respect to the Tenneco Federal Consolidated Return for the 1999 Tax Period.

             (ii) In the event of a redetermination of the Benchmark 1997 Loss Allocation Carryforward or Benchmark 1998 Loss Allocation Carryforward pursuant to Section 2.02(a)(iii), Packaging Company shall pay to Tenneco, or Tenneco shall pay to Packaging Company, the amount, if any, required to be paid pursuant to the last sentence of Section 2.02(a)(iii), which payment shall be due within 30 days of such redetermination.

              (b) Interest on Intergroup Tax Allocation Payments. In the case of any payments to Tenneco required under paragraph (b) of this subsection 5.01, Packaging Company shall also pay to Tenneco an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the applicable Payment Date to the date of payment. In the case of any payments by Tenneco required under paragraph (b) of this subsection 5.01, Tenneco shall also pay to Packaging Company an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the date of receipt of the Tax Benefit to the date of payment of such amount to Packaging Company.

              5.02 Payment of Federal Income Tax Related to Adjustments.

              1.       Adjustments Resulting in Underpayments. Tenneco shall pay
                   to the Internal Revenue Service when due any additional Federal Income Tax required to be paid as a result of any adjustment to the Tax liability with respect to any Tenneco Federal Consolidated Return for any Pre-Distribution Period. The Responsible Company shall compute the amount attributable to the Packaging Group in accordance with Section 2.02(b) and Packaging Company shall pay to Tenneco any amount due Tenneco under Section 2.02(b) within 30 days from the later of (i) the date the additional Tax was paid by Tenneco or (ii) the date of receipt by Packaging Company of a written notice and demand from Tenneco for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Any amount due to Packaging Company under Section 2.02(b) shall be paid by Tenneco to Packaging Company within 30 days from the date the additional Tax was paid by Tenneco to the Internal Revenue Service. Any payments required under this Section 5.02(a) shall include interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of the payment under this Section 5.02(a).

              2.        Adjustments Resulting in Overpayments. Within 30 days of
                   receipt by Tenneco of any Tax Benefit resulting from any adjustment to the Consolidated Tax Liability with respect to any Tenneco Federal Consolidated Return for any Pre-Distribution Period, Tenneco shall pay to Packaging Company or Packaging Company shall pay to Tenneco (as the case may be), respective amounts due from or to Tenneco as determined by the Responsible Company in accordance with
                   Section 2.02(b). Any payments required under this Section 5.02(b) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by Tenneco to the date of payment to under this
                   Section 5.02(b).

             5.03 Payment of State Income Tax With Respect to Post-Distribution State Income Tax Returns.

              1. Computation and Payment of Tax Due. At least three business days prior to any Payment Date for any Tax Return with respect to any State

                   Income Tax (except for post- Distribution estimated Tax payments which shall be governed by Section 2.03(a)(iii)), the Responsible Company shall compute the amount of Tax required to be paid to the applicable Tax Authority (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return on such Payment Date and--

                   (1)     If such Tax Return is with respect to a Consolidated
                         or Combined State Income Tax, the Responsible Company shall, if Tenneco is not the Responsible Company with respect to such Tax Return, notify Tenneco in writing of the amount of Tax required to be paid on such Payment Date. Tenneco will pay such amount to such Tax Authority on or before such Payment Date.

                   (2)     If such Tax Return is with respect to a Separate
                         Company Tax, the Responsible Company shall, if it is not the Company liable for the Tax reported on such Tax Return, notify the Company liable for such Tax in writing of the amount of Tax required to be paid on such Payment Date. The Company liable for such Tax will pay such amount to such Tax Authority on or before such Payment Date.

              2.     Computation and Payment of Packaging Company Liability.
                   With respect to the Consolidated or Combined State Income Tax Returns (excluding any Tax Return with respect to payment of estimated Taxes or Taxes due with a request for extension of time to file), within 120 days of the due date (including extensions) for filing of the Consolidated or Combined Tax Return with the latest due date for filing of all such Consolidated or Combined Tax Returns, Packaging Company shall pay to Tenneco the Tax liability allocable to the Packaging Group, or Tenneco shall pay to Packaging Company amounts owing to Packaging Company, as the case may be, as determined by the Responsible Company under the provisions of Section 2.03(a), plus interest computed at the Prime Rate on the amount of the payment based on the number of days from such latest due date (including extensions) to the date of payment.

              5.04 Payment of State Income Taxes Related to Consolidated or
                   Combined State Income Tax Adjustments.

              1.     Adjustments Resulting in Underpayments. Tenneco shall pay
                   to the applicable Tax Authority when due any additional State Income Tax required to be paid as a result of any adjustment to the Tax liability with respect to any Tax Return for any Consolidated or Combined State Income Tax for any Pre-Distribution Period. Packaging Company shall pay to Tenneco its share of any such additional Tax payment determined by the Responsible Company in accordance with
                   Section 2.03(b) within 120 days from the later of (i) the date the additional Tax was paid by Tenneco or (ii) the date of receipt by

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                   Packaging Company of a written notice and demand from Tenneco for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Packaging Company shall also pay to Tenneco interest on its share of such additional Tax computed at the Prime
                   Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of payment to Tenneco under this Section 5.04(a). Any amount due to Packaging Company under Section 2.03(b) shall be paid within 30 days from the date the additional Tax was paid by Tenneco to the applicable Tax Authority (including interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of payment to Packaging Company).

              2.       Adjustments Resulting in Overpayments. In the case of any
                   Tax Benefits resulting from any adjustment to any Tax Return for any Consolidated or Combined State Income Tax for any Pre-Distribution Period, Tenneco shall pay to Packaging Company or Packaging Company shall pay to Tenneco (as the case may be) respective amounts due from or to Tenneco as determined in accordance with Section 2.03(b). Any payments owing to Packaging Company under this Section 5.04(b) shall be made within 60 days of the earlier of (i) the date of receipt of the Tax Benefit by Tenneco or (ii) receipt by Tenneco of a written notice and demand from Packaging Company evidencing the filing of the applicable Consolidated or Combined Income Tax Return containing the relevant adjustments and detailing the extent to which the resulting Tax Benefit is attributable to Packaging Company. Any payments owing to Tenneco under this Section 5.04(b) shall be made within 30 days of Tenneco's receipt of any Tax Benefit resulting from the adjustment to the applicable Consolidated or Combined State Income Tax Return. Any payments required under this Section 5.04(b) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by Tenneco to the date of payment to Packaging Company under this Section 5.04(b).

              5.05 Payment of Separate Company Taxes. Each Company shall pay, or shall cause to be paid, to the applicable Tax Authority when due all Separate Company Taxes owed by such Company or a member of such Company's Group.

              5.06 Indemnification Payments. If any Company (the "payor") is required to pay to a Tax Authority a Tax that another Company (the "responsible party") is liable for under this Agreement, the responsible party shall reimburse the payor within 30 days of delivery by the payor to the responsible party of an invoice for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The reimbursement shall include interest on the Tax payment computed at the Prime Rate based on the number of days from the date of the payment to the Tax Authority to the date of reimbursement under this
Section 5.06.

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       SECTION 6. TAX BENEFITS.

              6.01  General Rule.

              (a) If a member of one Group receives a Tax refund with respect to Taxes for which a member of the other Group is liable hereunder, the Company receiving such Tax refund shall make a payment to the Company who is liable for such Taxes hereunder within 30 days following receipt of the Tax refund in an amount equal to such Tax refund, plus interest on such amount computed at the Prime Rate based on the number of days from the date of receipt of the Tax refund to the date of payment under this Section 6.01. Notwithstanding the foregoing, any refund of withholding Tax received by Tenneco International Holding Corporation ("TIHC") from the Swiss Tax Authority with respect to a dividend payment from Alupak A.G. to TIHC in the approximate amount of SF 5.2 million shall be for the account of Packaging Company and Tenneco shall, promptly following TIHC's receipt of such refund, cause such refund to be paid to Packaging Company.

              (b) In the event one Group is reimbursed for its payment of a Tax liability of the other Group, the amount of such reimbursement shall be computed net of any Tax Benefit realized by the reimbursed Group as the result of payment of the other Group's Tax liability.

              6.02 Adjustment of Tax Attributes. In the event that the Carryback of Tax Items of one Group, or a Tax adjustment attributable to such Group under the terms of this Agreement, results in the disallowance or limitation of Tax attributes (including Tax credits, deductions and similar items) claimed on the Tax Return as filed, the Carryback Group shall be responsible for any increase in Tax liability resulting from the disallowance or limitation of such Tax attributes; provided, however, that in the event the disallowance or limitation of Tax attributes results in a Tax Benefit resulting from the use of such Tax attributes in another Tax Period, such Tax Benefit shall be deemed to be for the account of the Carryback Group for purposes of this Agreement.

              6.03 Correlative Adjustments. If, upon examination by any Tax Authority of any Tax Return including a member of the Tenneco Group or Packaging Group for any Tax Period, an item of deduction, credit or expense is disallowed for which Tenneco is or may be liable for Taxes hereunder (or an item of income is required to be recognized on a Tax Return which was not reported on such Tax Return), in either such case resulting in a tax detriment suffered by the Tenneco Group, and such disallowance (or recognition) results in a Tax Benefit to the Packaging Group (with respect to that Tax Period or another Tax Period), then Packaging shall pay to Tenneco the amount of such Tax Benefit (but in no case to exceed the corresponding tax detriment). Any payment required to be made hereunder shall be made when such Tax Benefit is realized in the form of an actual reduction in Tax (which shall be computed by comparing the Tax which would have been owed by Packaging but for the item giving rise to the Tax Benefit with the Tax owed by Packaging taking such item into account). The provisions of this Section 6.03 shall apply mutatis mutandis where an item of deduction, credit or expense is disallowed for which Packaging is or may be liable for Taxes hereunder (or an item of income is required to be recognized on a Tax Return which was not reported on such Tax Return), as they apply where the Tenneco Group suffers such a tax detriment. For avoidance of doubt, any payment required to be made by Tenneco to the Packaging Group under this Section 6.03 shall, to the extent applicable, be deemed as an offset to amounts owing by Packaging to Tenneco under Section 2.02 hereof.

       SECTION 7. ASSISTANCE AND COOPERATION.

              7.01 General. After the Distribution Date, each of the Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to the other Companies and their Affiliates available to such other Companies as provided in Section 8. Each of the Companies shall also make available to each other, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceed ings relating to Taxes. Any information or documents provided under this Section 7 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.

              7.02 Income Tax Return Information. Each Company will provide to the other Company information and documents relating to their respective Groups required by the other Company to prepare Tax Returns. The Responsible Company shall determine a reasonable compliance schedule for such purpose in accordance with Tenneco's past practices. Any additional information or documents the Responsible Company requires to prepare such Tax Returns will be provided in accordance with past practices, if any, or as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns timely.

       SECTION 8. TAX RECORDS.

              8.01 Retention of Tax Records. Except as provided in Section 8.02, each Company shall preserve and keep all Tax Records exclusively relating to the assets and activities of its Group for Pre-Distribution Tax Periods, and Tenneco shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Distribution Tax Periods, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of (i) the expiration of any applicable statutes of limitation, and (ii) seven years after the Distribution Date. If, prior to the expiration of the applicable statute of limitation and such seven-year period, a Company reasonably determines that any Tax Records which it is required to preserve and keep under this Section 8 are no longer material in the administration of any matter under the Code or other applicable Tax Law, such Company may dispose of such records upon 90 days prior notice to the other Company. Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records.

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              8.02 State Income Tax Returns. Tax Returns with respect to State
Income Taxes and workpapers prepared in connection with preparing such Tax Returns shall be preserved and kept, in accordance with the guidelines of
Section 8.01, by the Company responsible for preparing and filing the applicable Tax Return.

              8.03 Access to Tax Records. The Companies and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records in their possession to the extent reasonably required by the other Company in connection with the preparation of Tax Returns, audits, litigation, or the resolution of items under this Agreement.

       SECTION 9. TAX CONTESTS.

              9.01 Notice. Each of the parties shall provide prompt notice to the other party of any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which it becomes aware related to Taxes for Tax Periods for which it is indemnified by the other party hereunder. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. If an indemnified party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted Tax liability, then (i) if the indemnifying party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted Tax liability, and
(ii) if the indemnifying party is not precluded from contesting the asserted Tax liability in any forum, but such failure to give prompt notice results in a monetary detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay the indemnified party pursuant to this Agreement shall be reduced by the amount of such detriment.

              9.02  Control of Tax Contests.

              1.       Separate Company Taxes. In the case of any Tax Contest
                    with respect to any Separate Company Tax, the Company having liability for the Tax shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability.

              2.       Consolidated or Combined Income Taxes. In the case of any
                    Tax Contest with respect to any Consolidated or Combined Income Tax, (i) Tenneco shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Tenneco Adjustment, including settlement of any such Tenneco Adjustment, and (ii) Packaging Company shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Packaging Adjustment, including any settlement of any Packaging Adjustment, and (iii) the two-person committee (the "Tax Contest Committee"), comprised of one person selected by Packaging Company (as designated in writing to Tenneco) and one person selected by Tenneco (as designated in writing to Packaging Company) shall control the defense or prosecution of Joint Adjustments and any and all administrative matters not directly and exclusively related to any Tenneco Adjustment. Each person serving on the Tax Contest Committee shall continue to serve unless and until he or she is replaced by the party designating such person. Any and all matters to be decided by the Tax Contest Committee shall require the unanimous approval of both persons serving on the committee. In the event the Tax Contest Committee shall be deadlocked on any matter, the provisions of Section 15 of this Agreement shall apply. A Company shall not agree to any Tax liability for which another Company may be liable under this Agreement, or compromise any claim for any Tax Benefit which another Company may be entitled under this Agreement, without such other Company's written consent (which consent may be given or withheld at the sole discretion of the Company from which the consent would be required).

       SECTION 10. EFFECTIVE DATE; TERMINATION OF PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS. This Agreement shall be effective on the Distribution Date. Immediately prior to the close of business on the Distribution Date Tenneco shall cause all Prior Intercompany Tax Allocation Agreements to be terminated with respect to Packaging Company and its Affiliates. Upon such termination, no further payments by or to Tenneco or by or to Packaging Company, with respect to such agreements shall be made, and all other rights and obligations resulting from such agreements between the Companies and their Affiliates shall cease at such time.

       SECTION 11. NO INCONSISTENT ACTIONS. Each of the Companies covenants and agrees that it will not take any action, and it will cause its Affiliates to refrain from taking any action, which is inconsistent with the Tax treatment of the Transactions as contemplated in the Ruling Request (any such action is referred to in this Section 11 as a "Prohibited Action"), unless such Prohibited Action is required by law, or the person acting has obtained the prior written consent of each of the other parties (which consent shall not be unreasonably withheld). With respect to any Prohibited Action proposed by a Company (the "Requesting Party"), the other party (the "Requested Party") shall grant its consent to such Prohibited Action if the Requesting Party obtains a ruling with respect to the Prohibited Action from the Internal Revenue Service or other applicable Tax Authority that is reasonably satisfactory to each of the Requested Party (except that the Requesting Party shall not submit any such ruling request if a Requested Party determines in good faith that filing such request might have a materially adverse effect upon such Requested Party). Without limiting the foregoing:

              1. No Inconsistent Plan or Intent. Packaging Company and Tenneco each represent and warrant that neither it nor any of its Affiliates has any plan or intent to take any action which is inconsistent with any factual statements or representations in the Ruling Request. Regardless of any change in circumstances, Packaging Company and Tenneco each covenant and agree that it will not take, and it will cause its Affiliates to refrain from taking, any such inconsistent action on or before the last day of the calendar year ending after the second anniversary of the Distribution Date, other than as permitted in this Section 11.

              (b) 355(e) Covenant. Without in any manner limiting paragraph (a) above and unless the Requesting Party obtains a ruling as provided above in the first paragraph of this Section 11, each of Packaging Company and Tenneco covenants and agrees that it will not enter into any negotiations, agreement or arrangements with respect to transactions or events (including stock issuances, option grants, capital contributions or acquisitions, but not including the Transactions), which may cause the Distribution to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly Packaging Company or Tenneco stock, as the case may be, representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code.

              (c) Amended or Supplemental Rulings. Each of the Companies covenants and agrees that it will not file, and it will cause its Affiliates to refrain from filing, any amendment or supplement to the Ruling Request subsequent to the Distribution Date without the consent of the other Company, which consent shall not be unreasonably withheld or delayed.

       SECTION 12. SURVIVAL OF OBLIGATIONS. The representations, warranties, covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

       SECTION 13. EMPLOYEE MATTERS. Each of the Companies agrees to utilize, or cause its Affiliates to utilize, the alternative procedure set forth in respect to wage reporting set forth in Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to wage reporting.

       SECTION 14. TREATMENT OF PAYMENTS; TAX GROSS UP.

              14.01 Treatment of Tax Indemnity and Tax Benefit Payments. In the absence of any change in tax treatment under the Code or other applicable Tax Law,

              1. any Tax indemnity payments made by a Company under Section 5 shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the distribution of all of the outstanding stock of Packaging Company to Tenneco shareholders on the Distribution Date, and

              2. any Tax Benefit payments made by a Company under Section 6, shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the distribution of all of the outstanding stock of Packaging Company to Tenneco shareholders on the Distribution Date.

              14.02 Tax Gross Up. If notwithstanding the manner in which Tax indemnity payments and Tax Benefit payments were reported, there is an adjustment to the Tax liability of a Company as a result of its receipt of a payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Income Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax Benefits resulting from the payment of such Income Taxes), shall equal the amount of the payment which the Company receiving such payment would otherwise be entitled to receive pursuant to this Agreement.

              14.03 Interest Under This Agreement. Anything herein to the contrary notwithstanding, to the extent one Company ("indemnitor") makes a payment of interest to another Company ("indemnitee") under this Agreement with respect to the period from the date that the indemnitee made a payment of Tax to a Tax Authority to the date that the indemnitor reimbursed the indemnitee for such Tax payment, or with respect to the period from the date that the indemnitor received a Tax Benefit to the date indemnitor paid the Tax Benefit to the indemnitee, the interest payment shall be treated as interest expense to the indemnitor (deductible to the extent provided by law) and as interest income by the indemnitee (includible in income to the extent provided by law). The amount of the payment shall not be adjusted under Section 14.02 to take into account any associated Tax Benefit to the indemnitor or increase in Tax to the indemnitee.

     SECTION 15. DISAGREEMENTS. If after good faith negotiations the parties cannot agree on the application of this Agreement to any matter, then the matter will be referred to a nationally recognized accounting firm acceptable to each of the parties (the "Accounting Firm"). The Accounting Firm shall furnish written notice to the parties of its resolution of any such disagreement as soon as practical, but in any event no later than 45 days after its acceptance of the matter for resolution. Any such resolution by the Accounting Firm will be conclusive and binding on all parties to this Agreement. In accordance with Section 17, each party shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Accounting Firm. All fees and expenses of the Accounting Firm in connection with such referral shall be shared equally by the parties affected by the matter.

     SECTION 16. LATE PAYMENTS. Any amount owed by one party to another party under this Agreement which is not paid when due shall bear interest at the Prime Rate plus two percent, compounded semiannually, from the due date of the payment to the date paid. To the extent interest required to be paid under this
                 Section 16 duplicates interest required to be paid under any other provision of this

                 Agreement, interest shall be computed at the higher of the interest rate provided under this Section 16 or the interest rate provided under such other provision.

     SECTION 17. EXPENSES. Except as provided in Section 15, each party and its
                 Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

     SECTION 18. SPECIAL RULES FOR DETERMINING MEMBERS OF GROUPS. For purposes of this Agreement, the following special rules shall apply for determining the members of the Packaging Group:

                 (a) Former Affiliates of Packaging Group. The Packaging Group shall be deemed to include any corporation which (1) was a member of the affiliated group (as defined in Code Section 1504(a), but treating all corporations as "includable corporations" for purposes of such Code Section) of which Tenneco is (or Old Tenneco was) the common parent, (2) was included in the "packaging," "specialty packaging" or "paperboard packaging" segments for purposes of segment reporting in Tenneco's (or Old Tenneco's) Annual Reports on Form 10-K and (3) was sold, transferred, otherwise disposed of, or discontinued prior to the date hereof. Any entity substantially all of the assets and liabilities of which have been transferred to a member of the Packaging Group (e.g., by a statutory merger) shall be treated as a member of the Packaging Group. For example, Tenneco Packaging Specialty and Consumer Products Inc., a Delaware corporation, shall, by virtue of its liquidation into Tenneco Packaging Inc., be treated as a member of the Packaging Group. Similarly, Tenneco United Kingdom Holdings Limited shall be treated as a member of the Packaging Group.

       SECTION 19. GENERAL PROVISIONS

              19.01 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to any party under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other commercially reasonable means of written communication (including delivery by an internation ally recognized courier service or by facsimile transmission) to the party at the party's address as follows:


       If to Tenneco:                        500 North Field Drive
                                             Lake Forest, Illinois, 60045
                                             Attn. Corporate Secretary


       If to Packaging Company               1900 West Field Court
                                             Lake Forest, Illinois 60045
                                             Attn. Corporate Secretary

       A party may change the address for receiving notices under this Agreement by providing written notice of the change of address to the other parties.

              19.02 Assignment; Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

              19.03 Waiver. No failure by any party to insist upon the strict performance of any obligation under this Agreement or to exercise any right or remedy under this Agreement shall constitute waiver of any such obligation, right, or remedy or any other obligation, rights, or remedies under this Agreement.

              19.04 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

              19.05 Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, including the execution and delivery to the other parties and their Affiliates and representatives of such powers of attorney or other authorizing documentation as is reasonably necessary or appropriate in connection with Tax Contests (or portions thereof) under the control of such other parties in accordance with Section 9.

              19.06 Integration. This Agreement, together with the Distribution Agreement and the other Ancillary Agreements (as defined in the Distribution Agreement) constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining thereto.

              19.07 Construction. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against any party.

              19.08 No Double Recovery; Subrogation. No provision of this Agreement shall be construed to provide an indemnity or other recovery for any Taxes costs, damages, or other amounts (including Tax Benefits) for which the damaged party has been fully compensated under any other provision of this Agreement or under any other agreement or action at law or equity. Unless expressly required in this Agreement, a party shall not be required to exhaust all remedies available under other agreements or at law or equity before recovering under the remedies provided in this Agreement. Subject to any limitations provided in this Agreement (for example, the limitation on filing claims for refund in Section 4.07), the indemnifying party shall be subrogated to all rights of the indemnified party for recovery from any third party.

              19.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

              19.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

              19.11 Modification. Subject to the provisions of Section 9.08 of the Distribution Agreement, this Agreement may not be amended or modified except in a writing executed by each of the parties hereto.

              19.12 Termination. This Agreement may be terminated at any time prior to the Distribution by and in the sole discretion of Tenneco without the approval of Packaging Company. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except with the prior approval of the stockholders of Tenneco and Packaging Company.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

                                       TENNECO INC.


                                       By: ___________________________________

                                       Its:___________________________________



                                       TENNECO PACKAGING INC.

                                       By: ___________________________________

                                       Its:___________________________________

                                                                       EXHIBIT I

                                SHARED AGREEMENTS

SECTION 1.

                                        1. Corporate Travel Agreement dated as
of November 30, 1998 by and between American Airlines, Inc. and Tenneco Business Services Inc. (travel incentive).

                                        2. Corporate Supply Agreement dated as
of July 1, 1996 by and between Boise Cascade Office Products Corporation and Tenneco Business Services Inc. (office supplies).

                                        3. Corporate Supply Agreement dated as
of February 1, 1999 by and between Bowman Distribution Division of Barnes Group, Inc. and Tenneco Business Services Inc. (fasteners).

                                        4. Corporate Agreement dated as of
October 30, 1998 by and between Delta Air Lines, Inc. (on its own behalf and on behalf of Austrian Airlines, N.V. Sabena S.A. and Swiss Air Transport Company) and Tenneco Business Services Inc. (air travel incentive).

                                        5. Global Pricing Agreement dated as of
February 4, 1998 by and between Federal Express Corporation and Tenneco Business Services Inc. (package delivery).

                                        6. Corporate Account Agreement dated as
of October 17, 1998 by and between The Hertz Corporation and Tenneco Business Services Inc. (vehicle rental).

                                        7. Agreement for Services dated as of
May 16, 1996 by and between Kelly Services, Inc. and Tenneco Business Services Inc. (services/temporary workers).

                                        8. Supply Agreement dated as of August
31, 1995 by and among Motion Industries, Inc., Berry Bearing Company, a division of Motion Industries, Inc. and Tenneco Business Services Inc. (bearings, etc.).

                                        9. Preferred Carrier Agreement dated as
1998 by and between Northwest Airlines, Inc. and Tenneco Business Services Inc. (travel incentive).

                                        10. Security Services Contract dated as
of September 15, 1995 by and between Per Mar Security and Research Corp. and Tenneco Business

Services Inc. (security services).

                                        11. Travel Services Agreement dated as
of September 3, 1996 by and between Rosenbluth International, Inc. and Tenneco Business Services Inc. (travel services).

                                        12. Agreement by and between Equilon
Enterprises LLC (formerly Texaco Lubricants Company) and Tenneco Business Services Inc. (industrial lubricants).

                                        13. UPS Ground, Air and International
Incentive Program dated as of April 28, 1997 by and between United Parcel Service, Inc. and Tenneco Business Services Inc. (carrier/package delivery).

                                        14. Corporate Supply Agreement dated as
of April 1996 by and between Wallace Computer Services, Inc. and Tenneco Business Services Inc. (business forms).

                                        15. Corporate Supply Agreement dated as
of June 1, 1997 by and between WESCO Distribution Inc. and Tenneco Business Services Inc. (electrical supplies).

                                        16. Copier Outsourcing Agreement and
Various Configuration Changes and Amendments dated as of May 8, 1996 by and between Xerox Business Services, a division of Xerox Corporation, and Tenneco Business Services Inc. (copiers).

SECTION 2.

                                        1. Services Agreement dated as of
November 30, 1998 by and between Aaron Security & Investigation, Inc. and Tenneco Business Services Inc. (security services).

                                        2. Purchasing Card Agreement dated as of
March 18, 1996 by and between Citibank (South Dakota) N.A. and Tenneco Business Services Inc., including its parent Tenneco Inc. (purchasing card/credit card).

                                        3. Purchasing Card Agreement dated as of
April 2, 1998 by and between Citibank Canada and Tenneco Business Services Inc. (Canadian purchasing card program).

                                        4. Consultancy Services Agreement dated
as of April 1, 1997 by and between Dames & Moore and Tenneco Business Services Inc. (environmental services/audits).

                                        5. Central Travel System (CTS) Program

Agreement dated as of July 11, 1996 by and between First Bank of South Dakota (National Association) and Tenneco Business Services Inc. (credit card/travel and entertainment card).

                                        6. Corporate Card Program Agreement
dated asof July 11, 1996 by and between First Bank of South Dakota (National Association) and Tenneco Business Services Inc. (corporate card program).

                                        7. Agreement by and between Fuchs
Lubricants Company and Tenneco Business Services Inc. (lubricants).

                                        8. National Account Service Agreement
dated as of February 3, 1999 by and between G&K Services and Tenneco Business Services Inc. (uniforms).

                                        9. Supplier Management Agreement dated
as of April 26, 1996 by and between Lyons Safety, Inc. and Tenneco Business Services Inc. (safety equipment).

                                        10. Special Customer Arrangement dated
as of March 5, 1999 by and between MCI Telecommunications Corporation and Tenneco Business Services Inc. (telecommunication services).

                                        11. Performance Based Contract for
Services dated as of March 17, 1997 by and between Price Waterhouse LLP and Tenneco Business Services Inc. (international assignment services).

                                        12. Relocation Services Agreement dated
as of March 15, 1996 by and between Prudential Residential Services Limited Partnership d/b/a Prudential Resources Management, Tennessee Gas Pipeline Company and Tenneco Business Services Inc. (relocation services).

                                        13. Corporate Visa Card Agreement
undated by and between Royal Bank of Canada and Tenneco Business Services Inc. (credit card/Canadian travel card).

                                        14. Parts Washing and Waste Disposal
Services Agreement dated as of 1997 by and between Safety-Kleen Corp. and Tenneco Business Services Inc. (parts washing/waste disposal services).

                                        15. Corporate Volume Agreement dated as
of September 22, 1998 by and between United Air Lines, Inc. and Tenneco Business Services Inc. (travel incentive).

                                        16. Services Contract dated as of
September 1, 1995 by and between The Wackenhut Corporation and Tenneco Business Services Inc. (security services).

       17. Lease dated as of November 19, 1992 by and between Wheels, Inc. and Tenneco Business Services Inc. (original agreement with Tennessee Gas & Pipeline, assigned to TBS) (vehicle lease).

       18. Management Services Agreement dated as of June 3, 1998 by and between Pitney Bowes Management Services Inc. (PBMS) and Tenneco Packaging Inc. (general office management services).

       19. Contract for Facilities Management Services dated as of January 1, 1998 by and between International Service System-NY, Inc. (now doing business as Onesource Facility Services, Inc.) and Tenneco Business Services Inc. (janitorial and maintenance services).

       20. Agreement by and between Tenneco Packaging, Inc. and Compass Group USA, Inc. by and through its Eurest Dining Services Division (food and vending services).

                                                                       EXHIBIT J

          EXCEPTIONS TO RESIGNATIONS OF COMMON DIRECTORS, OFFICERS AND
                                    EMPLOYEES

                                        1. Investment Committee of the Tenneco
Inc. General Employee Benefit Trust (existing members may remain as members of the Committee until March 31, 2000).

                                        2. Tenneco Packaging (UK) Limited (David
E. Zerhusen and Urszula Kitchen to remain as directors).

                                        3. Tenneco Rabbi Trust created in 1999
in connection with the spin-off (existing trustees may remain trustees after the Distribution).

                                        4. Tenneco Inc. Project Committee
appointed in connection with the spin-off (existing members may remain after the Distribution).

                                        5. Karl A. Stewart to remain as
Corporate Secretary of Tenneco and Packaging after the Distribution.

                                        6. Dana G. Mead to remain as
non-executive Chairman of Tenneco and Packaging after the Distribution.

                                        7. Directors Dana G. Mead, Paul T.
Stecko, Mark Andrews and Roger B. Porter to serve as member of the Board of Directors of Tenneco and Packaging after the Distribution.

                                                                       EXHIBIT K

                                     FORM OF
                          TRADEMARK TRANSITION LICENSE


       THIS TRADEMARK TRANSITION LICENSE AGREEMENT (this "Trademark
Transition License Agreement") is made and entered into as of November 4, 1999 (the "Effective Date") by and among Tenneco Automotive Inc. (to be renamed Tenneco Automotive Operating Company Inc.), a Delaware corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 500 North Field Drive, Lake Forest, IL 60045 ("Licensor"), and Tenneco Packaging Inc., a Delaware corporation whose principal place of business is located at 1900 West Field Court, Lake Forest, IL 60045 ("Licensee"), and Tenneco Management Company, a corporation organized under the laws of the State of Delaware ("TMC").

       WHEREAS, Pursuant to the terms of that certain Distribution Agreement dated November 3, 1999 (the "DISTRIBUTION AGREEMENT"), Licensee and Licensor have agreed to cause this Trademark Transition License Agreement to be entered into regarding the use of certain trademarks by Licensee;

       WHEREAS, TMC has assigned to Licensor and Licensor has adopted and is using the name and mark "Tenneco," alone and in combination with other terms and/or symbols and variations thereof, in the United States and elsewhere throughout the world and Licensor is the owner of the U.S. Trademark Registrations listed on SCHEDULE A and SCHEDULE B of this Agreement as well as their foreign counterparts listed on SCHEDULE A and SCHEDULE B (hereinafter individually and collectively referred to as the "Trademark"); and

       WHEREAS, Licensee previously has used the Trademark and is desirous of continuing to use said Trademark in connection with Licensee's current business, including its current goods and services, to assist Licensee during its transition to a new identity and for the limited purposes more fully described below; and

       NOW, THEREFORE, in consideration of the foregoing Recitals which are hereby incorporated into the operative terms hereof, the mutual promises contained in this Agreement and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

       1. LICENSE. Licensor grants to Licensee and its Subsidiaries (as such term is defined in the Distribution Agreement), the limited, non-exclusive right to use the Trademark under the common law and under the auspices and privileges provided by any of the registrations covering the same, and Licensee hereby undertakes to use the Trademark, only as follows:

       a. For a period of sixty (60) days following the Effective Date of this Agreement, Licensee and its Subsidiaries may continue to use the Trademark in their corporate names to the extent (but only to the extent) they are being used therein as of the Effective Date. Within sixty (60) days following the Effective Date, or as soon thereafter as reasonably practical in non-U.S. jurisdictions, Licensee shall change or cause to be changed, if necessary, such corporate names to delete the Trademark or any other word that is confusingly similar to the Trademark. Notwithstanding the foregoing, for a period of up to eighteen (18) months following the Effective Date, Licensee may permit its Subsidiary Tenneco Forest Products S.A. of Romania ("Tenneco Forest") or any successor to Tenneco Forest (the "Tenneco Forest Successor"), as applicable, to continue using the Trademark in its corporate name to the extent (but only to the extent) it is being used therein as of the Effective Date. On or before the end of such 18-month period, Licensee will ensure that Tenneco Forest and any Tenneco Forest Successor, as applicable, deletes the Trademark, or any other word that is confusingly similar to the Trademark, from its corporate name.

       b. For a period of twelve (12) months following the Effective Date of this Agreement, Licensee and its Subsidiaries shall be entitled to use their supplies and documents which have imprinted thereon the Trademark to the extent (but only to the extent) the Trademark is being used in connection with their supplies and documents as of the Effective Date of this Agreement. Licensee shall not, and shall not permit its Subsidiaries to, print or permit to be printed any supplies or documents bearing the Trademark from and after Agreement.the expiration of such 12-month period. For a period of up to twelve
(12) months following the Effective Date, Licensee may permit any Tenneco Forest Successor, as applicable, to use supplies and documents which have imprinted thereon the Trademark to the extent (but only to the extent) the Trademark is being used in connection with Tenneco Forest supplies and documents as of the Effective Date. Licensee shall ensure that any Tenneco Forest Successor does not print or permit to be printed any new supplies or documents bearing the Trademark from and after the expiration of such the period.

       c. For a period of up to eighteen (18) months following the Effective Date of this Agreement, Licensee and its Subsidiaries may use the Trademark on signs, displays or other identifications or advertising material (other than supplies or documents, which shall be governed by paragraph b above) to the extent (but only to the extent) the Trademark is being used in connection with their signs, displays or other identifications or advertising material as of the Effective Date. Licensee shall not, and shall not permit its Subsidiaries to, prepare, install or otherwise use any signs, displays or other identifications or advertising material bearing the Trademark after the expiration of such period. Licensee shall remove or cause to be removed any and all references to the Trademark from any and all such signs, displays or other identifications or advertising material by the end of such eighteen (18) month period. In addition to the foregoing, Licensee may grant Packaging Corporation of America the extended right under the Trademark Transition License Agreement ("PCA Agreement"), dated April 12, 1999, between Licensee and Packaging Corporation of America ("PCA") to use the Trademark on signs, displays or other identifications, and advertising material, supplies and documents, for a period of up to twelve (12) months following the Effective Date. Also, Licensee may grant any Tenneco Forest Successor, as applicable, the right to use the Trademark on signs, displays, other identifications and advertising material (other than supplies or documents, which shall be governed by paragraph b above) to the extent (but only to the extent ) the Trademark is being used in connection with Tenneco Forest signs, displays or other identifications or advertising material as of the Effective Date, for a period of up to eighteen
(18) months following the Effective Date. Licensee shall cause PCA and any Tenneco Forest Successor, as applicable, to remove or cause to be removed any and all references to the K-2

Trademark from any and all signs, displays, or other identifications or advertising materials by the end of such periods.

       2. CERTAIN TRANSFERS NOT RECORDED. The parties hereby acknowledge that Licensor is the owner of the Trademark registrations and applications for registration identified on SCHEDULE B (the "Packaging Registrations"), although such Packaging Registrations are at the Effective Date registered in the name of TMC. The parties further acknowledge that Licensor does not presently intend to cause such Packaging Registrations to be recorded in the name of Licensor with the applicable United States and foreign trademark registration authority or agency. It is hereby agreed, however, that all costs and fees subsequently incurred by Licensor to record any of the Packaging Registrations shall constitute Transaction Expenses under the Distribution Agreement.

       3. QUALITY OF SERVICES. Licensee agrees to maintain and cause its Subsidiaries, PCA and any Tenneco Forest Successor to maintain such quality standards as have been prescribed by Licensor in the conduct of the business operations with which the Trademark has been used by them as of the Effective Date. Licensee shall, and shall cause its Subsidiaries, PCA and any Tenneco Forest Successor to, use the Trademark only with goods and services of Licensee, its Subsidiaries, PCA and any Tenneco Forest Successor, as applicable, in accordance with the terms of this Agreement and the PCA Agreement, and with the guidance and directions furnished to the Licensee by the Licensor, or its authorized representatives or agents, from time to time, if any; but always the quality of the goods and services shall be subject to the reasonable satisfaction of Licensor or as specified by it.

       4. INSPECTION. Licensee will permit, and will cause its Subsidiaries, PCA and any Tenneco Forest Successor to permit, duly authorized representatives of the Licensor to inspect any of their premises using the Trademark, as applicable, at all reasonable times and subject to reasonable conditions, for the purpose of ascertaining or determining compliance with Paragraphs 1 and 3 hereof.

       5. USE OF TRADEMARK. When using the Trademark, Licensee undertakes to, and shall cause its Subsidiaries, PCA and any Tenneco Forest Successor to, comply with all laws pertaining to the Trademark. This provision includes compliance with marking requirements. Licensee represents and warrants that all goods and services to be sold under the Trademark by it, its Subsidiaries, PCA and any Tenneco Forest Successor, and the marketing, sales, and distribution of them, shall meet or exceed all federal, state, local and foreign laws, ordinances, standards, regulations, and guidelines pertaining to such products or activities, including, but not limited to those pertaining to product safety, quality, labeling and propriety. Licensee agrees that it will not, and will not permit its Subsidiaries, PCA or any Tenneco Forest Successor to, knowingly package, market, sell, or distribute any goods or services, or knowingly cause or permit any goods or services to be packaged, marketed, sold or distributed, in violation of any such federal, state, local or foreign law, ordinance, standard, regulation or guideline.

       6. PACKAGING REGISTRATIONS. TMC agrees to only use the Packaging Registrations to the extent expressly permitted by the terms of this Agreement. TMC will not take any action with respect to any Packaging Registrations, except as directed by Licensor, and will allow any and all registrations and applications for U.S. or foreign registration in the Packaging Registrations to lapse (unless otherwise directed by Licensor). In addition, upon receiving a request from Licensor to perfect the assignment of any or all Packaging Registrations to Licensor or one of its affiliates, TMC will take such action within ten (10) business days of the receipt of such request. Any expenses for such action will be shared jointly by Licensor and TMC and all such fees and expenses shall constitute Transaction Expenses under the Distribution Agreement.

       7. EXTENT OF LICENSE. The license and other rights granted herein are for the sole purpose of assisting Licensee and its Subsidiaries, PCA and any Tenneco Forest Successor in transition to new identities and are not assignable or transferable in any manner whatsoever. Licensee has no right to grant any sublicenses or to use the Trademark for any other purpose, except as specifically provided herein.

       8. INDEMNITY. Licensee acknowledges that it, and its Subsidiaries, other affiliates and sublicensees granted any rights pursuant to this Agreement (including without limitation PCA or any Tenneco Forest Successor), will not have any claims against Licensor or any of its affiliates hereunder for any damage to property or injury to persons arising out of, or as the result of, the exercise by Licensee or its Subsidiaries, other affiliates or sublicensees of any license rights pursuant to this Agreement. Licensee agrees to indemnify, hold harmless, and defend Licensor and its Subsidiaries, affiliates and authorized representatives (with legal counsel reasonably acceptable to Licensor) from and against any and all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities and expenses (including reasonable attorneys' fees, court costs and other reasonable legal expenses) (collectively, the "Claims") arising out of or connected with:

         a. the use of the Trademark by Licensee or any of its Subsidiaries, affiliates or other third parties granted anyrights pursuant to this Agreement (including without limitation PCA or any Tenneco Forest Successor);

         b. any breach by Licensee or any of its Subsidiaries of any provision of this Agreement or of any warranty made by Licensee in this Agreement;

         c. any claims against Licensor or any of its Subsidiaries or other affiliates by any Tenneco Forest Successor or PCA in respect of any Trademark or other licenses granted hereby; or

         d. any failure of PCA and or any Tenneco Forest Successor to act or refrain from acting with respect to any Trademark in accordance with the provisions of the Agreement.

Notwithstanding anything to the contrary which may be contained herein, Licensee's obligation to defend, indemnify and hold harmless Licensor for Claims hereunder is expressly conditioned upon Licensor: (a)(1) providing prompt (i.e., within 10 business days) notice to Licensee of any such Claim for which Licensor seeks defense and indemnification hereunder (i.e., provided that Licensee is not the first party to become aware of such Claim); (b)(2) promptly tendering the defense of the same (as applicable) to Licensee; and (c)(3) reasonably cooperating in the defense or settlement of such Claim, at Licensee's expense. No approval by Licensor of any action by Licensee or any of its Subsidiaries, affiliates or other third parties granted any rights pursuant to this Agreement (including without limitation PCA or any Tenneco Forest Successor), shall affect any right of Licensor to indemnification hereunder. Notwithstanding the foregoing, any failure on the part of Licensor to give notice to Licensee of any Claim for what it is entitled to indemnification hereunder shall not affect Licensor's right to indemnification from Licensee hereunder unless the Licensee has been actually prejudiced as a result of such failure.

                 9. TERMINATION. This Agreement may be terminated at any time prior to the Distribution by and in the sole discretion of Licensor without the approval of Licensee. In the event of such termination, no Party shall have any liability of any kind to any other Party or any other person. After Distribution, except as otherwise provided herein, this Agreement shall remain in full force and effect for the periods stated in Paragraph 1 above. However, Licensor retains the right to immediately terminate this Agreement in the event of a material breach of any term of this Agreement by Licensee or any of its Subsidiaries, PCA or any Tenneco Forest Successor, upon written notice to the Licensee and Licensee's failure to cure the material breach within ten (10) business days receipt of such written notice.

                 10. OWNERSHIP OF TRADEMARK. The Licensee acknowledges Licensor's exclusive right, title and interest in and to the Trademark and will not at any time do or cause or knowingly permit to be done any act or thing contesting or in any way impairing or tending to impair any part or all of such right, title and interest. In connection with the use of the Trademark, Licensee shall not, and shall not permit its Subsidiaries, PCA or any Tenneco Forest Successor to, in any manner represent that it has any ownership in the Trademark or registrations thereof, and acknowledges that use of the Trademark shall inure to the benefit of the Licensor. On termination of this Agreement in any manner provided herein, the Licensee will use all reasonable efforts to destroy, or cause to be destroyed or otherwise dispose of, all signs, displays or other identifications or advertising material, supplies and documents, and any other materials bearing the Trademark and will certify to Licensor in writing that it has done so. Such obligation shall apply to any affected items with respect to any partial termination of license rights hereunder, as applicable. Furthermore, Licensee and each of its Subsidiaries will not, and Licensee shall not permit any of its Subsidiaries, PCA or any Tenneco Forest Successor to, at any time adopt or use without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademark.

                 11. INFRINGEMENT OF TRADEMARK. If Licensee, any of its Subsidiaries, PCA or any Tenneco Forest Successor learns of any actual or threatened infringement of the Trademark or of the existence, use, or promotion of any mark or design similar to the Trademark, Licensee shall promptly notify Licensor. Licensor has the right to decide at its sole discretion what legal proceedings or other action, if any, shall be affirmatively taken, by who, how such proceedings or other action shall be conducted, and in whose name such proceedings or other action shall be performed. Notwithstanding the foregoing, Licensee shall not be obliged to pay the expenses of any such suit, which shall be prosecuted solely and wholly at Licensor's expense. Any legal proceedings instituted pursuant to this Section shall be for the sole benefit of Licensor and all sums recovered in such proceedings whether by judgment, settlement, or otherwise, shall be retained solely and exclusively by Licensor.

                 12. INJUNCTIVE RELIEF. Licensee acknowledges that any breach or threatened breach of any of Licensee's covenants in this Agreement relating to the Trademark including, without limitation, Licensee's and/or any of its Subsidiaries' failure to cease the manufacture, sale, marketing, or distribution of the goods bearing the Trademark at the termination or expiration of the term provided in this Agreement may result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee of them. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities, and Licensee agrees that in the event of such breach or threatened breach, Licensor shall be entitled to temporary and permanent injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

                 13. MODIFICATION, WAIVER, SEVERABILITY. Subject to the provisions of Section 9.08 of the Distribution Agreement, this Agreement may not be amended or modified except in a writing executed by each of the parties hereto. The failure by any party to exercise or a delay in exercising any right provided for herein shall not be deemed a waiver of any right hereunder. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 14. NOTICE. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, return receipt requested postage prepaid, addressed to the party to be notified at its address shown above (followed by confirmed facsimile) or at such other address as may be furnished in writing to the notifying party.

                 15. MISCELLANEOUS.

            a. CAPTIONS. The captions for each Section have been inserted for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

            b. INTERPRETATION. The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

            c.       c.       writing.
               ASSIGNABILITY. Subject to the following, the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns. This Agreement shall be assignable by Licensor so long as the resulting successor assumes all the obligations of Licensor. This Agreement may not be assigned by Licensee in whole or part without the prior written consent of Licensor.

            d. RIGHTS CUMULATIVE. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

                IN WITNESS WHEREOF, the parties have executed or caused this Transition Trademark License Agreement to be executed as of the first date written above.

                  Tenneco Automotive Inc. (LICENSOR)




                  By:


                  Tenneco Management Company ("TMC")



                  By:


                  Tenneco Packaging Inc. (LICENSEE)



                  By:

                                   SCHEDULE A

                           UNITED STATES REGISTRATIONS


TRADEMARK      Country               Registration No.      Registration Date


TENNECO        United States         2080683               22JL1997

                              FOREIGN REGISTRATIONS

TRADEMARK             COUNTRY                   REGISTRATION NO      REGISTRATION DATE
TENNECO               Albania                   7418                 15NO1998
TENNECO & DESIGN      Albania                   7419                 15NO1998
TENNECO               Algeria                   0496020              30SE1995
TENNECO & DESIGN      Algeria                   049619               30SE1995
TENNECO               Antigua                   2737
TENNECO               Armenia                   AM3073               12MY1998
TENNECO & DESIGN      Armenia                   AM3074               12MY1998
TENNECO               Australia                 673129               22SE1995
TENNECO & DESIGN      Australia                 673119               22SE1995
TENNECO & DESIGN      Austria                   163909               26AP1996
TENNECO               Austria                   163908               26AP1996
TENNECO & DESIGN      Belarus                   BY7981               22SE1995
TENNECO               Benelux                   582665               22SE1995
TENNECO & DESIGN      Benelux                   582666               22SE1995
TENNECO & DESIGN      Bulgaria                  28518                24JE1996
TENNECO               Bulgaria                  28519                24JE1996
TENNECO               Chile                     525211               23OC1998
TENNECO               Chile                     355051               11MY1990
TENNECO               Czech Republic            166351
TENNECO & DESIGN      Czech Republic            205245               10NO1997
TENNECO               Denmark                   VR06.532 1995        29SE1995
TENNECO & DESIGN      Denmark Reg:              VR06.531 1995        29SE1995
TENNECO               East Germany              643998               21AP1982
TENNECO & DESIGN      Estonia                   22923                26MR1997
TENNECO               Estonia                   22924                26MR1996
TENNECO & DESIGN      Finland                   206491               30JE1997

TRADEMARK             COUNTRY                   REGISTRATION NO      REGISTRATION DATE
TENNECO               Finland                   206490               30JE1997
TENNECO               France                    1698801              10OC1991
TENNECO               France                    95589254             22SE1995
TENNECO & DESIGN      France                    95589255             22SE1995
TENNECO & DESIGN      Germany                   395 38 838           18MR1998
TENNECO & DESIGN      Great Britain             2038109              20SE1995
TENNECO               Greece                    126258               22SE1995
TENNECO & DESIGN      Hungary                   153263               24AU1998
TENNECO               Hungary                   153264               24AU1998
TENNECO               Hungary                   123938               08AP1982
TENNECO & DESIGN      Iceland                   189/1996             22FE1996
TENNECO               Iceland                   188/1996             22FE1996
TENNECO & DESIGN      Italy                     718343               17JL1998
TENNECO               Italy                     718342               17JL1998
TENNECO               Kyrgyzstan                KG3996               30SE1997
TENNECO               Latvia                    37822                22SE1995
TENNECO & DESIGN      Latvia                    37543                20JE1997
TENNECO & DESIGN      Macao                     15243-M              06JE1997
TENNECO               Macao                     15242-M              02AP1996
TENNECO               Mexico                    131060               28JE1966
TENNECO               Mexico                    206765
TENNECO               Mexico                    216989               09DE1976
TENNECO & DESIGN      Moldova                   4732                 22SE1995
TENNECO               Moldova                   4731                 22SE1995
TENNECO               Monoco                    9516512              22SE1995
TENNECO & DESIGN      Monoco                    9516513              22SE1995
TENNECO & DESIGN      Myanmar                   4258/1995            27SE1995

TRADEMARK             COUNTRY                   REGISTRATION NO      REGISTRATION DATE
TENNECO & DESIGN      Netherlands Antilles      19526                04SE1996
TENNECO               Netherlands Antilles      19527                04SE1996
TENNECO & DESIGN      Norway                    178127               21NO1996
TENNECO & DESIGN      O.A.P.I                   35495                22SE1995
TENNECO               O.A.P.I                   35496                22SE1995
TENNECO               Poland                    59304
TENNECO & DESIGN      Portugal                  312666               15JA1997
TENNECO & DESIGN      Romania                   25509                13OC1997
TENNECO & DESIGN      Russian Federation        166989               18AU1998
TENNECO               Slovak Republic           182616               15OC1998
TENNECO & DESIGN      Slovak Republic           182615               15OC1998
TENNECO               Sweden                    329070               27NO1998
TENNECO & DESIGN      Sweden                    329071               27NO1998
TENNECO               Switzerland               431835               22SE1995
TENNECO & DESIGN      Switzerland               431836               22SE1995
TENNECO & DESIGN      Syria                     57302                27MR1996
TENNECO               Syria                     57301                27MR1996
TENNECO & DESIGN      Tunisia                   EE95.1270            22SE1995
TENNECO               Tunisia                   EE95.1269            22SE1995
TENNECO               Uzbekistan                UZ6392               09JE1997
TENNECO & DESIGN      Uzbekistan                UZ6393               09JE1997
TENNECO               Vietnam                   19166                23NO1995
TENNECO & DESIGN      Vietnam                   21123                19JE1996
TENNECO & DESIGN      Zaire                     5163/95              22SE1995
TENNECO               Zaire                     2607/91              05JL1991
TENNECO               Zaire                     5162/95              22SE1995

                              FOREIGN APPLICATIONS

TRADEMARK             COUNTRY                   APPLICATION NO.      APPLICATION DATE
TENNECO               Germany                   39538842.2           22SE1995
TENNECO               Mozambique                01                   22SE1995
TENNECO & DESIGN      Mozambique                01                   22SE1995

                                   SCHEDULE B

                      UNITED STATES TRADEMARK REGISTRATIONS

TRADEMARK                      COUNTRY            REGISTRATION NO.      REGISTRATION DATE
TENNECO                        United States               1310943               25DE1984
TENNECO                        United States               1917869               12SE1995
TENNECO                        United States                786614               16MR1965
TENNECO                        United States                783055               12JA1965
TENNECO                        United States               1930571               31OC1995
TENNECO                        United States                823408               31JA1967
TENNECO                        United States                827435               18AP1967
TENNECO & DESIGN               United States               2155820               05MY1998
TENNECO & DESIGN               United States                831633               04JL1967
TENNECO & DESIGN               United States                823409               31JA1967
TENNECO & DESIGN               United States                827436               18AP1967
TENNECO & DESIGN               United States                786595               16MR1965
TENNECO & DESIGN               United States                786984               23MR1965
TENNECO & DESIGN               United States               1250177               06SE1983
TENNECO & DESIGN               United States               1259146               29NO1983
TENNECO & DESIGN               United States               1236187               03MY1983
TENNECO & DESIGN               United States               1310944               25DE1984
TENNECO &                      United States               1249771               30AU1983
DESIGN(COLOR)
TENNECO &                      United States                866994               25MR1969
DESIGN(COLOR)
TENNECO &                      United States               1225646               01FE1983
DESIGN(COLOR)

                         FOREIGN TRADEMARK REGISTRATIONS

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                African Intellectual                 23161               01NO1982
TENNECO                         Algeria                              38363               21DE1986
TENNECO & DESIGN                Algeria                              32917
TENNECO                         Argentina                          1528284               30JE1994
TENNECO                         Argentina                          1534801               31AU1994
TENNECO                         Argentina                          1541968               31OC1994
TENNECO                         Argentina                          1609658               31JL1996
TENNECO                         Argentina                          1609659               31JL1996
TENNECO                         Argentina                          1609660               31JL1996
TENNECO                         Argentina                          1609661               31JL1996
TENNECO                         Argentina                          1609662               31JL1996
TENNECO                         Argentina                          1654877               09JA1998
TENNECO & DESIGN                Argentina                          1528285               30JE1994
TENNECO & DESIGN                Argentina                          1528286               30JE1994
TENNECO & DESIGN                Argentina                          1541969               31OC1994
TENNECO & DESIGN                Argentina                          1571568               12MR1995
TENNECO & DESIGN                Arizona                              20513               07AU1981
TENNECO                         Armenia                               1881               11JE1997
TENNECO                         Armenia                               1882               11JE1997
TENNECO                         Australia                          A201497               19AP1966
TENNECO                         Australia                          A201498               19AP1966
TENNECO                         Australia                          A201499               19AP1966
TENNECO                         Australia                          A201500               19AP1966
TENNECO                         Australia                          A201501               19AP1966
TENNECO                         Australia                          A616779               22NO1993
TENNECO                         Australia                          A616780               22NO1993
TENNECO & DESIGN                Australia                          A201502               19AP1966
TENNECO & DESIGN                Australia                          A201503               19AP1966
TENNECO & DESIGN                Australia                          A201504               19AP1966
TENNECO & DESIGN                Australia                          A201505               19AP1966
TENNECO & DESIGN                Australia                          A201506               19AP1966
TENNECO & DESIGN                Australia                          A616781               22NO1993
TENNECO & DESIGN                Australia                          A616782               22NO1993
TENNECO & DESIGN                Australia                          A381901               30SE1982
TENNECO & DESIGN                Australia                          A381900               30SE1982
TENNECO                         Austria                              59340               19AP1967
TENNECO                         Bahamas                               5131
TENNECO                         Bahamas                               5129
TENNECO                         Bahamas                               5130

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Bahamas                               5128
TENNECO                         Bahamas                               5127
TENNECO                         Bahamas                               5126
TENNECO                         Bahamas                              10767
TENNECO                         Bahamas                              17807               22SE1995
TENNECO                         Bahamas                              17798               22SE1995
TENNECO                         Bahamas                              17801               22SE1995
TENNECO                         Bahamas                              17854               22SE1995
TENNECO                         Bahamas                              17853               22SE1995
TENNECO                         Bahamas                              17855               22SE1995
TENNECO & DESIGN                Bahamas                              17882               22SE1995
TENNECO & DESIGN                Bahamas                              17797               22SE1995
TENNECO & DESIGN                Bahamas                              17795               22SE1995
TENNECO & DESIGN                Bahamas                              17796               22SE1995
TENNECO & DESIGN                Bahamas                              17806               22SE1995
TENNECO & DESIGN                Bahamas                               5137
TENNECO & DESIGN                Bahamas                               5135
TENNECO & DESIGN                Bahamas                               5136
TENNECO & DESIGN                Bahamas                               5134
TENNECO & DESIGN                Bahamas                               5133
TENNECO & DESIGN                Bahamas                               5132
TENNECO& DESIGN                 Bahamas                              17852               22SE1995
TENNECO                         Bahrain                               1744               20SE1995
TENNECO                         Bahrain                               1745               21AU1996
TENNECO                         Bahrain                               1746               21AU1996
TENNECO                         Bahrain                               1747               20SE1995
TENNECO                         Bahrain                               1748               20SE1995
TENNECO                         Bahrain                              11913               15SE1988
TENNECO                         Bahrain                              11914               15SE1988
TENNECO                         Bahrain                              19344               07JL1998
TENNECO                         Bahrain                              19345               07JL1998
TENNECO                         Bahrain                              19346               07JL1998
TENNECO                         Bahrain                              19347               07JL1998
TENNECO & DESIGN                Bahrain                              11917               15SE1988
TENNECO & DESIGN                Bahrain                              11918               15SE1988
TENNECO & DESIGN                Bahrain                              11919               15SE1988
TENNECO & DESIGN                Bahrain                              11920               15SE1988
TENNECO                         Bangladesh                            8780               20DE1966
TENNECO                         Bangladesh                            8781               20DE1966
TENNECO                         Bangladesh                            8782               20DE1966
TENNECO                         Bangladesh                            8783               20DE1966
TENNECO                         Bangladesh                            8784               20DE1966
TENNECO                         Bangladesh                            8785               20DE1966
TENNECO & DESIGN                Bangladesh                            8786               20DE1966
TENNECO & DESIGN                Bangladesh                            9162               20DE1966

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Bangladesh                            9163               20DE1966
TENNECO &  DESIGN               Bangladesh                            9164               20DE1966
TENNECO &  DESIGN               Bangladesh                            9165               20DE1966
TENNECO &  DESIGN               Bangladesh                            9166               20DE1966
TENNECO & DESIGN                Bangladesh                           18276               09NO1982
TENNECO & DESIGN                Bangladesh                           18277               09NO1982
TENNECO                         Belarus                               1756               18NO1993
TENNECO                         Belarus                            BY 7980               22SE1995
TENNECO & DESIGN                Belarus                               2460               20DE1993
TENNECO                         Benelux                              87329
TENNECO &  DESIGN               Benelux                              95975
TENNECO & DESIGN                Benelux                             378503
TENNECO                         Bermuda                              27204               22SE1995
TENNECO                         Bermuda                              27206               22SE1995
TENNECO                         Bermuda                              27207               22SE1995
TENNECO                         Bermuda                              27208               22SE1995
TENNECO                         Bermuda                              27209               22SE1995
TENNECO                         Bermuda                              27210               22SE1995
TENNECO                         Bermuda                              27211               22SE1995
TENNECO & DESIGN                Bermuda                              10002               22NO1982
TENNECO & DESIGN                Bermuda                              10004               22NO1982
TENNECO                         Bolivia                            59126-C               17AU1995
TENNECO                         Bolivia                            59127-C               17AU1995
TENNECO                         Bolivia                            59152-C               17AU1995
TENNECO                         Bolivia                            65450-C               04MR1998
TENNECO                         Bolivia                            65451-C               04MR1998
TENNECO                         Bolivia                            65452-C               04MR1998
TENNECO                         Bolivia                            65453-C               04MR1998
TENNECO                         Bolivia                            65506-C               09MR1998
TENNECO                         Bolivia                            65507-C               09MR1998
TENNECO                         Bolivia                            65570-C               24MR1998
TENNECO                         Bolivia                              48019               15NO1988
TENNECO &  DESIGN               Bolivia                            65548-C               17MR1998
TENNECO &  DESIGN               Bolivia                            65549-C               17MR1998
TENNECO &  DESIGN               Bolivia                            65571-C               24MR1998
TENNECO &  DESIGN               Bolivia                            65572-C               24MR1998
TENNECO &  DESIGN               Bolivia                            65573-C               24MR1998
TENNECO &  DESIGN               Bolivia                            59125-C               17AU1995
TENNECO                         Bophuthatswana                     66/1506
TENNECO                         Bophuthatswana                     66/1504
TENNECO &  DESIGN               Bophuthatswana                     66/1511
TENNECO &  DESIGN               Bophuthatswana                     66/1509

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Bophuthatswana                    82/0764G
TENNECO & DESIGN                Bophuthatswana                     82/0764               05OC1982
TENNECO & DESIGN                Bophuthatswana                     82/0763
TENNECO                         Botswana                              7363
TENNECO                         Botswana                              7365               18AP1996
TENNECO & DESIGN                Botswana                           SA11649               22JL1991
TENNECO & DESIGN                Botswana                           SA11650               22JL1991
TENNECO                         Brazil                           817793160               12MR1996
TENNECO &  DESIGN               Brazil                           817793178               12MR1996
TENNECO                         Brazil                             6072038               25AP1975
TENNECO                         Brazil                             6085741               25MY1975
TENNECO                         Brazil                           607554045               27OC1981
TENNECO                         Brazil                           607554010               27OC1981
TENNECO                         Brazil                           817765620               05DE1995
TENNECO                         Brazil                           817793160               12MR1996
TENNECO                         Brazil                           817793186               28AP1994
TENNECO &  DESIGN               Brazil                             6085768               25MY1975
TENNECO &  DESIGN               Brazil                           006072046               25AP1975
TENNECO &  DESIGN               Brazil                           607553979               27OC1981
TENNECO &  DESIGN               Brazil                           810819759               01NO1983
TENNECO &  DESIGN               Brazil                           810819740               14FE1984
TENNECO &  DESIGN               Brazil                           607553995               13OC1981
TENNECO &  DESIGN               Brazil                           607553960               13OC1981
TENNECO &  DESIGN               Brazil                           817793178               12MR1996
TENNECO &  DESIGN               Brazil                           817793194               12MR1995
TENNECO                         British Virgin Islands                1978
TENNECO                         British Virgin Islands                2933               10OC1995
TENNECO &  DESIGN               British Virgin Islands                2934               10OC1995
TENNECO                         British Virgin Islands                1160
TENNECO                         British Virgin Islands                1979
TENNECO &  DESIGN               British Virgin Islands                1159
TENNECO                         Brunei                                3367               22JE1967
TENNECO                         Brunei                                3368               22JE1967
TENNECO                         Brunei                                3369               22JE1967
TENNECO                         Brunei                                3370               22JE1967
TENNECO                         Brunei                                3371               22JE1967
TENNECO                         Brunei                                3372               22JE1967
TENNECO                         Brunei                               22010               25SE1995
TENNECO                         Brunei                               22458               25SE1995
TENNECO &  DESIGN               Brunei                                3373               22JE1967
TENNECO &  DESIGN               Brunei                                3374               22JE1967
TENNECO &  DESIGN               Brunei                                3375               22JE1967
TENNECO &  DESIGN               Brunei                                3376               22JE1967

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO &  DESIGN               Brunei                                3377               22JE1967
TENNECO &  DESIGN               Brunei                                3378               22JE1967
TENNECO &  DESIGN               Brunei                               21499               25SE1995
TENNECO &  DESIGN               Brunei                               22008               25SE1995
TENNECO &  DESIGN               Brunei                               22460               25SE1995
TENNECO &  DESIGN               Brunei                               22917               22SE1995
TENNECO                         Bulgaria                              5337               21NO1996
TENNECO &  DESIGN               Bulgaria                              5338               21NO1996
TENNECO                         Bulgaria                             13692
TENNECO&  DESIGN                Bulgaria                             13693
TENNECO                         Burma                            1674/1982
TENNECO &  DESIGN               Burma                            1675/1982
TENNECO & DESIGN                Burundi                               1907               25OC1982
TENNECO                         Canada                              164560               08AU1984
TENNECO                         Canada                              271058               16JL1982
TENNECO                         Canada                              271239               23JL1982
TENNECO                         Canada                              338835               08AP1988
TENNECO                         Canada                              389592               25OC1991
TENNECO                         Canada                              437524               30DE1994
TENNECO                         Canada                              501483               30SE1998
TENNECO &  DESIGN               Canada                              169630               12JE1985
TENNECO &  DESIGN               Canada                              338938               08AP1988
TENNECO &  DESIGN               Canada                              389387               11OC1991
TENNECO &  DESIGN               Canada                              418508               22OC1993
TENNECO &  DESIGN               Canada                              501705               02OC1998
TENNECO                         Chile                               431708               21SE1994
TENNECO                         Chile                               509272               01JE1998
TENNECO                         Chile                               525210               23OC1998
TENNECO &  DESIGN               Chile                               431709               21SE1994
TENNECO & DESIGN                Chile                               353748               06AP1990
TENNECO & DESIGN                Chile                               392145               04SE1992
TENNECO                         China P.R.                          904147               27NO1996
TENNECO                         China P.R.                          989224               21AP1997
TENNECO                         China P.R.                          989603               21AP1997
TENNECO                         China P.R.                          992005               28AP1997
TENNECO                         China P.R.                          996258               07MY1997
TENNECO                         China P.R.                         1001728               07MY1997
TENNECO                         China P.R.                         1007489               14MY1997
TENNECO                         China P.R.                         1019814               28MY1997
TENNECO                         China P.R.                         1056478               21JL1997
TENNECO                         China P.R.                         1067746               28JL1997
TENNECO &  DESIGN               China P.R.                          904141               27NO1996
TENNECO &  DESIGN               China P.R.                          989225               21AP1997

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO &  DESIGN               China P.R.                          989604               21AP1997
TENNECO &  DESIGN               China P.R.                          992004               28AP1997
TENNECO & DESIGN                China P.R.                          996257               07MY1997
TENNECO & DESIGN                China P.R.                         1001727               07MY1997
TENNECO & DESIGN                China P.R.                         1001730               07MY1997
TENNECO & DESIGN                China P.R.                         1007488               14MY1997
TENNECO & DESIGN                China P.R.                         1019810               28MY1997
TENNECO & DESIGN                China P.R.                         1056480               21JL1997
TENNECO & DESIGN                China P.R.                         1067748               28JL1997
TENNECO & DESIGN                China P.R.                          989222               21AP1997
(IN CHINESE)
TENNECO & DESIGN                China P.R.                          989606               21AP1997
(IN CHINESE)
TENNECO & DESIGN                China P.R.                          992002               28AP1997
(IN CHINESE)
TENNECO & DESIGN                China P.R.                          996259               07MY1997
(IN CHINESE)
TENNECO & DESIGN                China P.R.                         1007486               14MY1997
(IN CHINESE)
TENNECO & DESIGN                China P.R.                         1019811               28MY1997
(IN CHINESE)
TENNECO & DESIGN                China P.R.                         1056477               21JL1997
(IN CHINESE)
TENNECO & DESIGN                China P.R.                         1067749               28JL1997
(IN CHINESE)
TENNECO & DESIGN                China P.R.                          180234               05JL1983
TENNECO & DESIGN                China P.R.                          760762               14AU1995
TENNECO (IN                     China P.R.                          989223               21AP1997
CHINESE)
TENNECO (IN                     China P.R.                          989605               20AP1997
CHINESE)
TENNECO (IN                     China P.R.                          992003               28AP1997
CHINESE)
TENNECO (IN                     China P.R.                          996260               07MY1997
CHINESE)
TENNECO (IN                     China P.R.                         1001729               07MY1997
CHINESE)
TENNECO (IN                     China P.R.                         1007487               14MY1997
CHINESE)
TENNECO (IN                     China P.R.                         1019812               28MY1997
CHINESE)
TENNECO (IN                     China P.R.                         1056479               21JL1997
CHINESE)
TENNECO (IN                     China P.R.                         1067747               28JL1997
CHINESE)
TENNECO                         Colombia                             65173               08AU1967
TENNECO                         Colombia                            65173A               08AU1967
TENNECO                         Colombia                            65173B               08AU1967
TENNECO                         Colombia                             65179               08AU1967

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Colombia                             65181               08AU1982
TENNECO                         Colombia                            187950               29JL1996
TENNECO                         Colombia                            187951               29JL1996
TENNECO                         Colombia                            188178               13AU1996
TENNECO                         Colombia                            188179               13AU1996
TENNECO                         Colombia                            188182               13AU1996
TENNECO                         Colombia                            188183               13AU1996
TENNECO                         Colombia                            188368               15AU1996
TENNECO                         Colombia                            188832               23AU1996
TENNECO & DESIGN                Colombia                             65172               08AU1967
TENNECO & DESIGN                Colombia                            65172A               08AU1967
TENNECO & DESIGN                Colombia                             65174               08AU1967
TENNECO & DESIGN                Colombia                             65177               08AU1967
TENNECO & DESIGN                Colombia                            187949               29AU1996
TENNECO & DESIGN                Colombia                            188180               13AU1996
TENNECO & DESIGN                Colombia                            188181               13AU1996
TENNECO & DESIGN                Colombia                            188186               13AU1996
TENNECO & DESIGN                Colombia                            188187               13AU1996
TENNECO & DESIGN                Colombia                            188194               13AU1996
TENNECO & DESIGN                Colombia                            188195               13AU1996
TENNECO & DESIGN                Colombia                            188196               13AU1996
TENNECO & DESIGN                Colombia                            188197               13AU1996
TENNECO & DESIGN                Colombia                            106946               30AU1984
TENNECO                         Costa Rica                           35778               30MY1982
TENNECO                         Costa Rica                           35793               01JE1982
TENNECO                         Costa Rica                           35795               01JE1982
TENNECO                         Costa Rica                           35797               01JE1982
TENNECO                         Costa Rica                           35798               01JE1982
TENNECO                         Costa Rica                           35800               01JE1982
TENNECO & DESIGN                Costa Rica                           14043               28JL1982
TENNECO & DESIGN                Costa Rica                           35734               30MY1992
TENNECO & DESIGN                Costa Rica                           35790               01JE1982
TENNECO & DESIGN                Costa Rica                           35829               22JE1982
TENNECO & DESIGN                Costa Rica                           35830               22JE1982
TENNECO & DESIGN                Costa Rica                           35831               22JE1982
TENNECO & DESIGN                Costa Rica                           35872               06JE1982
TENNECO & DESIGN                Costa Rica                           61649               05JA1983
TENNECO & DESIGN                Costa Rica                           61650               05JA1983
TENNECO                         Cuba                                116328               25JE1986
TENNECO                         Cuba                                116332               25JE1986
TENNECO                         Cyprus                               11201
TENNECO                         Cyprus                               11202
TENNECO                         Cyprus                               11203
TENNECO                         Cyprus                               11204
TENNECO                         Cyprus                               43474               22OC1998
TENNECO                         Cyprus                               43475               22OC1998
TENNECO                         Cyprus                               43476               22OC1998
TENNECO                         Cyprus                               43477               22OC1998
TENNECO                         Cyprus                               43478               22OC1998

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Cyprus                               43479               22OC1998
TENNECO                         Cyprus                               43480               22OC1998
TENNECO                         Cyprus                               43481               22OC1998
TENNECO & DESIGN                Cyprus                               11205
TENNECO & DESIGN                Cyprus                               11206
TENNECO & DESIGN                Cyprus                               11207
TENNECO & DESIGN                Cyprus                               11208
TENNECO & DESIGN                Cyprus                               43464               22OC1998
TENNECO & DESIGN                Cyprus                               43465               22OC1998
TENNECO & DESIGN                Cyprus                               43467               22OC1998
TENNECO & DESIGN                Cyprus                               43468               22OC1998
TENNECO & DESIGN                Cyprus                               43469               22OC1998
TENNECO & DESIGN                Cyprus                               43470               22OC1998
TENNECO & DESIGN                Cyprus                               43471               22OC1998
TENNECO & DESIGN                Cyprus                               43472               22OC1998
TENNECO & DESIGN                Cyprus                               43473               22OC1998
TENNECO & DESIGN                Cyprus                               23042               05OC1982
TENNECO & DESIGN                Cyprus                               23044               05OC1982
TENNECO                         Czech Republic                      205246               10NO1997
TENNECO & DESIGN                Czech Republic                      166350
TENNECO                         Denmark                               3202               10NO1967
TENNECO & DESIGN                Denmark                          3196/1982               03SE1982
TENNECO                         Dominican Republic                   15419               19JA1967
TENNECO                         Dominican Republic                   15408               18JA1967
TENNECO                         Dominican Republic                   15421               20JA1967
TENNECO                         Dominican Republic                   34086               30JE1982
TENNECO                         Dominican Republic                   81867               15JA1996
TENNECO                         Dominican Republic                   81813               15JA1986
TENNECO                         Dominican Republic                   81305               15JA1986
TENNECO                         Dominican Republic                   81530               15JA1986
TENNECO                         Dominican Republic                   81537               15JA1986
TENNECO & DESIGN                Dominican Republic                   81814               15JA1996
TENNECO & DESIGN                Dominican Republic                   81823               15JA1996
TENNECO & DESIGN                Dominican Republic                   81536               15JA1996
TENNECO & DESIGN                Dominican Republic                   81306               15JA1996
TENNECO & DESIGN                Dominican Republic                   81518               15JA1996
TENNECO & DESIGN                Dominican Republic                   81866               15JA1996
TENNECO & DESIGN                Dominican Republic                   81305               15JA1996
TENNECO                         Ecuador                             270-88               20FE1967
TENNECO                         Ecuador                            0504-95               31MY1995
TENNECO                         Ecuador                            0505-95               31MY1995
TENNECO                         Ecuador                            1774-95               31MY1995
TENNECO                         Ecuador                              61264               28AP1997

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Ecuador                              61265               28AP1997
TENNECO                         Ecuador                              61266               28AP1997
TENNECO                         Ecuador                              61267               28AP1997
TENNECO                         Ecuador                              61268               28AP1997
TENNECO                         Ecuador                              61269               28AP1997
TENNECO & DESIGN                Ecuador                                691               01NO1967
TENNECO & DESIGN                Ecuador                            1780-95               31MY1995
TENNECO & DESIGN                Ecuador                              61270               28AP1997
TENNECO & DESIGN                Ecuador                              61271               28AP1997
TENNECO & DESIGN                Ecuador                              61272               28AP1997
TENNECO & DESIGN                Ecuador                              61273               28AP1997
TENNECO & DESIGN                Ecuador                              61274               28AP1997
TENNECO & DESIGN                Ecuador                              61275               28AP1997
TENNECO & DESIGN                Ecuador                              61276               28AP1997
TENNECO & DESIGN                Ecuador                              61278               28AP1997
TENNECO & DESIGN                Ecuador                              61279               28AP1997
TENNECO & DESIGN                Ecuador                            467-88                02SE1988
TENNECO & DESIGN                Ecuador                            734-88                24NO1982
TENNECO                         Egypt                                43492               30AP1987
TENNECO & DESIGN                Egypt                                60720               10MY1982
TENNECO & DESIGN                Egypt                                60721               10MY1982
TENNECO                         El Salvador                         158/78               16SE1998
TENNECO                         El Salvador                             29               08NO1996
TENNECO                         El Salvador                          00062               07OC1997
TENNECO                         El Salvador                          00129               22MY1997
TENNECO                         El Salvador                            186               17JA1997
TENNECO                         El Salvador                            187               03DE1996
TENNECO                         El Salvador                          00217               17FE1997
TENNECO                         El Salvador                          00218               17FE1997
TENNECO & DESIGN                El Salvador                         117/78               15JE1998
TENNECO & DESIGN                El Salvador                             28               28MY1997
TENNECO & DESIGN                El Salvador                          00129               17JA1997
TENNECO & DESIGN                El Salvador                          00153               05MR1997
TENNECO & DESIGN                El Salvador                          00196               25FE1997
TENNECO & DESIGN                El Salvador                          00197               25FE1997
TENNECO & DESIGN                El Salvador                           7444               14JA1997
TENNECO & DESIGN                El Salvador                           9453               09MY1997
TENNECO                         El Salvador                          15843               25AP1968
TENNECO & DESIGN                Estonia                              10051               14AP1994
TENNECO & DESIGN                Estonia                              11100               27MY1994

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Ethiopia                              0825               01NO1997
TENNECO                         Fiji Islands                         27166               10OC1995
TENNECO                         Fiji Islands                         27168               10OC1995
TENNECO                         Fiji Islands                         27169               10OC1995
TENNECO                         Fiji Islands                         27170               10OC1995
TENNECO                         Fiji Islands                         27171              10OC19995
TENNECO                         Fiji Islands                         27172               10OC1995
TENNECO                         Fiji Islands                         27174               10OC1995
TENNECO & DESIGN                Fiji Islands                         27167               10OC1995
TENNECO & DESIGN                Fiji Islands                         27177               10OC1995
TENNECO & DESIGN                Fiji Islands                         27178               10OC1995
TENNECO & DESIGN                Fiji Islands                         27179               10OC1995
TENNECO & DESIGN                Fiji Islands                         27180               10OC1995
TENNECO & DESIGN                Fiji Islands                         27181               10OC1995
TENNECO                         Finland                              50773               04AU1997
TENNECO & DESIGN                Finland                              89391               05JL1984
TENNECO                         France                             1591891               14MY1990
TENNECO                         France                             1602780
TENNECO & DESIGN                France                             1602778               17JL1990
TENNECO &                       France                             1602779               17JL1990
DESIGN(COLOR)

TENNECO & DESIGN                France                             1698802               10OC1991
TENNECO                         Georgia                               2352               12JE1996
TENNECO & DESIGN                Ghana                                24121
TENNECO & DESIGN                Ghana                                24120               15MR1983
TENNECO                         Great Britain                       893445               20AP1987
TENNECO                         Great Britain                       893446               20AP1987
TENNECO                         Great Britain                       893447               20AP1987
TENNECO                         Great Britain                       893448               20AP1987
TENNECO                         Great Britain                       893449               20AP1987
TENNECO                         Great Britain                      2038076               20SE1995
TENNECO & DESIGN                Great Britain                       893450               20AP1987
TENNECO & DESIGN                Great Britain                       893451               20AP1987
TENNECO & DESIGN                Great Britain                       893452               20AP1987
TENNECO & DESIGN                Great Britain                       893453               20AP1987
TENNECO & DESIGN                Great Britain                       893454               20AP1987
TENNECO & DESIGN                Great Britain                      1125272               06DE1979
TENNECO                         Greece                               36882               30JA1967
TENNECO & DESIGN                Greece                              126259               22SE1995
TENNECO & DESIGN                Greece                               71664               21AP1982
TENNECO                         Guatemala                            22958               29DE1980
TENNECO                         Guatemala                            22959               29DE1980

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Guatemala                            22960               29DE1980
TENNECO                         Guatemala                            22961               29DE1980
TENNECO                         Guatemala                            24223               16NO1981
TENNECO                         Guatemala                            24225               19AP1982
TENNECO                         Guatemala                            24226               16NO1981
TENNECO                         Guatemala                            24227               16NO1981
TENNECO                         Guatemala                            82417               23DE1996
TENNECO                         Guatemala                            83420               16JA1997
TENNECO                         Guatemala                            83783               20JA1997
TENNECO & DESIGN                Guatemala                            43199               07MY1982
TENNECO & DESIGN                Guatemala                            43367               14MY1982
TENNECO & DESIGN                Guatemala                            43370               14MY1982
TENNECO & DESIGN                Guatemala                            43371               14MY1982
TENNECO & DESIGN                Guatemala                            43514               04JE1982
TENNECO & DESIGN                Guatemala                            81630               23DE1996
TENNECO & DESIGN                Guatemala                            82416               23DE1996
TENNECO & DESIGN                Guatemala                            91911               10NO1998
TENNECO & DESIGN                Guatemala                            43368               14MY1982
TENNECO & DESIGN                Guatemala                            43369               14MY1982
TENNECO                         Guyana                               6541A               22DE1966
TENNECO                         Guyana                               6543A               22DE1966
TENNECO                         Guyana                               6545A               22DE1966
TENNECO                         Guyana                               6546A
TENNECO                         Guyana                               6547A               22DE1966
TENNECO                         Guyana                               6549A               22DE1966
TENNECO & DESIGN                Guyana                               6521A               22DE1966
TENNECO & DESIGN                Guyana                               6539A               22DE1966
TENNECO & DESIGN                Guyana                               6542A               22DE1966
TENNECO & DESIGN                Guyana                               6544A               22DE1966
TENNECO & DESIGN                Guyana                               6548A               22DE1966
TENNECO & DESIGN                Guyana                               6550A               22DE1966
TENNECO & DESIGN                Guyana                              11827A               12NO1982
TENNECO & DESIGN                Guyana                              11828A               12NO1982
TENNECO                         Haiti                              370/112               12SE1997
TENNECO                         Haiti                              371/112               12SE1997
TENNECO                         Haiti                              372/112               12SE1997
TENNECO                         Haiti                              373/112               12SE1997
TENNECO                         Haiti                              374/112               12SE1997
TENNECO                         Haiti                              375/112               12SE1997
TENNECO                         Haiti                              376/112               12SE1997
TENNECO                         Haiti                              377/112               12SE1997
TENNECO                         Haiti                              378/112               12SE1997
TENNECO & DESIGN                Haiti                              379/112               12SE1997

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Haiti                              380/112               12SE1997
TENNECO & DESIGN                Haiti                              382/112               12SE1997
TENNECO & DESIGN                Haiti                              383/112               12SE1997
TENNECO & DESIGN                Haiti                              384/112               12SE1997
TENNECO & DESIGN                Haiti                              385/112               12SE1997
TENNECO & DESIGN                Haiti                              386/112               12SE1997
TENNECO & DESIGN                Haiti                              387/112               12SE1997
TENNECO & DESIGN                Haiti                              388/112               12SE1997
TENNECO                         Honduras                              3468               15MR1996
TENNECO                         Honduras                              3472               15MR1996
TENNECO                         Honduras                              3473               15MR1996
TENNECO                         Honduras                              3474               15MR1996
TENNECO                         Honduras                              3475               15MR1996
TENNECO                         Honduras                             17064               10JL1980
TENNECO                         Honduras                             40890               11OC1982
TENNECO                         Honduras                             40891               11OC1982
TENNECO                         Honduras                             40893               11OC1982
TENNECO                         Honduras                             40894               11OC1982
TENNECO                         Honduras                             40896               11OC1982
TENNECO                         Honduras                             40897               11OC1982
TENNECO                         Honduras                             64604               15MR1996
TENNECO                         Honduras                             64605               15MR1996
TENNECO & DESIGN                Honduras                              3469               15MR1996
TENNECO & DESIGN                Honduras                              3470               15MR1996
TENNECO & DESIGN                Honduras                              3471               15MR1996
TENNECO & DESIGN                Honduras                              3477               15MR1996
TENNECO & DESIGN                Honduras                              3478               15MR1996
TENNECO & DESIGN                Honduras                             17065               10JL1980
TENNECO & DESIGN                Honduras                             41471               16FE1983
TENNECO & DESIGN                Honduras                             41473               16FE1983
TENNECO & DESIGN                Honduras                             41475               16FE1983
TENNECO & DESIGN                Honduras                             41477               16FE1983
TENNECO & DESIGN                Honduras                             41478               16FE1983
TENNECO & DESIGN                Honduras                             62621               15MR1996
TENNECO & DESIGN                Honduras                             64597               15MR1996
TENNECO & DESIGN                Honduras                             64603               15MR1996
TENNECO & DESIGN                Honduras                             65611               15MR1996
TENNECO & DESIGN                Honduras                             41472               16FE1983
TENNECO & DESIGN                Honduras                             41476               16FE1983
TENNECO                         Hong Kong                         310/1968               23DE1966
TENNECO                         Hong Kong                         881/1967               23DE1966
TENNECO                         Hong Kong                         883/1967               23DE1966
TENNECO                         Hong Kong                         885/1967               23DE1966
TENNECO                         Hong Kong                         887/1967               23DE1966
TENNECO                         Hong Kong                           308/68               23DE1966

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Hong Kong                          1805/99               22SE1995
TENNECO                         Hong Kong                          1823/99               22SE1995
TENNECO                         Hong Kong                          1824/99               22SE1995
TENNECO                         Hong Kong                          7910/98               06AU1998
TENNECO                         Hong Kong                          7911/98               06AU1998
TENNECO                         Hong Kong                          7912/98               06AU1998
TENNECO                         Hong Kong                         11827/98               16NO1998
TENNECO & DESIGN                Hong Kong                         307/1968               23DE1966
TENNECO & DESIGN                Hong Kong                         309/1968               23DE1966
TENNECO & DESIGN                Hong Kong                         880/1967               23DE1966
TENNECO & DESIGN                Hong Kong                         882/1967               23DE1966
TENNECO & DESIGN                Hong Kong                         884/1967               23DE1966
TENNECO & DESIGN                Hong Kong                         886/1967               23DE1966
TENNECO & DESIGN                Hong Kong                           231/98               13JA1998
TENNECO & DESIGN                Hong Kong                          1803/99               22SE1995
TENNECO & DESIGN                Hong Kong                          1821/99               22SE1995
TENNECO & DESIGN                Hong Kong                          1822/99               22SE1995
TENNECO & DESIGN                Hong Kong                          5225/98               22SE1995
TENNECO & DESIGN                Hong Kong                          5226/98               22SE1995
TENNECO & DESIGN                Hong Kong                          7908/98               06AU1998
TENNECO & DESIGN                Hong Kong                          7909/98               06AU1998
TENNECO & DESIGN                Hong Kong                         10522/99               22SE1995
TENNECO & DESIGN                Hong Kong                             1686               07JA1983
TENNECO & DESIGN                Hong Kong                             1687               07JA1983
TENNECO & DESIGN                Hungary                            123551G
TENNECO & DESIGN                Iceland                           430/1982               30DE1982
TENNECO                         India                               155495               03DE1979
TENNECO                         India                               239439               14DE1966
TENNECO                         India                               239440               14DE1966
TENNECO                         India                               239441
TENNECO                         India                               239443               14DE1966
TENNECO                         India                               239444               14DE1966
TENNECO & DESIGN                India                               239445               14DE1966
TENNECO & DESIGN                India                               239446               14DE1966
TENNECO & DESIGN                India                               239447               14DE1966
TENNECO & DESIGN                India                               239448               14DE1966
TENNECO & DESIGN                India                               239449               14DE1966
TENNECO & DESIGN                India                               239450               14DE1966
TENNECO                         Indonesia                           350238               29DE1995
TENNECO                         Indonesia                           352986               02FE1996
TENNECO                         Indonesia                           360254               30MY1996
TENNECO                         Indonesia                           364096               30JL1996
TENNECO                         Indonesia                           364216               30JL1996

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Indonesia                           364842               01AU1996
TENNECO                         Indonesia                           390410               29JL1997
TENNECO                         Indonesia                           390411               29JL1997
TENNECO & DESIGN                Indonesia                           348537               24NO1995
TENNECO & DESIGN                Indonesia                           352988               02FE1996
TENNECO & DESIGN                Indonesia                           360253               30MY1996
TENNECO & DESIGN                Indonesia                           363266               28JE1996
TENNECO & DESIGN                Indonesia                           363269               28JE1998
TENNECO & DESIGN                Indonesia                           364139               30JL1996
TENNECO & DESIGN                Indonesia                           364140               30JL1996
TENNECO & DESIGN                Indonesia                           364841               01AU1996
TENNECO & DESIGN                Indonesia                           364843               01AU1996
TENNECO & DESIGN                Indonesia                           305135               07DE1992
TENNECO & DESIGN                Indonesia                           305136               07DE1992
TENNECO                         Iran                                 30311
TENNECO & DESIGN                Iran                                 55380               24MY1982
TENNECO                         Ireland                              70236               19AP1987
TENNECO                         Ireland                              70237
TENNECO                         Ireland                              70238               19AP1987
TENNECO                         Ireland                              70239               19AP1987
TENNECO                         Ireland                              70240               19AP1987
TENNECO                         Ireland                             201990               01JL1996
TENNECO & DESIGN                Ireland                              70241               26AP1987
TENNECO & DESIGN                Ireland                              70242               26AP1987
TENNECO & DESIGN                Ireland                              70243               26AP1987
TENNECO & DESIGN                Ireland                              70244               26AP1987
TENNECO & DESIGN                Ireland                              70245               26AP1987
TENNECO & DESIGN                Ireland                             201989               01JL1996
TENNECO & DESIGN                Ireland                             108253               20DE1982
TENNECO & DESIGN                Ireland                             108255               20DE1982
TENNECO                         Israel                              100977               22SE1995
TENNECO                         Israel                              100978               22SE1995
TENNECO                         Israel                              100980               04FE1998
TENNECO                         Israel                              100981               22SE1995
TENNECO                         Israel                              100982               05AU1997
TENNECO                         Israel                              100983
TENNECO                         Israel                              100984               22SE1995
TENNECO                         Israel                              100985
TENNECO                         Israel                              100986               02JL1997
TENNECO & DESIGN                Israel                              100900               04FE1998
TENNECO & DESIGN                Israel                              100984               22SE1995
TENNECO & DESIGN                Israel                              100987               22SE1995
TENNECO & DESIGN                Israel                              100988               22SE1995

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Israel                             100991               22SE1995
TENNECO & DESIGN                Israel                             100992               02JL1997
TENNECO & DESIGN                Israel                             100993               22SE1995
TENNECO & DESIGN                Israel                             100995               22SE1995
TENNECO & DESIGN                Israel                             100996               02JL1997
TENNECO                         Italy                              403827               16SE1982
TENNECO                         Italy                              714656               19AP1996
TENNECO & DESIGN                Italy                              403828               16SE1982
TENNECO & DESIGN                Italy                              714655               19AP1996
TENNECO & DESIGN                Italy                              387561               03OC1980
TENNECO                         Jamaica                             11637               15DE1966
TENNECO                         Jamaica                             11771               15DE1966
TENNECO                         Jamaica                             11784               15DE1966
TENNECO                         Jamaica                             12009               15DE1966
TENNECO                         Jamaica                             12363               15DE1966
TENNECO & DESIGN                Jamaica                             11662               15DE1966
TENNECO & DESIGN                Jamaica                             12204               15DE1966
TENNECO & DESIGN                Jamaica                             12211               15DE1966
TENNECO & DESIGN                Jamaica                             12237               15DE1966
TENNECO & DESIGN                Jamaica                             12425               15DE1966
TENNECO & DESIGN                Jamaica                             28284               22SE1995
TENNECO & DESIGN                Jamaica                             29092               22SE1995
TENNECO & DESIGN                Jamaica                             29234               22SE1995
TENNECO & DESIGN                Jamaica                             20658
TENNECO & DESIGN                Jamaica                             20836
TENNECO                         Japan                             1818000               31OC1985
TENNECO                         Japan                             4011684               13JE1997
TENNECO                         Japan                             4021196               04JL1997
TENNECO                         Japan                             4196397               09OC1998
TENNECO & DESIGN                Japan                             1817999               31OC1985
TENNECO & DESIGN                Japan                             4011686               13JE1997
TENNECO & DESIGN                Japan                             4021197               04JL1997
TENNECO & DESIGN                Japan                             4196399               09OC1998
TENNECO & DESIGN                Japan                             4011687               13JE1997
(IN KATAKANA)
TENNECO & DESIGN                Japan                             4021199               04JL1997
(IN KATAKANA)
TENNECO & DESIGN                Japan                             4196400               09OC1998
(IN KATAKANA)
TENNECO & DESIGN                Japan                             1818001               31OC1985
(KATAKANA
CHARACTERS)
TENNECO (IN                     Japan                             4011685               13JE1997
KATAKANA)

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO (IN                     Japan                              4060964               26SE1997
KATAKANA)
TENNECO (IN                     Japan                              4196398               09OC1998
KATAKANA)
TENNECO (KATAKANA               Japan                              1818002               31OC1985
CHARACTERS)
TENNECO                         Jordan                                9546               27MY1967
TENNECO                         Jordan                                9548               27MY1967
TENNECO                         Jordan                                9550               27MY1967
TENNECO                         Jordan                                9552               27MY1967
TENNECO                         Jordan                                9554               27MY1967
TENNECO                         Jordan                                9556               27MY1967
TENNECO                         Jordan                               39277               21SE1995
TENNECO                         Jordan                               39279               21SE1995
TENNECO & DESIGN                Jordan                                9545               27MY1967
TENNECO & DESIGN                Jordan                                9547               27MY1967
TENNECO & DESIGN                Jordan                                9549               27MY1967
TENNECO & DESIGN                Jordan                                9551               27MY1967
TENNECO & DESIGN                Jordan                                9553               27MY1967
TENNECO & DESIGN                Jordan                                9555               27MY1967
TENNECO & DESIGN                Jordan                               39272               21SE1995
TENNECO & DESIGN                Jordan                               39273               21SE1995
TENNECO & DESIGN                Jordan                               39275               21SE1995
TENNECO & DESIGN                Jordan                               39276               21SE1995
TENNECO & DESIGN                Kansas                                NONE               26AP1961
TENNECO                         Kazakstan                             1058               05AP1995
TENNECO                         Kazakstan                             6949               13MY1998
TENNECO                         Kenya                                 0509               22SE1995
TENNECO                         Kenya                                 0510               22SE1995
TENNECO                         Kenya                                 0512               22SE1995
TENNECO                         Kenya                                 0513               22SE1995
TENNECO                         Kenya                                15887               06AU1968
TENNECO                         Kenya                                15888               06AU1968
TENNECO                         Kenya                                15889               06AU1968
TENNECO                         Kenya                                15890               06AU1968
TENNECO                         Kenya                                43083               22SE1995
TENNECO                         Kenya                                43084               22SE1995
TENNECO                         Kenya                                43085               22SE1995
TENNECO & DESIGN                Kenya                                 0514               22SE1995
TENNECO & DESIGN                Kenya                                 0515               22SE1995
TENNECO & DESIGN                Kenya                                 0516               22SE1995
TENNECO & DESIGN                Kenya                                 0517               22SE1995
TENNECO & DESIGN                Kenya                                 0518               22SE1995
TENNECO & DESIGN                Kenya                                15891               06AU1968
TENNECO & DESIGN                Kenya                                15892               06AU1968
TENNECO & DESIGN                Kenya                                15893               06AU1968

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Kenya                                15894               06AU1968
TENNECO & DESIGN                Kenya                                43086               22SE1995
TENNECO & DESIGN                Kenya                                43087               22SE1995
TENNECO & DESIGN                Kenya                                43089               22SE1995
TENNECO & DESIGN                Kenya                                43090               22SE1995
TENNECO & DESIGN                Kenya                                30587
TENNECO & DESIGN                Kenya                                30588               26NO1982
TENNECO                         Kuwait                                4538
TENNECO                         Kuwait                                4539               07JA1970
TENNECO                         Kuwait                                4542
TENNECO                         Kuwait                                4544
TENNECO                         Kuwait                                4590
TENNECO & DESIGN                Kuwait                                4540               07JA1970
TENNECO & DESIGN                Kuwait                                4541
TENNECO & DESIGN                Kuwait                                4543
TENNECO & DESIGN                Kuwait                                4545
TENNECO & DESIGN                Kuwait                                4591
TENNECO                         Kyrgyzstan                         KG 3492               28JE1996
TENNECO                         Latvia                              M15784               20JE1994
TENNECO                         Lebanon                              71074
TENNECO                         Lesotho                      LS/M/91/00413               18AP1996
TENNECO                         Lesotho                               8991
TENNECO                         Lesotho                               9039
TENNECO                         Lesotho                               9044
TENNECO                         Lesotho                               9045
TENNECO & DESIGN                Lesotho                               8985
TENNECO & DESIGN                Lesotho                               8986
TENNECO & DESIGN                Lesotho                               8987
TENNECO & DESIGN                Lesotho                               8988
TENNECO & DESIGN                Lesotho                               8989
TENNECO                         Liberia                          22995/385               22SE1995
TENNECO                         Liberia                         131288/907               22MY1967
TENNECO & DESIGN                Liberia                          22995/386               22SE1995
TENNECO                         Libya                                 4902
TENNECO                         Libya                                 4903
TENNECO                         Libya                                 4904
TENNECO                         Libya                                 4905
TENNECO                         Libya                                 4906
TENNECO                         Libya                                 4907
TENNECO & DESIGN                Libya                                 4908
TENNECO & DESIGN                Libya                                 4909
TENNECO & DESIGN                Libya                                 4910
TENNECO & DESIGN                Libya                                 4911
TENNECO & DESIGN                Libya                                 4912
TENNECO & DESIGN                Libya                                 4913

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Lithuania                            10297               28MY1993
TENNECO                         Lithuania                            29552               14OC1998
TENNECO                         Macao                                 3386               13JL1990
TENNECO                         Macao                                 3387               13JL1990
TENNECO                         Macao                                 3388               13JL1990
TENNECO                         Macao                                 3392               13JL1990
TENNECO & DESIGN                Macao                                 3390               13JL1990
TENNECO & DESIGN                Macao                                 3391               13JL1990
TENNECO & DESIGN                Macao                                 3398               13JL1990
TENNECO & DESIGN                Macao                                 3399               13JL1990
TENNECO & DESIGN                Macao                                 3400               13JL1990
TENNECO & DESIGN                Macao                                 3401               13JL1990
TENNECO                         Malawi                              227/76               15NO1983
TENNECO                         Malawi                              227/76               15NO1983
TENNECO                         Malawi                              408/95               22SE1995
TENNECO                         Malawi                              410/95               22SE1995
TENNECO & DESIGN                Malawi                              411/95               22SE1995
TENNECO & DESIGN                Malawi                              412/95               22SE1995
TENNECO & DESIGN                Malawi                              414/95               22SE1995
TENNECO & DESIGN                Malawi                              415/95               22SE1995
TENNECO                         Malaya                           M/47082-A               16DE1966
TENNECO                         Malaya                           M/47083-A               16DE1966
TENNECO                         Malaya                           M/47085-A               16DE1966
TENNECO                         Malaya                           M/47080-A               16DE1966
TENNECO                         Malaya                           M/47081-A               16DE1966
TENNECO                         Malaya                           M/47084-A               16DE1966
TENNECO & DESIGN                Malaya                           M/47090-A               16DE1966
TENNECO & DESIGN                Malaya                           M/47086-A               16DE1966
TENNECO & DESIGN                Malaya                           M/47089-A
TENNECO & DESIGN                Malaya                           M/47086-A               16DE1966
TENNECO & DESIGN                Malaya                           M/47087-A               16DE1966
TENNECO & DESIGN                Malaya                           M/47088-A
TENNECO & DESIGN                Malaya                           M/47090-A               16DE1966
TENNECO & DESIGN                Malaya                           M/47091-A
TENNECO & DESIGN                Malaya                            83/00289               01OC1983
TENNECO                         Malaysia                            047630               12AU1997
TENNECO                         Malaysia                            048482               03OC1997
TENNECO & DESIGN                Malaysia                            047847               15AU1997
TENNECO & DESIGN                Malaysia                            048484               03OC1997
TENNECO & DESIGN                Malaysia                          83/00290               01OC1983
TENNECO                         Malta                                15850               12AU1997
TENNECO                         Malta                                24787               22SE1995
TENNECO                         Malta                                24788               22SE1995
TENNECO & DESIGN                Malta                                24789               22SE1995

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Malta                                24790               22SE1995
TENNECO & DESIGN                Malta                                24792               22SE1995
TENNECO & DESIGN                Malta                                24793               22SE1995
TENNECO                         Mexico                              131058               28JE1966
TENNECO                         Mexico                              131059               28JE1967
TENNECO                         Mexico                              131061               28JE1966
TENNECO                         Mexico                              131062               28JE1966
TENNECO                         Mexico                              131607
TENNECO                         Mexico                              134285               28JE1986
TENNECO                         Mexico                              466910               19JL1994
TENNECO                         Mexico                              469430               12AU1994
TENNECO & DESIGN                Mexico                              131053               28JE1986
TENNECO & DESIGN                Mexico                              131054               28JE1986
TENNECO & DESIGN                Mexico                              131055               28JE1986
TENNECO & DESIGN                Mexico                              131056               28JE1986
TENNECO & DESIGN                Mexico                              131057               28JE1986
TENNECO & DESIGN                Mexico                              132178               28JE1966
TENNECO & DESIGN                Mexico                              471522               29AU1994
TENNECO & DESIGN                Mexico                              131052               28JE1986
TENNECO & DESIGN                Mexico                              202286               10JE1976
TENNECO & DESIGN                Mexico                              244981               12MY1980
TENNECO & DESIGN                Mexico                              471522               29AU1994
TENNECO & DESIGN                Moldova                                 58               08AP1994
TENNECO & DESIGN                Moldova                                 59               08AP1994
TENNECO & DESIGN                Mississippi                          T-274               28AP1961
TENNECO                         Monoco                             9617417               31JA1967
TENNECO & DESIGN                Montana                              12608               06JL1961
TENNECO & DESIGN                Morocco                              32225               03MY1982
TENNECO                         Nepal                            11243/052               24DE1995
TENNECO                         Nepal                            11244/052               24DE1995
TENNECO                         Nepal                            11246/052               24DE1995
TENNECO                         Nepal                            11247/052               24DE1995
TENNECO                         Nepal                            11248/052               24DE1995
TENNECO                         Nepal                            11249/052               24DE1995
TENNECO                         Nepal                            11250/052               24DE1995
TENNECO                         Nepal                            11261/052               24DE1995
TENNECO                         Nepal                            11262/052               24DE1995
TENNECO & DESIGN                Nepal                            11253/052               24DE1995
TENNECO & DESIGN                Nepal                            11254/052               24DE1995
TENNECO & DESIGN                Nepal                            11256/052               24DE1995
TENNECO & DESIGN                Nepal                            11257/052               24DE1995
TENNECO & DESIGN                Nepal                            11258/052               24DE1995
TENNECO & DESIGN                Nepal                            11259/052               24DE1995
TENNECO & DESIGN                Nepal                            11260/052               24DE1995

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Nepal                            11251/052               24DE1995
TENNECO & DESIGN                Nepal                            11252/052               24DE1995
TENNECO                         Netherlands Antilles                  6822               05JL1998
TENNECO & DESIGN                Netherlands Antilles                 12823               03MR1983
TENNECO                         New Zealand                        A-82948               12DE1987
TENNECO                         New Zealand                        A-82947               12DE1987
TENNECO                         New Zealand                        A-82946               12DE1987
TENNECO                         New Zealand                        A-82945               12DE1987
TENNECO                         New Zealand                        A-82944               12DE1987
TENNECO                         New Zealand                        A-82943               12DE1987
TENNECO                         New Zealand                         253783               21SE1995
TENNECO                         New Zealand                         253784               21SE1995
TENNECO                         New Zealand                         253785               21SE1995
TENNECO                         New Zealand                         253786               21SE1995
TENNECO                         New Zealand                         253787               21SE1995
TENNECO                         New Zealand                         253788               21SE1995
TENNECO                         New Zealand                         253789               21SE1995
TENNECO & DESIGN                New Zealand                        A-82954               12DE1987
TENNECO & DESIGN                New Zealand                        A-82953               12DE1987
TENNECO & DESIGN                New Zealand                        A-82952               12DE1987
TENNECO & DESIGN                New Zealand                        A-82951               12DE1987
TENNECO & DESIGN                New Zealand                        A-82950               12DE1987
TENNECO & DESIGN                New Zealand                        A-82949               12DE1987
TENNECO & DESIGN                New Zealand                         253790               21SE1995
TENNECO & DESIGN                New Zealand                         253791               21SE1995
TENNECO & DESIGN                New Zealand                         253793               21SE1995
TENNECO & DESIGN                New Zealand                         253794               21SE1995
TENNECO & DESIGN                New Zealand                         253795               21SE1995
TENNECO & DESIGN                New Zealand                         253796               21SE1995
TENNECO & DESIGN                New Zealand                         253797               21SE1995
TENNECO & DESIGN                New Zealand                         253798               21SE1995
TENNECO & DESIGN                New Zealand                         253799               21SE1995
TENNECO & DESIGN                New Zealand                         145947               11FE1983
TENNECO & DESIGN                New Zealand                         145948               11FE1983
TENNECO                         Nicaragua                            17595               03AP1998
TENNECO                         Nicaragua                            30703               09AP1996
TENNECO                         Nicaragua                            30704               09AP1996
TENNECO                         Nicaragua                            30705               09AP1996
TENNECO                         Nicaragua                            30979               06MY1996
TENNECO                         Nicaragua                            30980               06MY1996
TENNECO                         Nicaragua                            30981               06MY1996
TENNECO                         Nicaragua                            31007               07MY1996
TENNECO & DESIGN                Nicaragua                            30681               29MR1996
TENNECO & DESIGN                Nicaragua                            30683               29MR1996
TENNECO & DESIGN                Nicaragua                            30684               29MR1996

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Nicaragua                            30702               09AP1996
TENNECO & DESIGN                Nicaragua                            30994               06MY1996
TENNECO & DESIGN                Nicaragua                            30995               06MY1996
TENNECO & DESIGN                Nicaragua                            33055               19DE1996
TENNECO & DESIGN                Nicaragua                            33211               29JA1997
TENNECO & DESIGN                Nicaragua                            36467               08FE1998
TENNECO & DESIGN                Nicaragua                            14890               03FE1983
TENNECO                         Nigeria                              54269               22SE1995
TENNECO                         Nigeria                              54270               22SE1995
TENNECO                         Nigeria                              54271               22SE1995
TENNECO                         Nigeria                              54272               22SE1995
TENNECO & DESIGN                Nigeria                              54273               22SE1995
TENNECO & DESIGN                Nigeria                              43409               18FE1983
TENNECO                         Norway                               70034               15SE1986
TENNECO                         Norway                              178128               21NO1996
TENNECO & DESIGN                Norway                              115305               05JA1984
TENNECO                         O.A.P.I                              35497               22SE1995
TENNECO & DESIGN                O.A.P.I                              35494               22SE1995
TENNECO                         Pakistan                             46497               20DE1966
TENNECO                         Pakistan                             46500               20DE1966
TENNECO                         Pakistan                             46501               20DE1966
TENNECO                         Pakistan                             46503               20DE1966
TENNECO                         Pakistan                             46504               20DE1966
TENNECO                         Pakistan                             46506               20DE1966
TENNECO & DESIGN                Pakistan                             46498               20DE1966
TENNECO & DESIGN                Pakistan                             46499               20DE1966
TENNECO & DESIGN                Pakistan                             46502               20DE1966
TENNECO & DESIGN                Pakistan                             46505               20DE1966
TENNECO & DESIGN                Pakistan                             46507               20DE1966
TENNECO & DESIGN                Pakistan                             46508               20DE1966
TENNECO & DESIGN                Pakistan                             96073               15OC1987
TENNECO                         Panama                               13156               18FE1981
TENNECO                         Panama                               67633               18FE1991
TENNECO                         Panama                               67634               18FE1991
TENNECO                         Panama                               67635               18FE1991
TENNECO                         Panama                               67637               18FE1991
TENNECO                         Panama                               67638               18FE1991
TENNECO                         Panama                               67639               18FE1991
TENNECO                         Panama                               67640               18FE1991
TENNECO                         Panama                               67641               18FE1991
TENNECO                         Panama                               77940               23OC1995
TENNECO                         Panama                               77941               23OC1995
TENNECO                         Panama                               77942               23OC1995

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Panama                               77943               23OC1995
TENNECO                         Panama                               77944               23OC1995
TENNECO                         Panama                               77945               23OC1995
TENNECO                         Panama                               77946               23OC1995
TENNECO                         Panama                               77947               23OC1995
TENNECO                         Panama                               79745               29FE1996
TENNECO & DESIGN                Panama                               13170               19FE1971
TENNECO & DESIGN                Panama                               60010               19FE1991
TENNECO & DESIGN                Panama                               60011               19FE1991
TENNECO & DESIGN                Panama                               60012               19FE1991
TENNECO & DESIGN                Panama                               60013               19FE1991
TENNECO & DESIGN                Panama                               60015               19FE1991
TENNECO & DESIGN                Panama                               60016               19FE1991
TENNECO & DESIGN                Panama                               60018               19FE1971
TENNECO & DESIGN                Panama                               77949               23OC1995
TENNECO & DESIGN                Panama                               77950               23OC1995
TENNECO & DESIGN                Panama                               77951               23OC1995
TENNECO & DESIGN                Panama                               77952               23OC1995
TENNECO & DESIGN                Panama                               77953               23OC1995
TENNECO & DESIGN                Panama                               77954               23OC1995
TENNECO & DESIGN                Panama                               77955               23OC1995
TENNECO & DESIGN                Panama                               77956               23OC1995
TENNECO & DESIGN                Panama                               77958               23OC1995
TENNECO & DESIGN                Panama                               34908               09NO1984
TENNECO & DESIGN                Panama                               34995               17OC1984
TENNECO & DESIGN                Panama                               38870               30JE1986
TENNECO & DESIGN                Panama                               38871               26JE1986
TENNECO & DESIGN                Panama                               60014               19FE1991
TENNECO                         Papua New Guinea                     59059               25SE1995
TENNECO                         Papua New Guinea                     59060               25SE1995
TENNECO                         Papua New Guinea                     59062               25SE1995
TENNECO                         Papua New Guinea                     59063               25SE1995
TENNECO                         Papua New Guinea                     59064               25SE1995
TENNECO                         Papua New Guinea                     59065               25SE1995
TENNECO                         Papua New Guinea                     59066               25SE1995
TENNECO                         Papua New Guinea                     59067               25SE1995
TENNECO                         Papua New Guinea                     59608               25SE1995
TENNECO & DESIGN                Papua New Guinea                     59049               25SE1995
TENNECO & DESIGN                Papua New Guinea                     59050               25SE1995
TENNECO & DESIGN                Papua New Guinea                     59052               25SE1995
TENNECO & DESIGN                Papua New Guinea                     59053               25SE1995
TENNECO & DESIGN                Papua New Guinea                     59054               25SE1995
TENNECO & DESIGN                Papua New Guinea                     59055               25SE1995

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Papua New Guinea                     59056               25SE1995
TENNECO & DESIGN                Papua New Guinea                     59057               25SE1995
TENNECO & DESIGN                Papua New Guinea                     59058               25SE1995
TENNECO                         Paraguay                            125191               30AU1977
TENNECO                         Paraguay                            157564               27OC1982
TENNECO                         Paraguay                            190464               26NO1996
TENNECO & DESIGN                Paraguay                            157567               27OC1982
TENNECO & DESIGN                Paraguay                            190162               25NO1996
TENNECO & DESIGN                Paraguay                            190461               26NO1996
TENNECO & DESIGN                Paraguay                            157568               27OC1982
TENNECO & DESIGN                Paraguay                            157569               27OC1982
TENNECO                         Peru                                  6713               22MR1996
TENNECO                         Peru                                  6714               22MR1996
TENNECO                         Peru                                  6715               22MR1996
TENNECO                         Peru                                  6797               01AP1996
TENNECO                         Peru                                  6852               08AP1996
TENNECO                         Peru                                 23951               05MR1996
TENNECO                         Peru                                 24096               11MR1996
TENNECO                         Peru                                 24863               08AP1996
TENNECO                         Peru                                 71405               23OC1987
TENNECO                         Peru                                 71406               23OC1987
TENNECO                         Peru                                 83677               02JA1990
TENNECO & DESIGN                Peru                                  6605               11MR1996
TENNECO & DESIGN                Peru                                  6606               11MR1996
TENNECO & DESIGN                Peru                                  6711               22MR1996
TENNECO & DESIGN                Peru                                  6712               22MR1996
TENNECO & DESIGN                Peru                                  6886               12AP1996
TENNECO & DESIGN                Peru                                 24097               11MR1996
TENNECO & DESIGN                Peru                                 24183               13MR1996
TENNECO & DESIGN                Peru                                 24524               22MR1996
TENNECO & DESIGN                Peru                                 24862               08AP1996
TENNECO & DESIGN                Peru                                 69778               13AU1987
TENNECO & DESIGN                Peru                                 72038               07DE1987
TENNECO & DESIGN                Peru                                 72039               07DE1987
TENNECO & DESIGN                Peru                                 46741               09DE1982
TENNECO & DESIGN                Peru                                 46744               09DE1982
TENNECO & DESIGN                Poland                               59305
TENNECO                         Portugal                            312665               15JA1997
TENNECO                         Qatar                                 7859               15FE1990
TENNECO                         Qatar                                 7860               28MY1995
TENNECO                         Qatar                                 7861               28MY1995
TENNECO & DESIGN                Qatar                                 7865               15FE1990
TENNECO & DESIGN                Qatar                                 7866               28MY1995

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Qatar                                 7867               15FE1990
TENNECO & DESIGN                Qatar                                 7868               28MY1995
TENNECO & DESIGN                Qatar                                 7869               15FE1990
TENNECO & DESIGN                Qatar                                 7870               15FE1990
TENNECO & DESIGN                Ras Al-Khaimah                        3061               30JE1982
TENNECO                         Ras Al-Khaimah                        3051               30JE1982
TENNECO                         Ras Al-Khaimah                        3054               30JE1982
TENNECO & DESIGN                Ras Al-Khaimah                        3058               30JE1982
TENNECO & DESIGN                Ras Al-Khaimah                        3062               30JE1982
TENNECO & DESIGN                Rhode Island                          NONE               20MR1961
TENNECO                         Romania                              25508               13OC1997
TENNECO & DESIGN                Romania                              12633
TENNECO                         Russia                               38061
TENNECO & DESIGN                Russia                               38062
TENNECO & DESIGN                Russia                               72144
TENNECO & DESIGN                Russia                               74512               05MY1983
TENNECO                         Russian Federation                  166908               18AU1998
TENNECO & DESIGN                Russian Federation                   72144
TENNECO & DESIGN                Russian Federation                   74512               05MY1983
TENNECO                         Sabah                                11710
TENNECO                         Sabah                                11711               28AP1967
TENNECO                         Sabah                                11712               28AP1967
TENNECO                         Sabah                                11713               28AP1967
TENNECO                         Sabah                                11714               28AP1967
TENNECO                         Sabah                                11715               28AP1967
TENNECO & DESIGN                Sabah                                11704               28AP1967
TENNECO & DESIGN                Sabah                                11705               28AP1967
TENNECO & DESIGN                Sabah                                11706
TENNECO & DESIGN                Sabah                                11707
TENNECO & DESIGN                Sabah                                11708               28AP1967
TENNECO & DESIGN                Sabah                                11709
TENNECO & DESIGN                Sabah                                31593               28FE1983
TENNECO                         Sarawak                               7045               26AU1967
TENNECO                         Sarawak                               7223               26AU1967
TENNECO                         Sarawak                               7224               26AU1967
TENNECO                         Sarawak                               7226               26AU1967
TENNECO                         Sarawak                               7228               26AU1967
TENNECO                         Sarawak                               7231               26AU1967
TENNECO & DESIGN                Sarawak                               7044               19AU1967
TENNECO & DESIGN                Sarawak                               7222               26AU1967

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Sarawak                               7225               26AU1967
TENNECO & DESIGN                Sarawak                               7227               26AU1967
TENNECO & DESIGN                Sarawak                               7229               26AU1967
TENNECO & DESIGN                Sarawak                               7230               26AU1967
TENNECO & DESIGN                Sarawak                              26954               06AP1983
TENNECO & DESIGN                Sarawak                              26955               06AP1983
TENNECO                         Saudi Arabia                        386/48               15OC1996
TENNECO                         Saudi Arabia                        386/46               16OC1996
TENNECO                         Saudi Arabia                        386/44               15OC1996
TENNECO                         Saudi Arabia                        386/42               15OC1996
TENNECO                         Saudi Arabia                        386/40               15OC1996
TENNECO                         Saudi Arabia                        386/38               15OC1996
TENNECO                         Saudi Arabia                        386/34               15OC1996
TENNECO                         Saudi Arabia                        386/32               15OC1996
TENNECO                         Saudi Arabia                        274/18               25JA1993
TENNECO                         Saudi Arabia                        274/17               25JA1993
TENNECO                         Saudi Arabia                        274/16               25JA1993
TENNECO                         Saudi Arabia                        274/15               25JA1993
TENNECO                         Saudi Arabia                        274/14               15JA1993
TENNECO & DESIGN                Saudi Arabia                        386/41               15OC1996
TENNECO & DESIGN                Saudi Arabia                        274/13               25JA1993
TENNECO & DESIGN                Saudi Arabia                        274/12               25JA1993
TENNECO & DESIGN                Saudi Arabia                        274/11               25JA1993
TENNECO & DESIGN                Saudi Arabia                        274/10               25JA1993
TENNECO & DESIGN                Saudi Arabia                        118/21
TENNECO                         Singapore                      T/95/09068F               22SE1995
TENNECO                         Singapore                       T95/09069D               22SE1995
TENNECO                         Singapore                          4992/83               20SE1983
TENNECO                         Singapore                          9054/95               22SE1995
TENNECO                         Singapore                          9060/95               22SE1995
TENNECO                         Singapore                          9062/95               22SE1995
TENNECO                         Singapore                            40765               19DE1966
TENNECO                         Singapore                            40766               19DE1966
TENNECO                         Singapore                            40767               19DE1966
TENNECO                         Singapore                            40768               19DE1966
TENNECO                         Singapore                            40769               19DE1966
TENNECO                         Singapore                            40772               19DE1966
TENNECO & DESIGN                Singapore                       T95/09055D               22SE1995
TENNECO & DESIGN                Singapore                       T95/09058I               22SE1995
TENNECO & DESIGN                Singapore                          9056/95               22SE1995
TENNECO & DESIGN                Singapore                          9061/95               22SE1995
TENNECO & DESIGN                Singapore                          9067/95               22SE1995
TENNECO & DESIGN                Singapore                          9070.95               22SE1995
TENNECO & DESIGN                Singapore                            40770               19DE1966

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Singapore                            40771               19DE1966
TENNECO & DESIGN                Singapore                            40773               19DE1966
TENNECO & DESIGN                Singapore                            40774               19DE1966
TENNECO & DESIGN                Singapore                            40775               19DE1966
TENNECO & DESIGN                Singapore                            40776               19DE1966
TENNECO & DESIGN                Singapore                         4998/83                20SE1983
TENNECO                         South Africa                      95/12646               08OC1998
TENNECO                         South Africa                      95/12645               08OC1998
TENNECO                         South Africa                      95/12644               08OC1998
TENNECO                         South Africa                      95/12643               08OC1998
TENNECO                         South Africa                      95/12642               08OC1998
TENNECO                         South Africa                      95/12641               08OC1998
TENNECO                         South Africa                       66/1506
TENNECO                         South Africa                       66/1504
TENNECO                         South Africa                       95/1247               08OC1998
TENNECO & DESIGN                South Africa                      95/12657               22SE1995
TENNECO & DESIGN                South Africa                      95/12656               22SE1995
TENNECO & DESIGN                South Africa                      95/12655               22SE1995
TENNECO & DESIGN                South Africa                      95/12654               22SE1995
TENNECO & DESIGN                South Africa                      95/12653               22SE1995
TENNECO & DESIGN                South Africa                      95/12652               22SE1995
TENNECO & DESIGN                South Africa                      95/12651               22SE1995
TENNECO & DESIGN                South Africa                      95/12649               22SE1995
TENNECO & DESIGN                South Africa                      95/12648               22SE1995
TENNECO & DESIGN                South Africa                       82/7627
TENNECO & DESIGN                South Africa                       82/7626
TENNECO & DESIGN                South Carolina                        2109               27AP1961
TENNECO                         South Korea                         225677               12NO1991
TENNECO                         South Korea                         367481               03JL1997
TENNECO & DESIGN                South Korea                          36648               13JE1997
TENNECO & DESIGN                South Korea                         373072               25AU1997
TENNECO                         South Korea                         362065               16MY1997
TENNECO                         South Korea                         364940               13JE1997
TENNECO                         South Korea                         362736               22MY1997
TENNECO                         South Korea                          36598               11JE1997
TENNECO                         South Korea                          36599               11JE1997
TENNECO                         South Korea                          36589               25SE1995
TENNECO                         South Korea                          36590               10JE1997
TENNECO                         South Korea                          36647               12JE1997
TENNECO                         South Korea                         375810               23SE1997
TENNECO                         South Korea                  supp to 88588
TENNECO & DESIGN                South Korea                         367482               03JL1997
TENNECO & DESIGN                South Korea                         362066               16MY1997
TENNECO & DESIGN                South Korea                         364941               13JE1997

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                South Korea                         381795               12NO1997
TENNECO & DESIGN                South Korea                         362737               23MY1997
TENNECO & DESIGN                South Korea                         378534               17OC1997
TENNECO & DESIGN                South Korea                          36591               10JE1997
TENNECO & DESIGN                South Korea                          36592               10JE1997
TENNECO & DESIGN                South Korea                          36593               10JE1997
TENNECO & DESIGN                South Korea                          36594               10JE1997
TENNECO & DESIGN                South Korea                         381794               12NO1997
TENNECO & DESIGN                South Korea                         375811               26SE1997
TENNECO & DESIGN                South Korea                          91592               09JE1983
TENNECO                         Spain                               502045               10OC1967
TENNECO                         Spain                               502047               10OC1967
TENNECO                         Spain                               502049               03JL1967
TENNECO                         Spain                               502051               12SE1968
TENNECO                         Spain                              1986601               22SE1995
TENNECO                         Spain                              1986602               22SE1995
TENNECO                         Spain                              1986603               05MR1996
TENNECO                         Spain                              1986604               05MR1996
TENNECO                         Spain                              1986605               05MR1996
TENNECO                         Spain                              1986606               05MR1996
TENNECO & DESIGN                Spain                              1986591               22SE1995
TENNECO & DESIGN                Spain                              1986592               22SE1995
TENNECO & DESIGN                Spain                              1986594               05JL1996
TENNECO & DESIGN                Spain                              1986595               05JL1996
TENNECO & DESIGN                Spain                              1986596               05MR1996
TENNECO & DESIGN                Spain                              1986597               05MR1996
TENNECO & DESIGN                Spain                              1986598               05MR1996
TENNECO & DESIGN                Spain                              1986599               05MR1996
TENNECO & DESIGN                Spain                              1986600               05MR1996
TENNECO                         Sri Lanka                            30343               11JE1982
TENNECO                         Sri Lanka                            30344
TENNECO                         Sri Lanka                            48281               05OC1984
TENNECO                         Sri Lanka                            75827               22SE1995
TENNECO & DESIGN                Sri Lanka                            30341
TENNECO & DESIGN                Sri Lanka                            30342               11JE1968
TENNECO & DESIGN                Sri Lanka                            48287               05OC1984
TENNECO & DESIGN                Sri Lanka                            75812               22SE1995
TENNECO & DESIGN                Sri Lanka                            75813               22SE1995
TENNECO & DESIGN                Sri Lanka                            75814               22SE1995
TENNECO & DESIGN                Sri Lanka                            75816               22SE1995
TENNECO & DESIGN                Sri Lanka                            75817               22SE1995
TENNECO & DESIGN                Sri Lanka                            75818               22SE1995
TENNECO & DESIGN                Sri Lanka                            48288               05OC1984
TENNECO & DESIGN                Sri Lanka                            48289               05OC1984
TENNECO                         Sudan                                10599               13MY1987

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Sudan                                24523               22NO1997
TENNECO                         Sudan                                24524               22NO1997
TENNECO                         Sudan                                24525               22NO1997
TENNECO                         Sudan                                24526               22NO1997
TENNECO                         Sudan                                24527               22NO1997
TENNECO                         Sudan                                24528               22NO1997
TENNECO                         Sudan                                24529               22NO1997
TENNECO                         Sudan                                24530               22NO1997
TENNECO                         Sudan                                24531               22NO1997
TENNECO & DESIGN                Sudan                                24532               22NO1997
TENNECO & DESIGN                Sudan                                24533               22NO1997
TENNECO & DESIGN                Sudan                                24535               22NO1997
TENNECO & DESIGN                Sudan                                24536               22NO1997
TENNECO & DESIGN                Sudan                                24537               22NO1997
TENNECO & DESIGN                Sudan                                24538               22NO1997
TENNECO & DESIGN                Sudan                                24539               22NO1997
TENNECO & DESIGN                Sudan                                24540               22NO1997
TENNECO & DESIGN                Sudan                                24541               22NO1997
TENNECO & DESIGN                Sweden                              189244               09DE1983
TENNECO                         Switzerland                         352380               03AU1986
TENNECO & DESIGN                Switzerland                         347574               19AP1966
TENNECO & DESIGN                Switzerland                         326951
TENNECO                         Syria                                 7029               11MR1982
TENNECO & DESIGN                Syria                                 7030               11MR1967
TENNECO & DESIGN                Syria                                30189               08MY1982
TENNECO                         Taiwan                               80949               31JA1996
TENNECO                         Taiwan                               82260               01MY1996
TENNECO                         Taiwan                               84796               16SE1996
TENNECO                         Taiwan                               89858               01AP1997
TENNECO                         Taiwan                               96208               01JA1994
TENNECO                         Taiwan                               97043               01AP1996
TENNECO                         Taiwan                              729663               01OC1996
TENNECO                         Taiwan                              737253               01DE1996
TENNECO                         Taiwan                              738069               01DE1996
TENNECO                         Taiwan                              764987               16JE1996
TENNECO & DESIGN                Taiwan                               84822               16SE1996
TENNECO & DESIGN                Taiwan                               87029               16DE1996
TENNECO & DESIGN                Taiwan                               88226               01FE1997
TENNECO & DESIGN                Taiwan                               90697               15SE1995
TENNECO & DESIGN                Taiwan                               97042               01AP1996
TENNECO & DESIGN                Taiwan                              729758               01OC1996
TENNECO & DESIGN                Taiwan                              737289               01DE1996
TENNECO & DESIGN                Taiwan                              738137               01DE1996
TENNECO & DESIGN                Taiwan                              765008               16JE1996

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Taiwan                              765007               16JE1996
(CHINESE
CHARACTERS)
TENNECO & DESIGN                Taiwan                               86292               16NO1996
(IN CHINESE)
TENNECO & DESIGN                Taiwan                               86680               01DE1996
(IN CHINESE)
TENNECO & DESIGN                Taiwan                               87128               16DE1996
(IN CHINESE)
TENNECO & DESIGN                Taiwan                               87308               16DE1996
(IN CHINESE)
TENNECO & DESIGN                Taiwan                               89448               16SE1995
(IN CHINESE)
TENNECO & DESIGN                Taiwan                              729759               01OC1996
(IN CHINESE)
TENNECO & DESIGN                Taiwan                              737296               01DE1996
(IN CHINESE)
TENNECO & DESIGN                Taiwan                              738142               01DE1996
(IN CHINESE)
TENNECO & DESIGN                Taiwan                               82469               16AP1996
TENNECO & DESIGN                Taiwan                               78149               16SE1995
TENNECO                         Taiwan                               73899               01JA1995
TENNECO                         Taiwan                               78133               16SE1995
TENNECO                         Taiwan                               74594               16DE1996
TENNECO                         Taiwan                              738069               01DE1996
TENNECO & DESIGN                Taiwan                               74699               01MR1995
TENNECO & DESIGN                Taiwan                              198801               01DE1982
TENNECO & DESIGN                Taiwan                              247957               30JE1983
TENNECO & DESIGN                Taiwan                               83918               01JA1995
TENNECO (IN                     Taiwan                               84797               16SE1996
CHINESE)
TENNECO (IN                     Taiwan                               86291               15NO1996
CHINESE)
TENNECO (IN                     Taiwan                               86640               01DE1996
CHINESE)
TENNECO (IN                     Taiwan                               87031               16DE1996
CHINESE)
TENNECO (IN                     Taiwan                               87305               16DE1996
CHINESE)
TENNECO (IN                     Taiwan                              729664               01OC1996
CHINESE)
TENNECO (IN                     Taiwan                              737254               01DE1996
CHINESE)
TENNECO (IN                     Taiwan                              738070               01DE1996
CHINESE)
TENNECO (IN                     Taiwan                              764986               16JE1996
CHINESE)
TENNECO                         Tajikistan                          TJ2183               22JE1995
TENNECO                         Tajikistan                          TJ3177               04AU1998
TENNECO & DESIGN                Tajikistan                          TJ3178               04AU1998
TENNECO & DESIGN                Tajikistan                         TJ 2185               22JE1995
TENNECO & DESIGN                Tajikistan                         TJ 2186               22JE1995
TENNECO & DESIGN                Tajikistan                         TJ 2187               22JE1995

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Thailand                              4664               22SE1995
TENNECO                         Thailand                              4665               22SE1995
TENNECO                         Thailand                              4666               22SE1995
TENNECO                         Thailand                              4667               22SE1995
TENNECO                         Thailand                              4971               22SE1995
TENNECO                         Thailand                             48009               22SE1995
TENNECO                         Thailand                             49218               22SE1995
TENNECO & DESIGN                Thailand                              4662               22SE1995
TENNECO & DESIGN                Thailand                              4663               22SE1995
TENNECO & DESIGN                Thailand                              4673               22SE1995
TENNECO & DESIGN                Thailand                              4695               22SE1995
TENNECO & DESIGN                Thailand                              4970               22SE1995
TENNECO & DESIGN                Thailand                             46821               22SE1995
TENNECO & DESIGN                Thailand                             47661               22SE1995
TENNECO & DESIGN                Thailand                             49225               22SE1995
TENNECO & DESIGN                Thailand                             49226               22SE1995
TENNECO & DESIGN                Thailand                              4668               22SE1995
(THAI)
TENNECO & DESIGN                Thailand                              4669               22SE1995
(THAI)
TENNECO & DESIGN                Thailand                              4670               22SE1995
(THAI)
TENNECO & DESIGN                Thailand                              4973               22SE1995
(THAI)
TENNECO & DESIGN                Thailand                              4974               22SE1995
(THAI)
TENNECO & DESIGN                Thailand                             46819               22SE1995
(THAI)
TENNECO & DESIGN                Thailand                             47709               01AU1996
(THAI)
TENNECO & DESIGN                Thailand                             49227               22SE1995
(THAI)
TENNECO & DESIGN                Thailand                             49969               22SE1995
(THAI)
TENNECO (THAI)                  Thailand                          Kor82629               13NO1997
TENNECO (THAI)                  Thailand                              4645               22SE1995

TENNECO (THAI)                  Thailand                              4646               22SE1995

TENNECO (THAI)                  Thailand                              4671               22SE1995
TENNECO (THAI)                  Thailand                              4672               22SE1995
TENNECO (THAI)                  Thailand                              4975               22SE1995
TENNECO (THAI)                  Thailand                             46820               22SE1995
TENNECO (THAI)                  Thailand                             49224               22SE1995
TENNECO (THAI)                  Thailand                             49228               22SE1995
TENNECO (THAI)                  Thailand                             49229               22SE1995

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Transkei                          66/1506
TENNECO                         Transkei                          66/1504
TENNECO & DESIGN                Transkei                          66/1511
TENNECO & DESIGN                Transkei                          66/1509
TENNECO                         Trinidad                            24591               22SE1995
TENNECO & DESIGN                Trinidad                            24590               22SE1995
TENNECO                         Tunisia                                                   211/82
TENNECO                         Turkey                             136877               15SE1992
TENNECO & DESIGN                Turkey                             137059               15SE1992
TENNECO & DESIGN                Ukraine                              4387               15AP1994
TENNECO & DESIGN                Ukraine                              4388               15AP1994
TENNECO                         United Arab Emirates                13887               20NO1995
TENNECO                         United Arab Emirates                13888               20NO1995
TENNECO                         Uruguay                            278254               10SE1995
TENNECO & DESIGN                Uzbekistan                           1489               26SE1994
TENNECO & DESIGN                Uzbekistan                           1491               01OC1994
TENNECO                         Venda                             66/1506
TENNECO                         Venda                             66/1504
TENNECO & DESIGN                Venda                             66/1511
TENNECO & DESIGN                Venda                             66/1509

TENNECO                         Venezuela                           57606               15AP1970
TENNECO                         Venezuela                           57607               15AP1970
TENNECO                         Venezuela                           57608               15AP1970
TENNECO                         Venezuela                           57614               15AP1970
TENNECO                         Venezuela                           57605               15AP1970
TENNECO                         Venezuela                           57604               15AP1970
TENNECO                         Venezuela                           57603               15AP1970
TENNECO                         Venezuela                           57602               15AP1970
TENNECO                         Venezuela                           57616               15AP1970
TENNECO                         Venezuela                          118141               22AP1986
TENNECO                         Venezuela                          118142               22AP1986
TENNECO                         Venezuela                          118139               22AP1986
TENNECO & DESIGN                Venezuela                           57601               14AP1970
TENNECO & DESIGN                Venezuela                           57613               15AP1970

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO & DESIGN                Venezuela                            57612               15AP1970
TENNECO & DESIGN                Venezuela                            57600               14AP1970
TENNECO & DESIGN                Venezuela                            57617               15AP1970
TENNECO & DESIGN                Venezuela                            57619               15AP1970
TENNECO & DESIGN                Venezuela                            57618               15AP1970
TENNECO & DESIGN                Venezuela                            57620               15AP1970
TENNECO & DESIGN                Venezuela                            57611               15AP1970
TENNECO & DESIGN                Venezuela                           118144               22AP1986
TENNECO & DESIGN                Venezuela                           118146               22AP1986
TENNECO & DESIGN                Venezuela                           118143               22AP1986
TENNECO & DESIGN                Venezuela                           118145               22AP1986

TENNECO                         Vietnam                              21124               19JE1996
TENNECO & DESIGN                Vietnam                              19165               23NO1995
TENNECO                         West Germany                      896205/4
TENNECO & DESIGN                West Virginia                         NONE               10FE1961
TENNECO                         Yemen Arab                            5918               21SE1995
TENNECO                         Yemen Arab                            5919               21SE1995
TENNECO                         Yemen Arab                            5921               21SE1995
TENNECO                         Yemen Arab                            5922               21SE1995
TENNECO                         Yemen Arab                            5923               21SE1995
TENNECO                         Yemen Arab                            5924               21SE1995
TENNECO                         Yemen Arab                            5925               21SE1995
TENNECO                         Yemen Arab                            5926               21SE1995
TENNECO                         Yemen Arab                            5927               21SE1995
TENNECO & DESIGN                Yemen Arab                            5921               21SE1995
TENNECO & DESIGN                Yemen Arab                            5928               21SE1995
TENNECO & DESIGN                Yemen Arab                            5929               21SE1995
TENNECO & DESIGN                Yemen Arab                            5931               21SE1995
TENNECO & DESIGN                Yemen Arab                            5933               21SE1995
TENNECO & DESIGN                Yemen Arab                            5934               21SE1995
TENNECO & DESIGN                Yemen Arab                            5935               21SE1995
TENNECO & DESIGN                Yemen Arab                            5936               21SE1995
TENNECO & DESIGN                Yemen Arab                            5937               21SE1995
TENNECO & DESIGN                Zaire                              2606/91               05JL1991
TENNECO                         Zimbabwe                            482/68               05JE1968
TENNECO                         Zimbabwe                            483/68               05JE1968
TENNECO                         Zimbabwe                            484/68               05JE1968
TENNECO                         Zimbabwe                            485/68               05JE1968

TRADEMARK                       COUNTRY                   REGISTRATION NO.      REGISTRATION DATE
TENNECO                         Zimbabwe                          1359/95               22SE1995
TENNECO                         Zimbabwe                          1361/95               22SE1995
TENNECO                         Zimbabwe                          1362/95               22SE1995
TENNECO                         Zimbabwe                          1363/95               22SE1995
TENNECO                         Zimbabwe                          1364/95               22SE1995
TENNECO                         Zimbabwe                          1365/95               22SE1995
TENNECO                         Zimbabwe                          1366/95               22SE1995
TENNECO                         Zimbabwe                          1367/95               22SE1995
TENNECO & DESIGN                Zimbabwe                           486/68               05JE1968
TENNECO & DESIGN                Zimbabwe                           488/68               05JE1968
TENNECO & DESIGN                Zimbabwe                           489/68               05JE1968
TENNECO & DESIGN                Zimbabwe                          1368/95               22SE1995
TENNECO & DESIGN                Zimbabwe                          1369/95               22SE1995
TENNECO & DESIGN                Zimbabwe                          1371/95               22SE1995
TENNECO & DESIGN                Zimbabwe                          1372/95               22SE1995
TENNECO & DESIGN                Zimbabwe                          1373/95               22SE1995
TENNECO & DESIGN                Zimbabwe                          1374/95               22SE1995
TENNECO & DESIGN                Zimbabwe                          1375/95               22SE1995
TENNECO & DESIGN                Zimbabwe                          1376/95               22SE1995
TENNECO & DESIGN                Zimbabwe                          1377/95               22SE1995

                         FOREIGN TRADEMARK APPLICATIONS

TRADEMARK                       COUNTRY                   APPLICATION NO.       APPLICATION DATE
TENNECO                         Azerbaijan                      1088-IIPT               31MR1994
TENNECO                         Azerbaijan                      95.1928/3               22SE1995
TENNECO & DESIGN                Azerbaijan                      95.1927/3               22SE1995
TENNECO & DESIGN                Azerbaijan                      1122-IIPT               31MR1994
TENNECO & DESIGN                Azerbaijan                       1123-HPT               31MR1994
TENNECO & DESIGN                Azerbaijan                       1124-HPT               31MR1994
TENNECO                         Bangladesh                          44884               21SE1995
TENNECO                         Bangladesh                          44885               21SE1995
TENNECO & DESIGN                Bangladesh                          44800               21SE1995
TENNECO & DESIGN                Bangladesh                          44879               21SE1995
TENNECO & DESIGN                Bangladesh                          44881               21SE1995
TENNECO & DESIGN                Bangladesh                          44882               21SE1995
TENNECO & DESIGN                Bangladesh                          44883               21SE1995
TENNECO                         Barbados                            P2853               22SE1995
TENNECO                         Barbados                            P2854               22SE1995
TENNECO                         Barbados                            P2855               22SE1995
TENNECO                         Barbados                            P2856               22SE1995
TENNECO                         Barbados                            P2857               22SE1995
TENNECO                         Barbados                            P2858               22SE1995
TENNECO                         Barbados                            P2859               22SE1995
TENNECO & DESIGN                Barbados                            P2860               22SE1995
TENNECO & DESIGN                Barbados                            P2861               22SE1995
TENNECO & DESIGN                Barbados                            P2862               22SE1995
TENNECO & DESIGN                Barbados                            P2863               22SE1995
TENNECO & DESIGN                Barbados                            P2864               22SE1995
TENNECO & DESIGN                Barbados                            P2865               22SE1995
TENNECO & DESIGN                Barbados                            P2866               22SE1995
TENNECO & DESIGN                Barbados                            P2867               22SE1995
TENNECO & DESIGN                Barbados                            P2868               22SE1995
TENNECO & DESIGN                Barbados                            P2869               22SE1995
TENNECO                         Bermuda                             27203               22SE1995
TENNECO                         Bermuda                             27205               22SE1995
TENNECO & DESIGN                Bermuda                             27212               22SE1995
TENNECO & DESIGN                Bermuda                             27214               22SE1995
TENNECO                         Brazil                        818.783.451               22SE1995
TENNECO                         Brazil                        818.783.460               22SE1995
TENNECO                         Brazil                        818.783.478               22SE1995
TENNECO                         Brazil                        818.783.486               22SE1995
TENNECO & DESIGN                Brazil                        818.783.494               22SE1995
TENNECO & DESIGN                Brazil                        818.783.516               22SE1996
TENNECO & DESIGN                Brazil                        818.783.524               22SE1996
TENNECO & DESIGN                Brazil                        818.783.540               22SE1996

TRADEMARK                       COUNTRY                   APPLICATION NO.       APPLICATION DATE
TENNECO & DESIGN                Brazil                        818.783.559               22SE1996
TENNECO & DESIGN                Brazil                        818.783.567               22SE1996
TENNECO & DESIGN                Brazil                        818.783.508               22SE1996
TENNECO & DESIGN                Brazil                        818.783.532               22SE1996
TENNECO & DESIGN                Brazil                        818.783.575               22SE1996
TENNECO & DESIGN                Brazil                        818.783.583               22SE1996
TENNECO                         Burundi                          3045/BUR               25SE1995
TENNECO & DESIGN                Burundi                          3046/BUR               25SE1995
TENNECO & DESIGN                Chile                              320573               22SE1995
TENNECO & DESIGN                Chile                              320575               22SE1995
TENNECO                         Costa Rica                        6660-95               22SE1995
TENNECO                         Costa Rica                        6661-95               22SE1995
TENNECO                         Costa Rica                        6662-95               22SE1995
TENNECO                         Costa Rica                        6663-95               22SE1995
TENNECO                         Costa Rica                        6664-95               22SE1995
TENNECO                         Costa Rica                        6665-95               22SE1995
TENNECO                         Costa Rica                        6666-95               22SE1995
TENNECO                         Costa Rica                        6667-95               22SE1995
TENNECO                         Costa Rica                        6668-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6651-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6652-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6653-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6654-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6655-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6656-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6657-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6658-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6659-95               22SE1995
TENNECO & DESIGN                Costa Rica                        6732-95               22SE1995
TENNECO                         Cyprus                              44942               02AP1996
TENNECO                         Egypt                               97526               21SE1995
TENNECO                         Egypt                               97527               21SE1995
TENNECO                         Egypt                               97528               21SE1995
TENNECO                         Egypt                               97529               21SE1995
TENNECO                         Egypt                               97530               21SE1995
TENNECO                         Egypt                               97531               21SE1995
TENNECO                         Egypt                               97532               21SE1995
TENNECO & DESIGN                Egypt                               97516               21SE1995
TENNECO & DESIGN                Egypt                               97517               21SE1995
TENNECO & DESIGN                Egypt                               97519               21SE1995
TENNECO & DESIGN                Egypt                               97520               21SE1995
TENNECO & DESIGN                Egypt                               97521               21SE1995
TENNECO & DESIGN                Egypt                               97522               21SE1995
TENNECO & DESIGN                Egypt                               97523               21SE1995
TENNECO & DESIGN                Egypt                               97524               21SE1995
TENNECO & DESIGN                Egypt                               97525               21SE1995

TRADEMARK                      COUNTRY                    APPLICATION NO.       APPLICATION DATE
TENNECO                        El Salvador                         000423               28AP1994
TENNECO & DESIGN               El Salvador                        4199/95               22SE1995
TENNECO                        Georgia                            9305/03               22SE1995
TENNECO & DESIGN               Georgia                            9306/03               22SE1995
TENNECO                        Ghana                                26695               22SE1995
TENNECO                        Ghana                                26789               22SE1995
TENNECO                        Ghana                                26791               22SE1995
TENNECO & DESIGN               Ghana                                26694               22SE1995
TENNECO & DESIGN               Ghana                                26697               22SE1995
TENNECO & DESIGN               Ghana                                26786               22SE1995
TENNECO & DESIGN               Ghana                                26788               22SE1995
TENNECO                        Guatemala                         95-06728               21SE1995
TENNECO                        Guatemala                         95-06729               21SE1995
TENNECO                        Guatemala                         95-06730               21SE1995
TENNECO                        Guatemala                         95-06731               21SE1995
TENNECO                        Guatemala                         95-06733               21SE1995
TENNECO & DESIGN               Guatemala                         95006737               21SE1995
TENNECO & DESIGN               Guatemala                         95006738               21SE1995
TENNECO & DESIGN               Guatemala                         95006742               21SE1995
TENNECO & DESIGN               Guatemala                         95-06734               21SE1995
TENNECO & DESIGN               Guatemala                         95-06740               21SE1995
TENNECO & DESIGN               Guatemala                         95-07057               21SE1995
TENNECO & DESIGN               Hong Kong                         95 11905               22SE1995
TENNECO                        India                               681166               22SE1995
TENNECO                        India                               681167               22SE1995
TENNECO & DESIGN               India                               681161               22SE1995
TENNECO & DESIGN               India                               681163               22SE1995
TENNECO & DESIGN               India                               681164               22SE1995
TENNECO & DESIGN               India                               681165               22SE1995
TENNECO                        Indonesia                         D9517368               22SE1995
TENNECO & DESIGN               Indonesia                         D9517363               22SE1995
TENNECO & DESIGN               Indonesia                         D9517373               22SE1995
TENNECO                        Ireland                             176716               21SE1995
TENNECO                        Ireland                             176717               21SE1995
TENNECO & DESIGN               Ireland                             176711               21SE1995
TENNECO & DESIGN               Ireland                             176714               21SE1995
TENNECO                        Jamaica                             21/326               22SE1995
TENNECO                        Jamaica                              6/319               22SE1995
TENNECO & DESIGN               Jamaica                             12/714               22SE1995
TENNECO & DESIGN               Jamaica                             21/327               22SE1995
TENNECO                        Japan                           98125/1995               22SE1995
TENNECO                        Japan                           98126/1995               22SE1995
TENNECO                        Japan                           98127/1995               22SE1995
TENNECO                        Japan                           98128/1995               22SE1995
TENNECO                        Japan                           98130/1995               22SE1995
TENNECO & DESIGN               Japan                           98145/1995               22SE1995

TRADEMARK                      COUNTRY                    APPLICATION NO.       APPLICATION DATE
TENNECO & DESIGN               Japan                           98146/1995               22SE1995
TENNECO & DESIGN               Japan                           98147/1995               22SE1995
TENNECO & DESIGN               Japan                           98148/1995               22SE1995
TENNECO & DESIGN               Japan                           98150/1995               22SE1995
TENNECO & DESIGN               Japan                           98155/1995               22SE1995
(IN KATAKANA)
TENNECO & DESIGN               Japan                           98156/1995               22SE1995
(IN KATAKANA)
TENNECO & DESIGN               Japan                           98157/1995               22SE1995
(IN KATAKANA)
TENNECO & DESIGN               Japan                           98158/1995               22SE1995
(IN KATAKANA)
TENNECO & DESIGN               Japan                           98160/1995               22SE1995
(IN KATAKANA)
TENNECO (IN                    Japan                           98131/1995               22SE1995
KATAKANA)
TENNECO (IN                    Japan                           98135/1995               22SE1995
KATAKANA)
TENNECO (IN                    Japan                           98136/1995               22SE1995
KATAKANA)
TENNECO (IN                    Japan                           98138/1995               22SE1995
KATAKANA)
TENNECO (IN                    Japan                           98140/1995               22SE1995
KATAKANA)
TENNECO & DESIGN               Kazakstan                             7853               22SE1995
TENNECO                        Kenya                             SMA/0511               22SE1995
TENNECO                        Kuwait                               31866               20SE1995
TENNECO                        Kuwait                               31868               20SE1995
TENNECO                        Kuwait                               31869               20SE1995
TENNECO                        Kuwait                               31870               20SE1995
TENNECO                        Kuwait                               31871               20SE1995
TENNECO                        Kuwait                               31872               20SE1995
TENNECO                        Kuwait                               31873               20SE1995
TENNECO & DESIGN               Kuwait                               31874               20SE1995
TENNECO & DESIGN               Kuwait                               31875               20SE1995
TENNECO & DESIGN               Kuwait                               31877               20SE1995
TENNECO & DESIGN               Kuwait                               31878               20SE1995
TENNECO & DESIGN               Kuwait                               31879               20SE1995
TENNECO & DESIGN               Kuwait                               31880               20SE1995
TENNECO & DESIGN               Kuwait                               31881               20SE1995
TENNECO & DESIGN               Kuwait                               31882               20SE1995
TENNECO & DESIGN               Kuwait                               31883               20SE1995
TENNECO & DESIGN               Kyrgyzstan                        951248.3               22SE1995
TENNECO & DESIGN               Lebanon                              31882               22SE1995
TENNECO & DESIGN               Lebanon                              31883               22SE1995
TENNECO                        Lesotho                      LS/M/95/00734               22SE1995

TRADEMARK                      COUNTRY                    APPLICATION NO.       APPLICATION DATE
TENNECO & DESIGN               Lesotho                      LS/M/95/00728               22SE1995
TENNECO                        Malaysia                          95/09995               23SE1995
TENNECO                        Malaysia                          95/10001               23SE1995
TENNECO & DESIGN               Malaysia                          95/09994               23SE1995
TENNECO & DESIGN               Malaysia                          95/09998               23SE1995
TENNECO                        Mexico                              191448               21FE1994
TENNECO                        Mexico                              243772               22SE1995
TENNECO                        Mexico                              243773               22SE1995
TENNECO                        Mexico                              243774               22SE1995
TENNECO                        Mexico                              243775               22SE1995
TENNECO                        Mexico                              243776               22SE1995
TENNECO                        Mexico                              243777               22SE1995
TENNECO                        Mexico                              243778               22SE1995
TENNECO                        Mexico                              243779               22SE1995
TENNECO & DESIGN               Mexico                              243758               22SE1995
TENNECO & DESIGN               Mexico                              243759               22SE1995
TENNECO & DESIGN               Mexico                              243760               22SE1995
TENNECO & DESIGN               Mexico                              243761               22SE1995
TENNECO & DESIGN               Mexico                              243762               22SE1995
TENNECO & DESIGN               Mexico                              243766               22SE1995
TENNECO & DESIGN               Mexico                              243767               22SE1995
TENNECO & DESIGN               Mexico                              243769               22SE1995
TENNECO & DESIGN               Mexico                              243770               22SE1995
TENNECO                        Morocco                              57529               22SE1995
TENNECO & DESIGN               Morocco                              57528               22SE1995
TENNECO & DESIGN               Nigeria                           TP.25076               22SE1995
TENNECO & DESIGN               Nigeria                           TP.25078               22SE1995
TENNECO & DESIGN               Nigeria                           TP.25080               22SE1995
TENNECO & DESIGN               Nigeria                           TP.25082               22SE1995
TENNECO & DESIGN               Nigeria                         43406/83/4               08MR1983
TENNECO & DESIGN               Nigeria                         43407/83/4               08MR1983
TENNECO                        Oman                                 12237               20SE1995
TENNECO                        Oman                                 12238               20SE1995
TENNECO                        Oman                                 12239               20SE1995
TENNECO                        Oman                                 12240               20SE1995
TENNECO                        Oman                                 12241               20SE1995
TENNECO                        Oman                                 12242               20SE1995
TENNECO                        Oman                                  5762               09JL1991
TENNECO                        Oman                                  5763               09JL1991
TENNECO                        Oman                                  5764               09JL1991
TENNECO                        Oman                                  5765               09JL1991
TENNECO                        Oman                                  5768               09JL1991
TENNECO                        Oman                                  5769               09JL1991
TENNECO & DESIGN               Oman                                 12243               20SE1995
TENNECO & DESIGN               Oman                                 12244               20SE1995

TRADEMARK                      COUNTRY                    APPLICATION NO.       APPLICATION DATE
TENNECO & DESIGN               Oman                                 12246               20SE1995
TENNECO & DESIGN               Oman                                 12247               20SE1995
TENNECO & DESIGN               Oman                                 12248               20SE1995
TENNECO & DESIGN               Oman                                 12249               20SE1995
TENNECO & DESIGN               Oman                                 12250               20SE1995
TENNECO & DESIGN               Oman                                 12251               20SE1995
TENNECO & DESIGN               Oman                                 12252               20SE1995
TENNECO & DESIGN               Oman                                  5770               09JL1991
TENNECO & DESIGN               Oman                                  5771               09JL1991
TENNECO & DESIGN               Oman                                  5772               09JL1991
TENNECO & DESIGN               Oman                                  5773               09JL1991
TENNECO & DESIGN               Oman                                  5774               09JL1991
TENNECO & DESIGN               Oman                                  5775               09JL1991
TENNECO & DESIGN               Oman                                  5776               09JL1991
TENNECO & DESIGN               Oman                                  5777               09JL1991
TENNECO                        Pakistan                            132008               21SE1995
TENNECO & DESIGN               Pakistan                            132009               21SE1995
TENNECO & DESIGN               Pakistan                            132329               21SE1995
TENNECO & DESIGN               Pakistan                            132331               21SE1995
TENNECO                        Panama                               78102               02NO1995
TENNECO                        Paraguay                            019588               22SE1995
TENNECO                        Paraguay                            019589               22SE1995
TENNECO                        Paraguay                            019590               02SE1995
TENNECO                        Paraguay                            019591               02SE1995
TENNECO                        Paraguay                            019593               02SE1995
TENNECO                        Paraguay                            019594               02SE1995
TENNECO                        Paraguay                            019595               02SE1995
TENNECO & DESIGN               Paraguay                            019578               22SE1995
TENNECO & DESIGN               Paraguay                            019579               22SE1995
TENNECO & DESIGN               Paraguay                            019580               22SE1995
TENNECO & DESIGN               Paraguay                            019582               22SE1995
TENNECO & DESIGN               Paraguay                            019583               22SE1995
TENNECO & DESIGN               Paraguay                            019585               22SE1995
TENNECO & DESIGN               Paraguay                            019586               22SE1995
TENNECO & DESIGN               Paraguay                            019587               22SE1995
TENNECO                        Philippines                         102915               22SE1995
TENNECO                        Philippines                         102916               22SE1995
TENNECO                        Philippines                         102918               22SE1995
TENNECO                        Philippines                         106614               12MR1996
TENNECO                        Philippines                         106615               12MR1996
TENNECO                        Philippines                         106616               12MR1996
TENNECO                        Philippines                         106617               12MR1996
TENNECO & DESIGN               Philippines                         105059               04JA1996
TENNECO & DESIGN               Philippines                         105060               04JA1996
TENNECO & DESIGN               Philippines                         105062               04JA1996

TRADEMARK                      COUNTRY                    APPLICATION NO.       APPLICATION DATE
TENNECO & DESIGN               Philippines                         105063               04JA1996
TENNECO & DESIGN               Philippines                         105064               04JA1996
TENNECO & DESIGN               Philippines                         105065               04JA1996
TENNECO & DESIGN               Philippines                         105066               04JA1996
TENNECO & DESIGN               Philippines                         105067               04JA1996
TENNECO & DESIGN               Philippines                         105068               04JA1996
TENNECO                        Poland                            Z-151610               22SE1995
TENNECO & DESIGN               Poland                            Z-151609               22SE1995
TENNECO                        Qatar                                13915               20SE1995
TENNECO                        Qatar                                13916               20SE1995
TENNECO                        Qatar                                13917               20SE1995
TENNECO                        Qatar                                13918               20SE1995
TENNECO                        Qatar                                13919               20SE1995
TENNECO                        Qatar                                13920               20SE1995
TENNECO                        Qatar                                13921               20SE1995
TENNECO                        Qatar                                13922               20SE1995
TENNECO                        Qatar                                13923               20SE1995
TENNECO                        Qatar                                 7862               15FE1990
TENNECO & DESIGN               Qatar                                13924               20SE1995
TENNECO & DESIGN               Qatar                                13925               20SE1995
TENNECO & DESIGN               Qatar                                13927               20SE1995
TENNECO & DESIGN               Qatar                                13928               20SE1995
TENNECO & DESIGN               Qatar                                13929               20SE1995
TENNECO & DESIGN               Qatar                                13930               20SE1995
TENNECO & DESIGN               Qatar                                13931               20SE1995
TENNECO & DESIGN               Qatar                                13932               20SE1995
TENNECO & DESIGN               Qatar                                13933               20SE1995
TENNECO                        Sabah                              UNKNOWN               28FE1983
TENNECO & DESIGN               Sabah                             S/031594               28FE1983
TENNECO & DESIGN               Saudi Arabia                         30990               20SE1995
TENNECO & DESIGN               Saudi Arabia                         30991               20SE1995
TENNECO & DESIGN               Saudi Arabia                         30992               20SE1995
TENNECO & DESIGN               Saudi Arabia                         30993               20SE1995
TENNECO & DESIGN               Saudi Arabia                         30994               20SE1995
TENNECO & DESIGN               Saudi Arabia                         30996               20SE1995
TENNECO & DESIGN               Saudi Arabia                         30997               20SE1995
TENNECO & DESIGN               Saudi Arabia                         30998               20SE1995
TENNECO & DESIGN               Saudi Arabia                         30999               20SE1995
TENNECO & DESIGN               Saudi Arabia                      99133414               22SE1995
TENNECO                        Singapore                          9064/95               22SE1995
TENNECO                        Singapore                          9066/95               22SE1995
TENNECO & DESIGN               Singapore                          9059/95               22SE1995
TENNECO & DESIGN               Singapore                          9063/95               22SE1995
TENNECO & DESIGN               Singapore                          9065/95               22SE1995
TENNECO                        Sri Lanka                            75822               22SE1995

TRADEMARK                      COUNTRY                    APPLICATION NO.       APPLICATION DATE
TENNECO                        Sri Lanka                            75823               22SE1995
TENNECO                        Sri Lanka                            75824               22SE1995
TENNECO                        Sri Lanka                            75825               22SE1995
TENNECO                        Sri Lanka                            75826               22SE1995
TENNECO                        Sri Lanka                            75828               22SE1995
TENNECO                        Sri Lanka                            75829               22SE1995
TENNECO                        Sri Lanka                            75830               22SE1995
TENNECO & DESIGN               Sri Lanka                            75815               22SE1995
TENNECO & DESIGN               Sri Lanka                            75819               22SE1995
TENNECO & DESIGN               Sri Lanka                            75820               22SE1995
TENNECO                        Surinam                             14.568               22SE1995
TENNECO                        Surinam                             14.569               22SE1995
TENNECO                        Surinam                             14.570               22SE1995
TENNECO                        Surinam                             14.571               22SE1995
TENNECO                        Surinam                             14.572               22SE1995
TENNECO                        Surinam                             14.573               22SE1995
TENNECO                        Surinam                             14.574               22SE1995
TENNECO                        Surinam                             14.575               22SE1995
TENNECO                        Surinam                             14.576               22SE1995
TENNECO                        Surinam                             14.577               22SE1995
TENNECO & DESIGN               Surinam                             14.578               22SE1995
TENNECO & DESIGN               Surinam                             14.579               22SE1995
TENNECO & DESIGN               Surinam                             14.580               22SE1995
TENNECO & DESIGN               Surinam                             14.581               22SE1995
TENNECO & DESIGN               Surinam                             14.582               22SE1995
TENNECO & DESIGN               Surinam                             14.583               22SE1995
TENNECO & DESIGN               Surinam                             14.584               22SE1995
TENNECO & DESIGN               Surinam                             14.585               22SE1995
TENNECO & DESIGN               Surinam                             14.586               22SE1995
TENNECO & DESIGN               Surinam                             14.587               22SE1995
TENNECO                        Taiwan                           84-047850               21SE1995
TENNECO                        Taiwan                           84-052191               19OC1995
TENNECO                        Taiwan                           84-052193               19OC1995
TENNECO & DESIGN               Taiwan                          (84) 19033               24AP1995
TENNECO & DESIGN               Taiwan                           84-047861               21SE1995
TENNECO & DESIGN               Taiwan                           84-053227               24OC1995
(IN CHINESE)
TENNECO (IN                    Taiwan                           84-047855               21SE1995
CHINESE)
TENNECO & DESIGN               Transkei                              1077               14MR1991
TENNECO & DESIGN               Transkei                           91/1076               14MR1991
TENNECO                        Turkey                            10401/95               21SE1995
TENNECO                        Turkey                            10402/95               21SE1995
TENNECO & DESIGN               Turkey                            10404/95               21SE1995
TENNECO & DESIGN               Turkey                           95/010403               21SE1995
TENNECO                        Turkmenistan                        3(880)               22SE1995

TRADEMARK                      COUNTRY                    APPLICATION NO.       APPLICATION DATE
TENNECO & DESIGN               Turkmenistan                        3(879)               22SE1995
TENNECO                        Ukraine                         95092786/T               22SE1995
TENNECO                        Ukraine                         95113204/T               16NO1995
TENNECO                        United Arab Emirates                 12796               20SE1995
TENNECO                        United Arab Emirates                 12797               20SE1995
TENNECO                        United Arab Emirates                 12799               20SE1995
TENNECO                        United Arab Emirates                 12800               20SE1995
TENNECO                        United Arab Emirates                 12801               20SE1995
TENNECO                        United Arab Emirates                 12802               20SE1995
TENNECO                        United Arab Emirates                 12803               20SE1995
TENNECO                        United Arab Emirates                 12804               20SE1995
TENNECO                        United Arab Emirates                 12805               20SE1995
TENNECO & DESIGN               United Arab Emirates                 12806               20SE1995
TENNECO & DESIGN               United Arab Emirates                 12807               20SE1995
TENNECO & DESIGN               United Arab Emirates                 12809               20SE1995
TENNECO & DESIGN               United Arab Emirates                 12810               20SE1995
TENNECO & DESIGN               United Arab Emirates                 12811               20SE1995
TENNECO & DESIGN               United Arab Emirates                 12812               20SE1995
TENNECO & DESIGN               United Arab Emirates                 12813               20SE1995
TENNECO & DESIGN               United Arab Emirates                 12814               20SE1995
TENNECO & DESIGN               United Arab Emirates                 12815               20SE1995
TENNECO                        Uruguay                             281249               22SE1995
TENNECO & DESIGN               Uruguay                             281341               22SE1995
TENNECO & DESIGN               Venda                              91/0160               11MR1991
TENNECO & DESIGN               Venda                              91/0161               11MR1991
TENNECO                        Venezuela                        14.792-95               22SE1995
TENNECO                        Venezuela                        14.793-95               22SE1995
TENNECO                        Venezuela                        14.794-95               22SE1995
TENNECO                        Venezuela                        14.795-95               22SE1995
TENNECO                        Venezuela                        14.796-95               22SE1995
TENNECO                        Venezuela                        14.797-95               22SE1995
TENNECO                        Venezuela                        14.798-95               22SE1995
TENNECO                        Venezuela                        17.309-95               01NO1995
TENNECO                        Venezuela                        17.310-95               01NO1995
TENNECO & DESIGN               Venezuela                        14.799-95               22SE1995
TENNECO & DESIGN               Venezuela                        14.800-95               22SE1995
TENNECO & DESIGN               Venezuela                        14.802-95               22SE1995
TENNECO & DESIGN               Venezuela                        14.803-95               22SE1995
TENNECO & DESIGN               Venezuela                        14.804-95               22SE1995
TENNECO & DESIGN               Venezuela                        14.805-95               22SE1995
TENNECO & DESIGN               Venezuela                        14.806-95               22SE1995
TENNECO & DESIGN               Venezuela                        14.807-95               22SE1995
TENNECO & DESIGN               Venezuela                        14.808-95               22SE1995